As filed with the Securities and Exchange Commission on May 2, 2025

File No. 000-56728

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

LAGO Evergreen Credit

(Exact name of registrant as specified in charter)

Delaware	33-1867642
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 3540 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

773-417-5246

(Registrant’s telephone number, including area code)

with copies to:

Stephani M. Hildebrandt, Esq.

Dwaune L. Dupree, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, NW

Washington, DC 20001

(202) 383-0100

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares of Beneficial Interest, par value $0.01 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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EXPLANATORY NOTE

LAGO Evergreen Credit is filing this registration statement on Form 10 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in connection with its election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

●	“Company”, “we”, “us” and “our” refer to LAGO Evergreen Credit, after the consummation of the Formation Transaction and LAGO Evergreen Credit, LLC prior to the consummation of the Formation Transaction;

●	“Legacy Fund” refers to LAGO Evergreen Credit, LLC, a Delaware limited liability company and its two members, LAGO Evergreen Credit-QP, LP, a Delaware limited partnership, and LAGO Evergreen Credit-AI, LP, a Delaware limited partnership (together, the “Legacy Fund Members”);

●	“Legacy Investors” refers to the limited partners of the Legacy Fund Members that received Shares (as defined below) in connection with the Formation Transaction;

●	“Investment Adviser” or “LAGO” refers to LAGO Asset Management, LLC, a Delaware limited liability company and a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

●	“Administrator” refers to BIP Capital, LLC, a Delaware limited liability company;

●	“Shares” refers to the Company’s common shares of beneficial interest, par value $0.01 per share; and

●	“Shareholders” refers to holders of the Shares

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Company intends to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

Upon the effective date of this Registration Statement, the Company will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act, which will require the Company to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Upon the effectiveness of this Registration Statement, the Company will also be subject to the proxy rules in Section 14 of the Exchange Act, and the Company and the Company’s trustees, officers, and principal Shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. The Company will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The SEC maintains a website (http://www.sec.gov) that contains these reports.

The Company has filed an election to be regulated as a BDC under the 1940 Act and be subject to the 1940 Act requirements applicable to BDCs. Upon filing such election, we became subject to the 1940 Act requirements applicable to BDCs. In addition, the Company intends to elect to be treated, and expects to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Investing in our Shares may be considered speculative and involves a high degree of risk, including the following:·

●	The Company's common stock is not currently listed on an exchange, and it is uncertain whether a secondary market will develop.

●	Repurchases of common stock by the Company, if any, are expected to be very limited.

●	The Company intends to invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

●	The privately held companies and below-investment-grade securities in which the Company will invest will be difficult to value and are illiquid.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial known and unknown risks, uncertainties, and other factors. Undue reliance should not be placed on such statements. These forward-looking statements are not historical facts but, rather, are based on current expectations, estimates, and projections about the Company, current and prospective portfolio investments, industry beliefs, and the Company’s assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

●	changes in political, economic or industry conditions;

●	the interest rate environment or conditions affecting the financial and capital markets;

●	the ability of the Investment Adviser to locate suitable investments for the Company and to monitor and administer the Company’s investments;

●	the ability of the Investment Adviser and its affiliates to attract and retain highly talented professionals;

●	risk associated with possible disruptions in the Company’s operations or the economy generally;

●	the timing of cash flows, if any, from the operations of the companies in which the Company invests;

●	the ability of the companies in which the Company invests to achieve their objectives;

●	the dependence of the Company’s future success on the general economy and its effect on the industries in which the Company invests;

●	the use of borrowed money to finance a portion of the Company’s investments;

●	the adequacy, availability, and pricing of the Company’s financing sources and working capital;

●	actual or potential conflicts of interest with the Investment Adviser and its affiliates;

●	contractual arrangements and relationships with third parties;

●	potential economic downturns, interest rate volatility, loss of key personnel, and the illiquid nature of investments;

●	the disruption of global shipping activities;

●	the impact of geo-political conditions, including those arising out of the Russia-Ukraine war and the Israel-Hamas war, and the potential for volatility in energy prices and other commodities and their impact on the industries in which we invest; and

●	other risks, uncertainties, and other factors identified under “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

Although the Company believes that the assumptions on which these forward-looking statements are based are reasonable, any of the assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties, nor can the Company assess the impact of all factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation that the Company’s plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Moreover, the Company assumes no duty and does not undertake to update the forward-looking statements. The forward-looking statements and projections contained in this Registration Statement are excluded from the safe harbor protection provided by Section 21E of the Exchange Act.

SUMMARY OF RISK FACTORS

The following is a summary of principal risks that you should carefully consider before investing in our securities.

●	We have limited operating history and the Investment Adviser has no experience managing a BDC.

●	Our board of trustees may change our operating policies and strategies without prior notice or shareholder approval, the effects of which may be adverse to our results of operations and financial condition.

●	Any investments that we may make could be considered speculative in nature and highly risky.

●	The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect the debt and equity capital markets, which may have a negative impact on our business and operations.

●	We are dependent upon certain key systems, personnel and strong referral relationships of the Investment Adviser.

●	We cannot guarantee to replicate historical results achieved by the Investment Adviser.

●	Our ability to achieve our investment objective will depend on our ability to manage our business and to grow our investments and earnings.

●	There are significant potential conflicts of interest that could impact our investment returns.

●	Most of our portfolio investments will not be publicly traded and, as a result, the fair value of these investments may not be readily determinable.

●	Our ability to enter into transactions with our affiliates is restricted.

●	We operate in a highly competitive market for investment opportunities.

●	The requirement that we invest a sufficient portion of our assets in qualifying assets could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in qualifying assets could result in our failure to maintain our status as a BDC.

●	We are exposed to risks associated with changes in interest rates, including the current interest rate environment.

●	We may experience fluctuations in our operating results.

●	Changes in laws or regulations governing our operations or the operations of our portfolio companies, changes in the interpretation thereof or enacted laws or regulations could require changes to certain business practices of us or such portfolio companies, negatively impact the operations, cash flows or financial condition of us or such portfolio companies, impose additional costs on us or such portfolio companies or otherwise adversely affect our business or the business of such portfolio companies.

●	We are highly dependent on the information systems of the Investment Adviser and operational risks including systems failures could significantly disrupt our business, result in losses or limit our growth, which may, in turn, negatively affect our operating results and our ability to pay distributions.

●	Investing in our Shares may involve a high degree of risk.

●	The net asset value of our Shares may fluctuate.

●	There is currently no public market for our Shares, and the liquidity of your investment is limited.

●	We may be subject to risks associated with our investments in debt or equity ranking equal or senior to the Company’s investment.

●	We may be exposed to losses resulting from default and foreclosure.

●	We may be subject to risks associated with general risks of investing in mezzanine debt and other junior securities.

●	Our Shares have limited liquidity.

●	Our shareholders may experience dilution.

●	There can be no guarantee of returns.

●	Although the Company intends to qualify as a RIC, no assurance can be given that the Company will be able to maintain RIC status.

●	Economic recessions or downturns could impair our portfolio companies and harm our operating results.

●	We could be the target of litigation or regulatory investigations.

●	Cybersecurity failures and data security incidents could adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential, personal or other sensitive information and/or damage to our business relationships or reputation, any of which could negatively impact our business, financial condition and operating results.

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ITEM 1.	BUSINESS

The Company

The Company, a Delaware statutory trust formed on October 30, 2024, is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a BDC under 1940 Act. The Company also intends to elect to be treated, for U.S. federal income tax purposes, and intends to qualify annually thereafter, as a RIC under the Code. As a BDC and a RIC, the Company is required to comply with certain regulatory requirements. For example, as a BDC, at least 70% of the Company’s assets must be assets of the type listed in Section 55(a) of the 1940 Act.

The Company was formed to serve as a direct lender to primarily U.S.-based lower middle market companies that the Company believes have the potential to expand their respective enterprise value through organic growth, acquisitions, market expansion, new product innovation, and/or achieving operational efficiencies, among other potential growth stimulants. The Company defines “lower middle market” as the segment of the economy comprised of those companies with annual revenues of between $10 million and $250 million. The Company considers a company to be U.S.-based if it is organized under the laws of, and has its principal place of business in, the United States. The Company’s borrowers typically use capital to support such growth initiatives including, but not limited to, working capital needs, product or market expansion initiatives, acquisitions, refinancings and recapitalizations. The Company’s aim is to invest primarily in floating rate senior secured term loans used to finance the continued growth and expansion of predominantly U.S.-based companies that are likely to be sponsored by venture capital, private equity or family office firms.

The Company’s investment objective is to maximize the total return generated from its portfolio, which the Company expects to include current income from its debt investments as well as capital appreciation from equity and equity-related securities such as warrants. While not a fundamental policy of the Company, the Company expects that no more than 5 to 10% of its invested capital, on a cost basis, will be invested in non-income generating equity investments. The Company’s focus will be primarily on floating rate senior secured term loan investments and, to a lesser extent, other types of junior loans and equity-related securities, such as convertible notes, warrants, and preferred or common stock. The Company’s secured loans are collateralized with security interests in the assets of the borrowers, which the Company expects will typically take the form of first-priority liens on some or all of the assets of the borrower. To the extent that another lender to the portfolio company retains the first-priority lien on some or all of the assets of the borrower, such as when another lender provides a revolving credit facility, the Company may structure its loan as a second-priority lien on any such encumbered assets and seek the opportunity to structure a first-lien on any unencumbered assets, such as intellectual property. The Company’s position as a secured lender and, in particular in the case where the Company is the sole, first lien lender, enables it to exert influence over the borrower with respect to access to management, monitoring performance, and increasing the likelihood of positive outcomes in the event that the borrower underperforms or becomes distressed. In connection with our lending activities, the Company expects to often receive “equity kickers” in the form of warrants and rights-to-invest equity in its borrowers, which have the potential to enhance returns above that typically generated from portfolios consisting solely of credit positions. The Company expects a majority of its warrants to be structured with a “cashless exercise” feature which does not require additional capital investment to benefit from any upside appreciation. In addition, while the Company does not intend to invest in covenant-lite loans as part of its principal investment strategy, it is possible that such loans may comprise a portion of the Company’s portfolio. Under normal circumstances, the Company expects to invest at least 80% of its net assets in “credit”, which the Company defines as debt investments made in exchange for regular interest payments. Shareholders will be provided with 60 days’ notice in the manner prescribed by the SEC in the event of any change to the Company’s investment policy.

The Company generally intends to make quarterly distributions and to distribute, out of assets legally available for distribution, substantially all of its available earnings, on an annual basis, as determined by the board of trustees (the “Board of Trustees” or the “Board” and its members “Trustees”) in its sole discretion.

Under the 1940 Act, BDCs are only allowed to borrow amounts such that their asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowing, if certain requirements are met. The Company’s target leverage ratio is 0.75–1.25x debt to equity.

The Company may borrow money when the terms and conditions available are favorable to do so and are aligned with its investment strategy and portfolio composition. The use of borrowed funds or the proceeds from issuing its preferred shares to make investments would have its own specific benefits and risks, and all of the costs of borrowing funds or issuing preferred shares would be borne by holders of the Shares.

The Company intends to elect to be treated for tax purposes as a RIC under the Code. To qualify as a RIC, the Company must, among other things, meet certain distribution, source-of-income and asset diversification requirements. As a RIC, the Company generally will not be subject to U.S. federal income tax on any income it timely distributes to its Shareholders as dividends.

The Investment Adviser

The Company’s investment activities are managed by the Investment Adviser, which is a Delaware limited liability company formed in 2019. The Investment Adviser is led by its two co-founders, Tim A. Gottfried and Heather L. La Freniere, both of whom possess over 25 years of financing experience and are supported by a dedicated team of investment professionals who collectively represent significant transaction experience obtained at a variety of private credit and equity funds, technology-focused banks, and leading money center banks. As a result of the collective longevity investing capital among its investment team, the Investment Adviser has developed an expansive network of venture capital, private equity, and other private credit funds and relevant service provider contacts within the lower middle market ecosystem, which the Investment Adviser believes will serve as a primary source of investment opportunities. Furthermore, the Company believes that the quantity and diversity of transaction experience developed over multiple cycles provides the Investment Adviser with a heightened ability to dynamically identify, value, and price attractive investment opportunities afforded by prevailing market conditions; perform detailed, relevant due diligence across industries; and recognize and mitigate idiosyncratic risk through creative transaction structuring.

The Company has entered into an investment advisory agreement (the “Investment Advisory Agreement”), pursuant to which, the Investment Adviser will be responsible for all aspects of the Company’s investment activities, including deal origination, credit underwriting, due diligence, investment structuring, transaction execution, and portfolio monitoring and management. For such services, the Company will pay the Investment Adviser a base management fee and an incentive fee for its services. See “Investment Advisory Agreement” for a discussion of the base management fee and incentive fee, including the income and capital gains incentive fees to be payable by the Company to the Investment Adviser. The Company’s base management fee is based on its average adjusted gross assets (including assets acquired with leverage but adjusted to exclude cash and cash equivalents), and, therefore, the Investment Adviser benefits when the Company incurs debt or uses leverage. For purposes of the Investment Advisory Agreement, cash equivalents means U.S. government securities.

Expense Support and Conditional Reimbursement Agreement

The Company has entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Investment Adviser. The Expense Support Agreement provides that, at such times as the Investment Adviser determines, the Investment Adviser may pay certain expenses of the Company, provided that no portion of the payment will be used to pay any interest expense of the Company (each, an “Expense Payment”). Such Expense Payment will be made in any combination of cash or other immediately available funds no later than forty-five days after a written commitment from the Investment Adviser to pay such expense, and/or by an offset against amounts due from the Company to the Investment Adviser or its affiliates related to expenses that are reimbursable by the Company pursuant to the Investment Advisory Agreement. Any payments required to be made by the Company pursuant to the Expense Support Agreement is referred to as a “Reimbursement Payment.”

The reimbursement of any Expense Payments by the Company shall be based on capital raised, and will be payable at four separate milestones, subject to certain conditions. Once $100 million of capital is raised by external subscribers, the Company shall be required to reimburse the Investment Adviser in an amount equal to the lesser of $100,000 or the total remaining outstanding amount of the Expense Payment. Once $125 million of capital is raised by external subscribers, the Company shall be required to reimburse the Investment Adviser in an amount equal to the lesser of $100,000 or the total remaining outstanding amount of the Expense Payment. Once $150 million of capital is raised by external subscribers, the Company shall be required to reimburse the Investment Adviser in an amount equal to the lesser of $150,000 or the total remaining outstanding amount of the Expense Payment. Once $175 million of capital is raised by external subscribers, the Company shall be required to reimburse the Investment Adviser in an amount equal to the lesser of $150,000 or the total remaining outstanding amount of the Expense Payment. Notwithstanding the foregoing, in no event shall the aggregate amount to be reimbursed to the Investment Adviser exceed $500,000. Any Expense Payment in excess of $500,000 will be borne by the Investment Adviser. The Investment Adviser may waive its right, in its sole discretion, to receive the Reimbursement Payment in any calendar month in which such Reimbursement Payment obligation is accrued.

Formation Transaction

On March 3, 2025, immediately prior to the Company’s election to be regulated as a BDC, the Company acquired the assets, including the investment portfolio of the Legacy Fund (the “Legacy Portfolio”), through the merger of the Legacy Fund with and into the Company, with the Company continuing as the surviving entity in the merger (the “Formation Transaction”). As a result of the Formation Transaction, the equity interests of the Legacy Fund held by the Legacy Fund Members were converted into merger consideration consisting of 2,722,630.716 Shares in the aggregate. Immediately thereafter, such Shares were distributed to the Legacy Investors as part of the dissolution and liquidation of the Legacy Fund Members (the “Legacy Investors”). The number of Shares issued in the Formation Transaction was based on a per-share value of $25.00 and a valuation of the Legacy Fund as of December 31, 2024, as adjusted for assets that were disposed of by the Legacy Fund, as well as earnings, capital contributions and distributions paid to the Legacy Investors and material events affecting the portfolio companies of the Legacy Fund subsequent to December 31, 2024 and through the closing date of the Formation Transaction.

As of December 31, 2024, the Legacy Portfolio had $31.7 million (at fair value) invested in seven portfolio companies consisting of approximately 87.7% of first lien debt 4.6% of second lien debt and 7.7% of warrants at fair value.

Legacy Portfolio

The following table summarizes the Legacy Portfolio’s mix of investments by type based on fair value as of December 31, 2024:

	Fair Value	% of Total Investments at Fair Value
First lien senior secured term loans	$27,828,744	87.7%
Second lien senior secured term loan	1,452,948	4.6%
Warrants	2,454,207	7.7%
Total	$31,735,899	100.0%

The following table summarizes the Legacy Portfolio’s mix of investments by industry based on fair value as of December 31, 2024:

	Fair Value	% of Total Investments at Fair Value
Education	$5,885,574	18.5%
Health & Wellness	12,477,096	39.3%
Technology – Aerospace	4,954,702	15.6%
Technology – Business	4,431,044	14.0%
Technology – Consumer	3,987,483	12.6%
Total	$31,735,899	100.0%

Market Opportunity

The Company was formed to serve as a direct lender of predominantly senior secured term loans to U.S.-based lower middle market growth companies that have the potential for sustained growth, typically through the offering of innovative products, services or technologies, or by creating technology-enabled business models aimed at enhancing efficiency, customer experience, and/or speed to market. The Company defines the lower middle market as companies generating annual revenue between $10 million and $250 million, although the Company may occasionally invest in smaller or larger companies. Several factors underpin the Company’s belief that providing credit to the lower middle market is an attractive area to focus its investment efforts:

Large Target Market. The Company believes that the lower middle market is vast, and the pace of innovation is accelerating as technology, online commerce platforms, and social media allow lower middle market companies to quickly identify new opportunities in the market and rapidly scale with increased efficiency amid an unprecedentedly low amount of friction between producers and their prospective customers. The Company believes that virtually every corner of the economy is undergoing substantial disruption, with notable rapid changes occurring in markets such as information technology, media, consumer products / eCommerce, health and wellness, climate change remediation, and transportation, among others. In addition, entirely new markets are being created around areas such as artificial intelligence, robotics, and virtual/augmented reality. According to market research company Gartner, global technology spend was approximately $3.7 trillion in 2019 and is expected to grow to almost $5.6 trillion by 20251. The Company believes that this rapid growth in demand for innovative products and services is being met in large part by emerging lower middle market companies and represents significant and virtually unlimited demand for capital in this market segment that should produce significant investment opportunities for the Company.

[1]	Gartner, Inc. Press Releases, May 13, 2020 and January 21, 2025.

Significant Demand for Debt Capital. Within the lower middle market, the Company will target companies with revenues typically between $10 million and $250 million with an attractive growth profile. For companies of this size, the Company believes a primary method for financing this growth is through equity raises, as traditional bank financing is more difficult to obtain. Nevertheless, the Company believes that securing growth capital in the form of debt would represent an attractive solution for such companies, as equity funding is substantially more dilutive for founders and existing investors. Relative to equity, the Company believes that term loans provide a more attractive financing solution for prospective borrowers in its target markets, as they:

●	are typically less dilutive to the existing shareholders than financing growth through additional equity;

●	provide access to credit facilities tied to metrics consistent with a borrower’s business model, such as revenue growth, likely to produce higher liquidity than alternative asset-based revolving products;

●	extend the time period during which a portfolio company can operate before seeking additional equity capital or pursuing a sale transaction or other liquidity event, which, for high-growth companies, can create increased valuations;

●	represent impermanent capital without direct board representation, in contrast to equity capital; and

●	allow portfolio companies to better match cash sources with uses, such as using debt rather than equity to purchase temporal assets, such as inventory.

Limited Competition. The Company believes that most traditional larger U.S. financial institutions, such as banks, have limited interest in providing credit to the lower middle market as smaller loan sizes, more labor-intense due diligence processes, and increased monitoring requirements creates inefficiencies that lead these financial institutions to eschew the lower middle market in favor of large corporate clients.

Supply/Demand Imbalance Favors Capital Provider. Given the sheer number of lower middle market companies that exist and are being newly formed on an annual basis in the U.S. and the relatively few and fragmented capital providers focusing on such companies, we believe there exists an imbalance between the supply of, and demand for, capital in this market. This imbalance creates attractive pricing and structuring dynamics that generally provides more favorable terms to the lender, including increased pricing power, stronger covenant packages, better call protection, and increased frequency and quality of information rights and direct access to senior management. Further, the Company believes that historical default rates for lower middle market companies have been lower, and recovery rates have been higher, as compared to the broader leveraged finance market, leading to lower cumulative losses.

Company Strategy

The Company intends to make loans to lower middle market companies that typically demonstrate an attractive growth profile with revenues between $10 million and $250 million, although the Company may occasionally invest in larger or smaller companies. The Company intends to directly originate a majority of its investment opportunities through a broad network developed by the Investment Adviser. The Company believes the benefit of pursuing this strategy is that it will be able to generate higher current cash yields than what is achievable in other credit asset classes, while reducing risk through highly structured credit agreements. The Company will seek to generate a gross unlevered yield of between 8% - 15% on floating rate senior secured credit positions, which it expects to be enhanced by appreciation from warrants in growing companies. There is no guarantee that the Company will generate such yield and that the amount of distributions that the Company may pay, if any, is uncertain.

For companies in the Company’s target market, the Company believes a primary method for financing growth is through equity raises, as traditional bank financing is more difficult to obtain. The Company believes that securing growth capital in the form of debt would represent an attractive solution for such companies, as equity funding is substantially more dilutive for business owners. However, lower middle market companies may struggle to raise sufficient debt financing from traditional lenders to use debt capital as an alternative to equity capital. To capitalize on this supply-demand imbalance for credit, the Company offers what it believes to be an attractive solution to its target market by structuring senior secured loans based on the enterprise value, asset base, and/or cashflow of prospective borrowers. Fundamentally, the Company believes that the enterprise value of lower middle market growth companies can substantially exceed the book value of net assets, which provides an opportunity to offer credit products to prospective borrowers as an alternative to equity. The Company will seek to offer loans in amounts that represent a more conservative loan-to-value (“LTV”) (typically less than 50%), based on market value, relative to levels seen in larger market transactions, where LTVs can often be between 60% to 80% or more. The Investment Adviser believes that lending at a lower LTV provides a substantial “margin of safety,” which allows for companies to better withstand downturns in the economic cycle and provides for higher rates of recovery on defaulted loans. The Adviser believes that relative to other credit investment opportunities, lower middle market lending has demonstrated lower default rates and higher recovery rates compared to the larger corporate lending markets in the recent past. The Investment Adviser believes that the reason for this is that the lower middle market can provide the opportunity for lenders to negotiate more “lender friendly” terms than those available to lenders of larger borrowers. These terms, such as minimum financial performance covenants, frequent monitoring of financial results, and springing cash dominion, can provide additional protections and tools for active position management to signal early signs of borrower distress and provide the lender with the ability to take early action, which can lead to higher recovery rates. While the Company does not have any specific maturity, duration or quality requirements, the typical characteristics of the Company’s lower middle market senior secured credit investments may include a portion or substantially all of the following:

●	floating interest rates and fees that are typically targeted to yield 8% to 15%, which the Company believes is markedly higher than traditional fixed income investments;

●	come with detachable warrants;

●	structured as a contractual obligation typically characterized by regularly scheduled cash coupon payments and principal payments;

●	maintain a position at the top of the capital structure with superior rights of repayment to any other junior debt or equity investment in the same company;

●	secured by assets;

●	contain financial covenants that allow creditors to proactively manage risk; and

●	often have equity capital invested in the capital structure providing a cushion against principal losses and representing significantly less leverage.

Additionally, the Company expects to frequently negotiate rights-to-invest in equity and equity-related securities issued by portfolio companies as part of its credit investments, as well as to be offered such investment opportunities in companies in which it does not have a lending relationship at such time. Such investments are designed to allow investors to capture additional upside from borrowers experiencing significant momentum or increase the likelihood of providing additional credit products to portfolio companies. To the extent that the Company decided to pursue such opportunities, the Company expects a significant portion of such equity investments to be made in private companies in which it also has a lending relationship. The Company expects that, in such circumstances, its relationship with the borrower will provide it with access to information or insight that it would not necessarily have if it were not the lender, and, accordingly, the Company anticipates that this information advantage will result in higher absolute equity returns. The Investment Adviser has been offered and has capitalized on these equity investment opportunities since its founding and expects to continue to receive contractual opportunities, without an obligation, to invest in many of the Company’s borrowers. The Company may make these equity investments, on an opportunistic basis, based on what the Company believes to be in the best interests of the Shareholders. To the extent the Company determines not to invest, in whole or in part, in any such opportunity, certain of the Company’s affiliated investment funds may use these rights-to-invest foregone by the Company to fulfill the equity investment opportunity.

Competitive Strengths

Well-developed Direct Originations Capabilities Based on Thematic Investing. Through the Investment Adviser, the Company has access to an extensive deal sourcing network of lower middle market ecosystem participants, including venture capital, and private equity firms, family offices, credit funds, corporations and founders. Additionally the Investment Adviser pursues a focused direct outreach program based on macrotrends that the Investment Adviser believes are shaping the human experience in the 21st century and where significant innovation will occur over the long term. Such themes include tech and tech-enabled services focused on sectors including, but not limited to, Artificial Intelligence, Enterprise SaaS (software technology with a distribution model where a third-party provider hosts applications and makes them available to enterprise customers over the internet), Modern Consumer Life (21st century needs and consumption behaviors), Health and Wellness, FinTech, SpaceTech, ClimateTech, and Virtual Reality / Augmented Reality. The Investment Adviser has generated over $9.6 billion in notional transaction opportunities since 2019.

Disciplined Investment and Underwriting Process. The Investment Adviser believes it has a consistent track record of maintaining a disciplined credit investment strategy that is steadfast in structuring investments consistent with its strategy, namely, senior secured credit transactions with premium pricing and robust covenant and yield protection packages. The Investment Adviser believes it has demonstrated its commitment to safety of principal and structuring and pricing discipline through its highly structured credit transactions that have included financial covenants at inception, even during “frothy” periods of market cycles characterized by competitors offering relaxed pricing and “cov-lite” (loose or no covenants) structures to win deals.

Cycle-tested Investment Team. The Investment Adviser’s senior investment team has significant experience structuring and executing a variety of capital transactions across multiple cycles. This experience includes both credit and equity investment transactions to companies at all stages of development and includes growth as well as distressed-focused investing through various market cycles, starting in the 1990s. The Investment Adviser believes this experience provides the Investment Adviser with insight into various scenarios of outcomes across near- and mid-term investment horizons, based on idiosyncratic and macro-economic opportunities and risks, which informs its ability to structure deals that take into account a variety of possible outcomes for a particular borrower and anticipate how the management, its sponsors, and prospective investors are likely to react. The Investment Adviser believes such anticipation is likely to result in the Investment Adviser extracting terms enabling a higher probability of increased returns and/or reduced risk for the Company.

Long-term Investment Horizon. As the Company is structured as an evergreen investment vehicle, it has the ability to take a longer investment horizon, which it believes will be attractive to its target market of growth companies. The Company believes that this will lead to an ability to pursue more investment opportunities, particularly in alignment with the emerging macrotrends thematic investing previously described, and an ability to maximize the returns on its investments as it will not be a “forced seller” of its positions, as it would have the potential to be if it were structured as a closed-end investment vehicle.

Opportunistic Growth Investing. The Investment Adviser believes that, in the 21st century, innovation is a constant and, as such, regardless of economic cycle, industries are in a permanent state of disruption as new market entrants are being created, new technologies are being developed, companies are able to use technology to improve operations and increase efficiency and needs and consumption habits change according to generational differences. As a result, the Company’s aperture lens for investment is broad and reaches far beyond where other investment firms often narrowly and dogmatically focus their investment activities, such as software or technology development. The benefit is that, while other lower middle market capital providers are often competing for investment opportunities in a crowded market (principally Enterprise SaaS and Artificial Intelligence), where there exists reduced pricing and structuring capabilities, the Company is often providing capital in generally underserved areas of growth, such as technology hardware, retail, and consumer products, where it has the capability to generate higher yields and receive more security and credit enhancements because fewer capital providers exist in such overlooked markets. The Company believes that its willingness to consider investment opportunities beyond what is fashionable leads to stronger relationships with venture capital and private equity sponsors, provides for a greater and more consistent set of investment opportunities across cycles, and increases its ability to maintain a higher level of investment activity when a particular sector falls out of favor.

Investment Process Overview

The Company expects that for a majority of its investment positions, it will serve as the administrative agent, sole lender to a portfolio company or co-lender alongside other lenders in a debt investment. As administrative agent, the Company will provide management and oversight for a portfolio company’s periodic interest and other payments under a debt investment. In such instances, the investment process described below would apply. In the less frequent situation where the Company is acting as a participant in another Administrative Agent’s transaction, the Company expects that such Administrative Agent would follow a similar investment process as outlined below and the Company would review the information prepared by the Administrative Agent to determine investment decisions and manage portfolio companies.

Sourcing. The Company will originate investment opportunities primarily via the Investment Adviser’s vast network of deal referral sources such as venture capital and private equity firms and management teams, legal firms, accounting firms, investment banks, and other lenders to source prospective portfolio companies. The Investment Adviser attends relevant conferences that typically showcase emerging brands or technologies along industry verticals. The Company will also target companies as part of a thematic-based investing direct outreach effort. The originating investment professional will typically obtain materials from the prospective portfolio company to determine if it meets minimum criteria to issue a non-binding term sheet.

Term sheet issuance. If, after consulting with the Investment Adviser’s investment committee (the “Investment Committee”), the Investment Adviser determines that the potential transaction meets the Company’s initial credit standards, the Company will issue a non-binding term sheet to the prospective portfolio company. The terms of the transaction will be tailored to a prospective portfolio company’s specific funding needs while taking into consideration market dynamics, the equity sponsorship support, the company’s liquidity, and risks to the company achieving its growth plans, among other factors. Pricing, financial covenants, and any other conditions required by the lender will be delineated at this stage.

Underwriting. Once the term sheet has been negotiated and, the Company will request additional due diligence materials from the prospective portfolio company and arrange for a due diligence visit.

Due diligence. The due diligence process typically includes a formal visit to the prospective portfolio company’s location and interviews with the prospective portfolio company’s senior management team. A key element to due diligence is a review of the company’s financial books and records to ensure accuracy and consistency with the company’s historical operating performance. Additionally, the Company may interview key existing investors of the prospective portfolio company, who are often also members of the prospective portfolio company’s board of directors. While these board members and/or investors are not independent sources of information, their support for management and willingness to support the prospective portfolio company’s further development can provide meaningful information for the Company’s decision-making process.

Investment memorandum. Upon completion of the due diligence process and review and analysis of all of the information provided by the prospective portfolio company and obtained externally, an investment memorandum will be prepared for review and approval. The investment memorandum will be reviewed by the Company’s investment committee for approval.

Investment Committee. The Investment Committee is responsible for overall credit policy, portfolio management, approval of all investments, portfolio monitoring, and reporting and managing of problem accounts. Portfolio performance and current market conditions are reviewed and discussed by the Investment Committee periodically to assure that transaction structures and terms are consistent and current.

Loan closing and funding. Approved investments are documented and closed by the Company’s third-party legal and loan administration staff. The transaction documents typically include a loan and security agreement, warrant agreement, and applicable perfection documents, including applicable Uniform Commercial Code financing statements and, as applicable, may also include a landlord agreement, patent and trademark security grants, a subordination agreement, an intercreditor agreement, participation agreements, if applicable, and other standard agreements for commercial loans. Funding requires final approval by a majority of the members of the Investment Committee.

Portfolio management and reporting. The Company will maintain a “hands on” approach to communication with the portfolio companies. At least quarterly, and often monthly, the Company will receive financial reports from the portfolio companies and track performance relative to prior periods. Using this data, the Company will use a credit rating system to analyze the quality of its debt investments on a quarterly basis. Each portfolio company will be rated on a scale between 1 and 5. A rating of 4 represents the rating for a standard level of risk; this rating will be assigned to all portfolio companies at inception of the initial investment. A rating of 5 represents an improved and better credit quality than existed at the time of its original underwriting. A rating of 3 indicates that the borrower is exhibiting some underperformance in one or more key operating metrics but the overall credit quality and risk of loss of principal is deemed low. The Company expects most portfolio companies to be rated a 4 or a 3 while active borrowers. A rating of 2 or 1 represents a deteriorating credit quality and an increased risk of loss of principal.

The Company will closely monitor all portfolio companies, but especially those rated a 1 or 2, for adverse developments. In addition, the Company will maintain regular contact with the management, board of directors, and/or major equity holders of these portfolio companies in order to discuss strategic initiatives to correct the deterioration of the portfolio company.

LAGO Proprietary Credit Rating System

5	The borrower is outperforming revenue milestones, operating milestones and other operating metrics, or has achieved a size in considerable excess relative to that at position inception, or has raised, or is expected to raise, additional capital in excess of the Company’s underwriting assumptions. Generally, when a borrower is in this category, its enterprise value likely greatly exceeds its loan balance (LTV <= 20%), it may have cash flow positive operations or sufficient cash resources to cover the remaining balance of the loan, there is strong potential for warrant gains, and there is a high likelihood that the borrower will receive favorable future financing to support operations. There is no principal loss expected.

4	The borrower is a new portfolio company, and/or it is achieving revenue milestones, operating milestones and other operating metrics generally as expected, or has raised, or is expected to raise, additional capital as expected, if deemed necessary. Generally, when a borrower is in this category, its enterprise value likely comfortably exceeds its loan balance (LTV <= 40%), it has sufficient cash resources over the near to medium term or has the ability to raise additional capital as needed, and there continues to be potential for warrant gains. There is no principal loss expected.

3	The borrower has repeated material underperformance in achieving revenue milestones, operating milestones and other operating metrics, or has materially delayed or underperformed in raising additional capital as expected, if deemed necessary. Generally, when a borrower is in this category, its enterprise value likely still comfortably exceeds its loan balance (LTV <=60%), it has sufficient cash resources over the near to medium term or has the ability to raise additional capital as needed, and there continues to be some potential for warrant gains. There is no principal loss expected.

2	The borrower has significantly underachieved expected revenue milestones, operating milestones and other operating metrics, or has raised, or is expected to raise, less capital than expected under less desirable terms, if deemed necessary. Generally, when a borrower falls in this category, its enterprise value likely exceeds its loan balance, but with a higher variance and a level with significantly lower equity cushion than expected (LTV <=80%), its liquidity and ability to raise additional capital is significantly less than desired, and it is unlikely that there will be warrant gains. There is no or minimal current loss expected and low-to-moderate potential for future principal loss.

1	The borrower’s performance is well below expectations across revenue and operating metrics; its ability to arrest declining performance is doubtful; and has likely not raised sufficient capital to operate effectively or retire its debt obligation to the Company. Generally, when a borrower falls in this category, its enterprise value may not exceed its loan balance (LTV > 80%), it is likely to have insufficient cash to operate according to its plan over the near to medium term and its ability to raise additional capital is questionable, and there is no potential for warrant gains. There is a high degree of risk of principal loss.

Co-Investment Relief

The Company and the Investment Adviser have applied for an exemptive order from the SEC that, if granted, will permit it, among other things, to co-invest with certain other persons, including certain affiliates of the Investment Adviser and certain funds managed and controlled by the Investment Adviser and its affiliates, subject to certain terms and conditions. On March 26, 2025, the SEC issued a notice of its intention to issue the order granting the co-investment exemptive relief. If the Company and the Investment Adviser receive such order, the Company may determine to participate or not to participate, depending on whether the Investment Adviser determines that the investment is appropriate for the Company (e.g., based on investment strategy). The co-investment would generally be allocated to the Company and any other affiliates that target similar assets pro rata based on available capital in the applicable asset class. If the Investment Adviser determines that such investment is not appropriate for the Company, the investment will not be allocated to the Company, but the Investment Adviser will be required to report such investment and the rationale for its determination to not participate in the investment to the Board at the next quarterly board meeting.

Investment Advisory Agreement

Pursuant to the Investment Advisory Agreement the Company will pay the Investment Adviser a fee for investment advisory and management services, consisting of two components—a base management fee and an incentive fee. The base management fee is based on the Company’s average adjusted gross assets (including assets acquired with leverage but adjusted to exclude cash and cash equivalents), and the incentive fee will consist of two parts – one part computed and paid on pre-incentive fee net investment income and the other part computed and paid on net realized capital gains. The cost of both the base management fee and the incentive fee will ultimately be borne by the Shareholders.

Management Fee

The Company will pay the Investment Adviser a base management fee, quarterly in arrears, at an annual rate of 1.50% of the Company’s average adjusted gross assets. The average adjusted gross asset balance will be the average of the Company’s total gross assets (including assets acquired with leverage but adjusted to exclude cash and cash equivalents) at the end of the two most recently completed calendar quarters.

Incentive Fee

The Company will pay the Investment Adviser an incentive fee (the “Incentive Fee”) consisting of two parts: (i) an incentive fee, determined and paid quarterly, based on pre-incentive fee net investment income of the Company (the “Income Incentive Fee”) and (ii) an incentive fee, determined and paid in arrears, based on net capital gains as of the end of each calendar year or upon the termination of the Investment Advisory Agreement (the “Capital Gains Incentive Fee”), which are described in more detail below.

Income Incentive Fee

The Income Incentive Fee will be calculated and payable quarterly in arrears and equals 15% of the Company’s pre-incentive fee net investment income for the immediately preceding calendar quarter.

The Income Incentive Fee for each calendar quarter will be calculated as follows:

●	No Income Incentive Fee will be payable in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income Returns (as defined below) do not exceed a quarterly return to investors of 1.5% of the Company’s net asset value for that immediately preceding calendar quarter (the “Hurdle Rate”).

●	100% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed the Hurdle Rate, but are less than or equal to 1.76% of the Company’s net asset value for that immediately preceding calendar quarter (the “Catch-Up Rate”), will be payable to the Investment Adviser. The Catch-Up Rate is intended to provide an incentive fee of 15% on all of the Company’s Pre-Incentive Fee Net Investment Income Returns as if the Hurdle Rate did not apply when the Company’s pre-incentive fee net investment income exceeds 1.5% of the Company’s net asset value for that calendar quarter, measured as of the end of the immediately preceding calendar quarter.

●	15% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed the Catch-Up Rate, reflecting that once the Hurdle Rate is reached, 15% of all Pre-Incentive Fee Net Investment Income Returns thereafter are paid to the Investment Adviser.

“Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Company’s net assets at the end of the immediately preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued for the quarter (including the base management fee and expenses payable under the Investment Advisory Agreement or Administration Agreement (as defined below)), and any interest expense or fees on any credit facilities or outstanding debt and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee.

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind (“PIK”) interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any expense support payments or any reimbursement by the Company of expense support payments, or any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Capital Gains Incentive Fee

The second component of the incentive fee, the Capital Gains Incentive Fee, is payable at the end of each calendar year in arrears and equals 20% of cumulative realized capital gains from the date of the Company’s election to be regulated as a BDC to the end of each calendar year, less cumulative realized capital losses and unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fees. The Company will accrue quarterly, but will not pay, a Capital Gains Incentive Fee with respect to net unrealized appreciation. The Capital Gains Incentive Fee amount, or the calculations pertaining thereto, as appropriate, will account for any period less than a full calendar year.

In determining the Capital Gains Incentive Fee payable to the Investment Adviser, the Company will calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since the Company’s inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in the Company’s portfolio. For this purpose, cumulative aggregate realized capital gains, if any, equals the sum of the differences between the net sales price of each investment, when sold, and the original cost of such investment since the Company’s inception. Cumulative aggregate realized capital losses equals the sum of the amounts by which the net sales price of each investment, when sold, is less than the original cost of such investment since the Company’s inception. For the purposes of this calculation, “original cost” of the investment shall include cash deployed into the investment, excluding any capitalized PIK. “Net sales price” shall include cash proceeds generated from the investment, excluding any income recorded that is subject to the Income Incentive Fee as described above. Aggregate unrealized capital depreciation equals the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the original cost of such investment. At the end of the applicable year, the amount of capital gains that serves as the basis for the Company’s calculation of the Capital Gains Incentive Fee payable equals the cumulative aggregate realized capital gains less cumulative aggregate realized capital losses, less aggregate unrealized capital depreciation, with respect to the Company’s portfolio of investments.

Example Incentive Fee Calculations

Example 1 — Quarterly Income Incentive Fee2:

Assumptions

Hurdle rate3 = 1.50%

Other expenses (legal, accounting, custodian, transfer agent, etc.)4 = 0.35%

Catch-up rate5 = 1.76%

Alternative 1

Additional Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.25%

Management fee = 0.375% (Represents a quarter of the 1.50% annualized management fee)

Pre-Incentive Fee Net Investment Income Returns (investment income - (management fee + other expenses)) = 0.525%

Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate, therefore there is no Incentive Fee.

Alternative 2

Additional Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.50%

The Incentive Fee would be:

Management fee = 0.375% (Represents a quarter of the 1.50% annualized management fee)

Pre-Incentive Fee Net Investment Income Returns (investment income - (management fee + other expenses)) = 1.775%

Pre-Incentive Fee Net Investment Income Returns exceed hurdle rate, therefore there is an Incentive Fee.

A portion of Pre-Incentive Fee Net Investment Income Returns exceed catch-up rate.

Incentive Fee	= 100% × “catch-up” + the greater of 0% AND (15% × (Pre-Incentive Fee Net Investment Income Returns - 1.76%))
= (100% × (1.76% – 1.50%)) + (15% × (1.775%-1.76%))
= (100% × 0.26%) + (15% × 0.015%)
= 0.26% + 0.00225%
= 0.26225%

[2]	The hypothetical amount of Pre-Incentive Fee Net Investment Income Returns shown is based on a percentage of total net assets. In addition, the example assumes that, during the most recent four full calendar quarter period ending on or prior to the date the payment set forth in the example is to be made, the sum of (a) the Company’s aggregate distributions to Shareholders and (b) the Company’s change in net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) is at least 6.0% of the Company’s net assets at the beginning of such period (as adjusted for any share issuances or repurchases).

[3]	Represents a quarter of the 6.0% annualized hurdle rate.

[4]	Excludes offering expenses.

[5]	Represents a quarter of the 7.04% annualized catch-up rate.

Alternative 3

Additional Assumptions

Investment income (including interest, dividends, fees, etc.) = 3.50%

The Incentive Fee would be:

Management fee = 0.375% (Represents a quarter of the 1.50% annualized management fee)

Pre-Incentive Fee Net Investment Income Returns (investment income - (management fee + other expenses)) = 2.775%

Pre-Incentive Fee Net Investment Income Returns exceed hurdle rate, therefore there is an Incentive Fee.

A portion of Pre-Incentive Fee Net Investment Income Returns exceed catch-up rate.

Incentive Fee	= 100% × “catch-up” + the greater of 0% AND (15% × (Pre-Incentive Fee Net Investment Income Returns - 1.76%))
= (100% × (1.76% - 1.50%)) + (15% × (2.775% - 1.76%))
= (100% × 0.26%) + (15% × 1.015%)
= 0.26% + 0.15225%
= 0.41225%

Example 2 — Capital Gains Incentive Fee:

Alternative 1

Assumptions

Year 1:	$20 million investment made in Company A (“Investment A”) and $30 million investment made in Company B (“Investment B”)

Year 2:	Investment A is sold for $15 million and fair market value (“FMV”) of Investment B determined to be $29 million

Year 3:	FMV of Investment B determined to be $27 million

Year 4:	Investment B sold for $25 million

The Capital Gains Incentive Fee to be paid, if any, would be:

Year 1:	None (No sales transactions)

Year 2:	None (Sales transaction resulted in a realized capital loss on Investment A)

Year 3:	None (No sales transactions)

Year 4:	None (Sales transaction resulted in a realized capital loss on Investment B)

Alternative 2

Assumptions

Year 1:	$20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

Year 2:	FMV of Investment A determined to be $18 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

Year 3:	Investment A sold for $22 million. FMV of Investment B determined to be $24 million and FMV of Investment C determined to be $25 million

Year 4:	FMV of Investment B determined to be $22 million. Investment C sold for $24 million

Year 5:	Investment B sold for $20 million

The Capital Gains Incentive Fee to be paid, if any, would be:

Year 1:	None (No sales transactions)

Year 2:	None (No sales transactions)

Year 3:	None (20% multiplied by $2 million realized capital gains on sale of Investment A - unrealized capital depreciation of $6 million on Investment B)

Year 4:	None (Sales transaction resulted in a realized capital loss on Investment C)

Year 5:	None (Sales transaction resulted in a realized capital loss on Investment B)

Alternative 3

Assumptions

Year 1:	$25 million investment made in Company A (“Investment A”) and $20 million investment made in Company B (“Investment B”)

Year 2:	Investment A is sold for $30 million and FMV of Investment B determined to be $21 million

Year 3:	FMV of Investment B determined to be $23 million

Year 4:	Investment B sold for $23 million

The Capital Gains Incentive Fee to be paid, if any, would be:

Year 1:	None (No sales transactions)

Year 2:	$1,000,000 (20% multiplied by $5 million realized capital gains on sale of Investment A)

Year 3:	$0 (20% multiplied by $5 million realized capital gains on sale of Investment A less $1,000,000 (Capital Gains Incentive Fee paid in year 2))

Year 4:	$600,000 (20% multiplied by $8 million realized capital gains on sale of Investment A and Investment B less $1,000,000 Capital Gains Incentive Fee paid in years 2 and 3)

Duration and Termination

Unless terminated earlier as described below, the Investment Advisory Agreement will continue in effect for a period of two years from its effective date. Thereafter, the Investment Advisory Agreement will continue automatically for successive annual periods provided that such continuance is specifically approved at least annually by (i) (A) the affirmative vote of a majority of our Board or (B) the affirmative vote of a majority of our outstanding voting securities, and (ii) the affirmative vote of a majority of our independent directors. The Investment Advisory Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act, and may be terminated, without penalty, upon not more than 60 days’ written notice, by (a) the affirmative vote of a majority of our outstanding voting securities, (b) the affirmative vote of a majority of our Board, including a majority of our independent directors, or (c) the Investment Adviser.

Administration Agreement

Pursuant to the administration and fund services agreement, (the “Administration Agreement”), BIP Capital, LLC (the “Administrator”) provides certain administrative and fund accounting services to the Company, including preparation of offering materials, fund accounting and financial reporting services, loan servicing, Board governance services, investor services, regulatory compliance services, tax reporting, audit support, technology and data management services and management of the Company’s third-party vendors. The Administrator may engage one or more third-party sub-administrators to perform, or assist the Administrator in the performance of, any of such services. For such services, the Investment Adviser has agreed to pay the Administrator a fee equal to fifteen percent (15%) of any base management fees and/or incentive fees paid to the Investment Adviser by the Company. The cost of the fee paid to the Administrator will be borne entirely by the Investment Adviser and will not be borne by the Shareholders. In addition, the Administrator may employ additional personnel dedicated to providing certain administrative and fund accounting services to the Company. The Administrator may charge the Company directly under the Administration Agreement for the costs of employing such additional personnel.

The License Agreement

The Company has entered into the License Agreement with the Investment Adviser, pursuant to which it will be granted a non-exclusive, royalty-free license to use the name “LAGO” and the associated logo pursuant to a license agreement. Under this agreement, the Company has a right to use the LAGO name and logo for so long as LAGO Asset Management, LLC remains the Investment Adviser. Other than with respect to this limited license, the Company has no legal right to the “LAGO” name or logo.

The Private Offering

The Company anticipates conducting a private offering of its Shares to investors in reliance on an exemption from the registration requirements of the Securities Act (the “Private Offering”). The Shares are being offered solely to investors that are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (such investors, “Accredited Investors”). Subscriptions will be accepted on a continuous basis, and Shares will be issued at periodic closings at a per-Share price generally equal to the BDC’s quarterly NAV per Share as determined by the Board (including any committee thereof). The Company intends to issue Shares on a quarterly basis, subject to consideration of the investment opportunities that arise.

The Shares to be issued will be unlimited and have a par value of $0.01. Shares will be sold at the then-current NAV per Share as described in “Determination of Net Asset Value” below. The minimum initial subscription amount will be $10,000. The minimum amount for subsequent subscriptions by an existing investor will be $5,000.

Share Repurchase Program

The Company does not intend to list its Shares on a securities exchange and does not expect there to be a public market for its Shares. As a result, investors’ ability to sell Shares will be limited.

Two years after the date on which the Company commences the Private Offering, and at the discretion of the Board, the Company intends to commence a share repurchase program in which it intends to repurchase annually up to 10% of outstanding Shares (by number of Shares annually). Under the share repurchase program, to the extent the Company offers to repurchase Shares during an annual period, the Company expects to repurchase Shares pursuant to tender offers as of the applicable quarter-end using a purchase price equal to the NAV per Share as of the last calendar day of the applicable quarter, except that Shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). Any Early Repurchase Deduction will be retained by the Company for the benefit of remaining Shareholders.

The Board may amend or suspend the share repurchase program if, in its reasonable judgment, it deems such action to be in the Company’s best interest and the best interest of its Shareholders, such as when a repurchase offer would place an undue burden on liquidity, adversely affect operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, Share repurchases may not be available annually. Should the Board suspend the share repurchase program, the Board will consider whether the continued suspension of the program is in the best interests of the Company and Shareholders on a quarterly basis. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act.

Determination of Net Asset Value

The NAV per Share of outstanding Shares is determined quarterly by dividing the value of total assets minus total liabilities by the total number of Shares outstanding.

In calculating the value of total assets, the Investment Adviser values investments for which market quotations are readily available at such market quotations if they are deemed to represent fair value. Securities that are not publicly traded or whose market price is not readily available or whose market quotations are not deemed to represent fair value are valued at fair value as determined, in good faith, by the Investment Adviser, as valuation designee. Market quotations may be deemed not to represent fair value in certain circumstances where the Investment Adviser reasonably believes that facts and circumstances applicable to an issuer, a seller or purchaser or the market for a particular security causes current market quotes not to reflect the fair value of the security. As the majority of the Company’s portfolio is made up of Level 3 assets under Topic 820 of the U.S. Financial Accounting Standards Board’s Accounting Standards Codification, as amended, Fair Value Measurements and Disclosures (“ASC Topic 820”), it is expected that market quotations will not be readily available. The Investment Adviser will engage a third party valuation firm to assist in the determination of fair value on a quarterly, sample basis. The Investment Adviser and the independent valuation firm(s) consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such Level 3 categorized assets.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, the Investment Adviser has approved a multi-step valuation process that will be performed on a quarterly basis, as described below:

(1)	each portfolio company or investment is initially valued by the investment professionals of the Investment Adviser responsible for the portfolio investment or through the use of the independent valuation firm(s);

(2)	preliminary valuation conclusions are then documented and discussed with the valuation committee of the Investment Adviser;

(3)	the Investment Adviser discusses valuations and determines in good faith the fair value of each investment in the portfolio based on input of its valuation committee and the applicable independent valuation firm(s).

Liquidity Event

In addition, at the discretion of the Board, the Company may provide liquidity to investors by one or more Liquidity Events. A “Liquidity Event” may include, at the discretion of the Board, (i) a listing of the Company’s common stock on a national securities exchange (an “Exchange Listing”); (ii) a transaction, including a merger, in which the Company’s shareholders receive cash or shares of an entity, including an entity that is affiliated with the Company, and such shares are listed on a national securities exchange; or (iii) the sale of all or substantially all of the assets of the Company. The Company will only consider a Liquidity Event if the terms of such Liquidity Event are in the Shareholders’ best interests. While the Company may consider a Liquidity Event at any time in the future, it currently does not intend to undertake a Liquidity Event, and it is not obligated by its charter or otherwise to effect a Liquidity Event at any time.

Regulation

The Company will elect to be regulated as a BDC under the 1940 Act. A BDC must be organized in the United States for the purpose of investing in private companies and making significant managerial assistance available to them. A BDC may use capital provided by public shareholders and by other sources to make long-term, private investments in businesses.

The Company may not change the nature of its business so as to cease to be, or withdraw its election as, a BDC unless authorized by vote of a majority of the outstanding voting securities, as required by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company. The Company does not anticipate any substantial change in the nature of its business.

As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. A majority of the Company’s trustees must be persons who are not “interested persons,” as that term is defined in the 1940 Act. Additionally, the Company will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the BDC. Furthermore, as a BDC, the Company will be prohibited from protecting any trustee or officer against any liability to the Company or the Shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

BDCs are generally required to meet an asset coverage ratio, defined under the 1940 Act as the ratio of the Company’s total assets (less all liabilities and indebtedness not represented by senior securities) to the BDC’s outstanding senior securities, of at least 150% after each issuance of senior securities, if certain requirements are met.

The Company may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates without the prior approval of the trustees who are not interested persons, as defined in Section 2(a)(19) of the 1940 Act, and, in some cases, prior approval by the SEC. As a BDC, the Company will generally be limited in its ability to invest in any portfolio company in which the Investment Adviser or any of its affiliates currently has an investment or to make any co-investments with the Investment Adviser or its affiliates without an exemptive order from the SEC, subject to certain exceptions. Notwithstanding the foregoing, the Company and the Investment Adviser have applied for exemptive relief to co-invest with affiliates of its Investment Adviser in privately negotiated transactions, as described in “Co-Investment Relief” above.

The Company may acquire securities issued by a registered investment company within the limits of Rule 12d1-4 of the 1940 Act, which, among other things, generally prohibits (i) the Company, the Investment Adviser, and the Investment Adviser’s affiliates from acquiring, individually or in the aggregate, more than 25% of the voting stock of an investment company and (ii) the Company from acquiring securities in another registered investment company which in turn relies on Rule 12d1-4 of the 1940 Act to invest in other investment companies or funds, subject to certain exceptions under the 1940 Act. The portion of the Company’s portfolio invested in securities issued by investment companies ordinarily will subject the Shareholders to additional expenses. In addition, other registered investment companies and certain private funds who wish to invest in the Company are subject to the aforementioned limits imposed by Rule 12d1-4 of the 1940 Act unless such investment companies or funds comply with an exemption under the 1940 Act. As a result, certain of the Company’s investors may hold a smaller position in its Shares than if they were not subject to these restrictions.

The Company will generally not be able to issue and sell its Shares at a price below NAV per Share. The Company may, however, sell Shares, or warrants, options or rights to acquire Shares, at a price below the then-current NAV of its Shares if the Board determines that such sale is in the Company’s best interests and the best interests of the Shareholders, and the Shareholders approve such sale. In addition, the Company may generally issue new Shares at a price below NAV in rights offerings to existing Shareholders, in payment of dividends, and in certain other limited circumstances.

The Company will be periodically examined by the SEC for compliance with the 1940 Act.

Qualifying Assets

The Company may invest up to 30% of its portfolio opportunistically in “non-qualifying assets,” which will be driven primarily through opportunities sourced through the Investment Adviser but are not a part of the Company’s principal investment strategy. A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) below. Thus, under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70% of the BDC’s total assets (the “70% Test”). The principal categories of qualifying assets relevant to the Company’s proposed business are the following:

1.	Securities purchased in transactions not involving any public offering from (i) the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, (ii) from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or (iii) from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

a.	is organized under the laws of, and has its principal place of business in, the United States;

b.	is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

c.	satisfies any of the following:

i.	does not have any class of securities that is traded on a national securities exchange;

ii.	has a class of securities listed on a national securities exchange but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

iii.	is controlled by a BDC or a group of companies including a BDC, and the BDC has an affiliated person who is a director of the eligible portfolio company; or

d.	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

2.	Securities of any eligible portfolio company which the Company controls.

3.	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

4.	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Company already owns 60% of the outstanding equity of the eligible portfolio company.

5.	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

6.	Cash, cash items, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

If, at any time, less than 70% of the Company’s gross assets are comprised of qualifying assets, including as a result of an increase in the value of any non-qualifying assets or decrease in the value of any qualifying assets, the Company would generally not be permitted to acquire any additional non-qualifying assets, other than office furniture and equipment, interests in real estate and leasehold improvements and facilities maintained to conduct the business operations of the BDC, deferred organization and operating expenses, and other non-investment assets necessary and appropriate to its operations as a BDC, until such time as 70% of the Company’s then-current gross assets were comprised of qualifying assets. The Company would not be required, however, to dispose of any non-qualifying assets in such circumstances.

Managerial Assistance to Portfolio Companies

A BDC must have been organized under the laws of, and have its principal place of business in, any state or states within the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% Test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance, except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its trustees or officers, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company. The BDC may also receive fees for these services. The Investment Adviser may provide, or arrange for the provision of, such managerial assistance on the Company’s behalf to portfolio companies that request this assistance, subject to reimbursement of any fees or expenses incurred on the Company’s behalf by the Investment Adviser in accordance with the Investment Advisory Agreement.

Temporary Investments

Until such time as the Company invests the proceeds from new subscriptions in portfolio companies and while new investments are pending, the Company’s investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment (“temporary investments”) so that the Company satisfies the 70% Test. Typically, the Company will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as the Company, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of the Company’s assets that may be invested in such repurchase agreements. The Investment Adviser will monitor the creditworthiness of the counterparties with which the Company enters into repurchase agreement transactions.

Senior Securities

The Company is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares of beneficial interest senior to its Shares if the Company’s asset coverage, as defined in the 1940 Act, is at least equal to 150%, immediately after each such issuance, if certain requirements are met. The Company’s target leverage ratio is 0.75–1.25x debt to equity. In addition, while any senior securities remain outstanding, the Company must make provisions to prohibit any distribution to the Shareholders or the repurchase of such securities or Shares unless the Company meets the applicable asset coverage ratios at the time of the distribution or repurchase. The Company may also borrow amounts up to 5% of the value of the Company’s total assets for temporary or emergency purposes without regard to asset coverage.

Code of Ethics

The Company and the Investment Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the joint code of ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code of ethics’ requirements. The Company and the Investment Adviser’s codes of ethics are available on the SEC’s website at http://www.sec.gov.

Compliance Policies and Procedures

Prior to acceptance of any subscriptions in the Private Offering, the Company and the Investment Adviser will have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and will be required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a Chief Compliance Officer to be responsible for administering the policies and procedures. An employee of the Administrator, Todd Knudsen, serves as the Company’s Chief Compliance Officer.

Compliance with the Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect the Company. For example:

●	pursuant to Rule 13a-14 of the Exchange Act, the Company’s Chief Executive Officer and Chief Financial Officer must certify the accuracy of the financial statements contained in the Company’s periodic reports;

●	pursuant to Item 307 of Regulation S-K, the Company’s periodic reports must disclose the Company’s conclusions about the effectiveness of its disclosure controls and procedures;

●	pursuant to Rule 13a-15 of the Exchange Act, the Company’s management must prepare an annual report regarding its assessment of the Company’s internal control over financial reporting. Because the Company is not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as its Shares are not traded on a securities exchange, the Company will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once the Company is no longer an emerging growth company; and

●	pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, the Company’s periodic reports must disclose whether there were significant changes in the Company’s internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires the Company to review its current policies and procedures to determine whether it complies with the Sarbanes-Oxley Act and the regulations promulgated thereunder. The Company will continue to monitor its compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that it is in compliance therewith.

Emerging Growth Company

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and it is eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act. The Company could remain an emerging growth company until the last day of its fiscal year following the fifth anniversary of the consummation of an initial public offering, if any, or until the earliest of (i) the last day of the first fiscal year in which the Company has total annual gross revenue of $1,235,000,000 or more, (ii) December 31 of the fiscal year in which the Company becomes a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of the Shares held by non-affiliates exceeds $700 million, measured as of the last business day of the Company’s most recently completed second fiscal quarter, and the Company has been publicly reporting for at least 12 months), or (iii) the date on which the Company has issued more than $1 billion in non-convertible debt during the preceding three-year period. In addition, as an emerging growth company, the Company intends to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

The Company does not believe that being an emerging growth company will have a significant impact on its business or the Private Offering. It has elected to opt into the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because it is not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as its Shares are not traded on a securities exchange, it will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once it is no longer an emerging growth company. In addition, so long as it is externally managed by the Investment Adviser and does not directly compensate the Investment Adviser’s executive officers, or reimburse the Investment Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of its executive officers or as an executive officer of the Investment Adviser, it does not expect to include disclosures relating to executive compensation in its periodic reports or proxy statements and, as a result, does not expect to be required to seek Shareholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

Proxy Voting Policies and Procedures

The Company will delegate its proxy voting responsibility to the Investment Adviser. As a fiduciary, the Investment Adviser has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of the Company and not to subrogate Company interests to its own interests. To meet its fiduciary obligations, the Investment Adviser seeks to ensure that it votes proxies in the best interest of the Company and will resolve any conflict of interest that may arise when voting proxies. The Investment Adviser’s proxy voting policy provides customized voting guidelines for the Investment Adviser in performing its proxy voting responsibilities; however, the Investment Adviser may, from time to time, determine that it is in the best interests of the Company to depart from specific policies described therein. The guidelines will be reviewed periodically by the Investment Adviser and the non-interested Trustees, and, accordingly, are subject to change.

Privacy Principles

The Company intends to protect non-public personal data and will provide a copy of its privacy policy to Shareholders regardless of whether they are natural persons. The Company’s privacy policy summarized below is intended to be compliant with the federal and state regulations as applied to the Company.

From time to time, non-public personal information of the Shareholders may be collected as required for legitimate business purposes. The following are sources of information collected:

1.	Subscription Agreements, investor questionnaires and other forms, which may include a Shareholder’s name, address, social security number and personally identifiable financial information;

2.	account history, including information about a Shareholder’s Shares, such as Share purchases and sales and distributions from the Company;

3.	transactions with the Company, including information the Company receives and maintains relating to securities transactions with and through the Company; and

4.	correspondence, written, telephonic or electronic, between Shareholders and the Company, the Investment Adviser, any of the Investment Adviser’s affiliates or any of the Company’s service providers.

In addition to the sources listed above, the Company and the Investment Adviser and its affiliates may also collect this information from their respective websites, if applicable.

The Company may share all of the information that it collects, as described above, with the Investment Adviser and its affiliates in order to service Shareholder accounts or provide Shareholders with information about other products and services offered by the Company or the Investment Adviser or its affiliates that may be of interest to them.

In addition, the Company may disclose all of the information that it collects about Shareholders to certain third parties who are not affiliated with the Company or the Investment Adviser or its affiliates under one or more of the following circumstances:

1.	As Authorized – if a Shareholder requests or authorizes disclosure of the information.

2.	As Required by Law – for example, to cooperate with regulators or law enforcement authorities.

3.	As Permitted by Law – for example, sharing information with companies that maintain, process or service Company or Shareholder accounts or financial products and services or who effect, administer or enforce Company or Shareholder transactions is permitted. Among other activities, the Company and its Investment Adviser and its affiliates may share information with persons acting in a representative or fiduciary capacity on the Company’s or a Shareholder’s behalf. The Company believes that sharing of information for these purposes is essential to providing Shareholders with necessary or useful services with respect to their accounts.

The Company and the Investment Adviser and its affiliates restrict access to non-public personal information about Shareholders internally to those of their respective employees and agents who need to know the information to enable them to provide services to the Shareholders. The Company and the Investment Adviser and its affiliates maintain physical, electronic, and procedural safeguards to guard Shareholder’s non-public personal information.

Reporting Obligations

Upon the effectiveness of this Form 10 under the Exchange Act, the Company will be required to comply with all periodic reporting, proxy solicitation, and other applicable requirements under the Exchange Act.

Shareholders and the public may also read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC also maintains a website (www.sec.gov) that contains such information.

Certain U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax considerations of an investment in the Company. It does not discuss all the potential tax considerations relevant to the Company or its operations.

The following discussion is based upon the Code, U.S. Treasury Department regulations promulgated thereunder (the “Regulations”) and U.S. Internal Revenue Service (“IRS”) and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. No tax rulings have been requested from IRS or other taxing authorities with respect to any of the tax matters discussed herein. Accordingly, there can be no assurance that any tax position described herein will not be successfully challenged by the IRS.

In addition, the following discussion does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular Shareholder or to certain Shareholders subject to special treatment under U.S. federal income tax laws, such as insurance companies, banks or other financial institutions, U.S. expatriates and certain former citizens or long-term residents of the United States, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, S corporations, Shareholders that are subject to the alternative minimum tax, dealers or traders in securities (or other Shareholders that do not own their Shares as capital assets within the meaning of Section 1221 of the Code or that have elected mark-to-market treatment), tax-exempt organizations, U.S. Shareholders whose functional currency is not the U.S. dollar, a retirement plan, individual retirement account or tax deferred account, Shareholders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, and Shareholders that hold Shares as part of a straddle, hedge, conversion or other integrated transaction.

As used herein, the term “U.S. Shareholder” means a beneficial owner of the Shares that for U.S. federal income tax purposes is: (i) (a) U.S. citizen or individual resident of the United States, (b) a corporation (or other entity or arrangement treated as a corporation) created or organized in or under the laws of the United States or of any political subdivision thereof, (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has made a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of the Shares that is neither a U.S. Shareholder nor a partnership for U.S. federal income tax purposes.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner will generally depend upon the status of the partner in the partnership and the activities of the partnership. Partners of a partnership holding Shares in the Company should consult their own tax advisors. This discussion does not constitute tax advice and each investor should consult its own tax advisor.

Each prospective investor is urged to consult its own tax advisor concerning the potential U.S. federal, state and local, and non-U.S. income and other tax consequences of an investment in the Company.

Taxation of the Company

The Company intends to elect and qualify annually as a RIC under the Code. To qualify as a RIC, the Company must, among other things, (a) qualify to be treated as a BDC or be registered as a management investment company under the 1940 Act at all times during the taxable year; (b) elect to be treated as a RIC or have made such election for a previous taxable year; (c) satisfy the Annual Distribution Requirement; (d) derive in each taxable year at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income (including but not limited to gain from options, futures and forward contracts) derived with respect to the Company’s business of investing in stock, securities or currencies, and (ii) net income derived from an interest in a “qualified publicly traded partnership,” as defined in the Code (a “QPTP”); and (e) diversify the Company’s holdings so that, at the end of each quarter of each taxable year (i) at least 50% of the value of the Company’s total assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Company’s total assets or more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the market value of the Company’s total assets is invested in (A) the securities (other than U.S. Government securities and the securities of other RICs) of any issuer, (B) the securities (other than the securities of other RICs) of any two or more issuers that the Company controls and that are determined, under applicable Regulations, to be engaged in the same business or similar or related trades or businesses, or (C) the securities of one or more QPTPs. The Company may generate certain income that might not qualify as good income for purposes of the 90% annual gross income requirement described above. The Company will monitor its transactions to endeavor to prevent its disqualification as a RIC.

For purposes of determining whether the Company satisfies the 90% gross income test described in clause (a) above, the character of the Company’s distributive share of items of income, gain and loss derived through any subsidiary or investment that is classified as a partnership for U.S. federal income tax purposes (other than a QPTP) generally will be determined as if the Company realized such tax items directly.

As a RIC the Company generally will not be subject to U.S. federal income tax on investment company taxable income and net capital gain (generally, net long-term capital gain in excess of short-term capital loss) that the Company timely distributes to Shareholders as dividends. To the extent that the Company retains any investment company taxable income or net capital gain for investment or any investment company taxable income, the Company will be subject to U.S. federal income tax imposed at corporate rates. The Company may choose to retain net capital gains for investment or any investment company taxable income, and pay the associated U.S. federal income tax, including the U.S. federal excise tax described below.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax payable by the Company. To avoid this tax, the Company must distribute (or be deemed to have distributed) during each calendar year an amount equal to the sum of:

(1)	at least 98% of the Company’s ordinary income (not taking into account any capital gains or losses) for the calendar year;

(2)	at least 98.2% of the amount by which the Company’s capital gains exceed its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made by the Company to use its taxable year); and

(3)	certain undistributed amounts from previous years on which the Company paid no U.S. federal income tax.

While the Company intends to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% U.S. federal excise tax, a sufficient amount of the Company’s taxable income and capital gains may not be distributed to avoid entirely the imposition of the tax. In that event, the Company will be liable for the tax only on the amount by which the Company does not meet the foregoing distribution requirement.

As a RIC, the Company is permitted to carry forward a net capital loss realized in a taxable year to offset its capital gain, if any, realized in future years. If future capital gain is offset by carried forward capital losses, such future capital gain is not subject to fund-level U.S. federal income tax, regardless of whether they are distributed to Shareholders. A RIC cannot carry back or carry forward any net operating losses.

Company Investments

Certain of the Company’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (ii) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Company to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not qualify as “good income” for purposes of the 90% annual gross income requirement described above. These tax provisions could therefore affect the amount, timing and character of distributions to Shareholders. The Company will monitor its transactions and may make certain tax elections and may be required to borrow money or dispose of securities to mitigate the effect of these rules and prevent disqualification of the Company as a RIC.

Investments the Company makes in securities issued at a discount or providing for deferred interest are subject to special tax rules that will affect the amount, timing and character of distributions to Shareholders. For example, with respect to such securities, the Company will generally be required to accrue daily as income “original issue discount” with respect to such securities and to distribute such income on a timely basis each year to maintain the Company’s qualification as a RIC and to prevent imposition of the 4% U.S. federal income and excise tax. Since in these and potentially in other circumstances the Company may recognize income before or without receiving cash representing such income, the Company may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for preventing the imposition of U.S. federal income and excise taxes. Accordingly, the Company may have to sell some of its investments at times the Company would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Company is not able to obtain cash from other sources, the Company may fail to qualify as a RIC and thereby be subject to U.S. federal income tax imposed at corporate rates.

Furthermore, a portfolio company in which the Company invests may face financial difficulty that requires the Company to work-out, modify or otherwise restructure its investment in the portfolio company. Any such restructuring may result in unusable capital losses and future non-cash income. Any such restructuring may also result in the Company’s recognition of a substantial amount of non-qualifying income for purposes of the 90% gross income requirement or the Company receiving assets that would not be qualifying for purposes of the asset diversification requirements.

The Company may invest in preferred securities or other securities the U.S. federal income tax treatment of which may be unclear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the expected tax treatment, it could affect the timing or character of income recognized, requiring the Company to purchase or sell securities, or otherwise change the Company’s portfolio, in order to comply with the tax rules applicable to RICs under the Code.

Gain or loss recognized by the Company from warrants acquired by the Company as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long the Company held a particular warrant.

In the event the Company invests in foreign securities, the Company may be subject to withholding and other foreign taxes with respect to those securities. Shareholders will generally not be entitled to claim a U.S. foreign tax credit or deduction with respect to foreign taxes paid by the Company.

If the Company purchases shares in a “passive foreign investment company” (a “PFIC”), the Company may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Company to Shareholders. Additional charges in the nature of interest may be imposed on the Company in respect of deferred taxes arising from such distributions or gains. If the Company invests in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Company will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to the Company. Alternatively, the Company can elect to mark-to-market at the end of each taxable year the Shares in a PFIC; in this case, the Company will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. The Company’s ability to make either election will depend on factors beyond its control. Under either election, the Company may be required to recognize in a year income in excess of the Company’s distributions from PFICs and proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% excise tax.

If the Company holds more than 10% of the shares in a foreign corporation that is treated as a controlled foreign corporation, or “CFC,” it may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to its pro rata share of certain of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or 10% or more of the total value of all classes of shares of a corporation. If the Company is treated as receiving a deemed distribution from a CFC, it will be required to include such distribution in its investment company taxable income regardless of whether the Company receives any actual distributions from such CFC, and the Company must distribute such income to satisfy the Annual Distribution Requirement and will the income be taken into account for purposes of the 4% excise tax.

The Company’s functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Company accrues income, expenses or other liabilities denominated in a foreign currency and the time the Company actually collects such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

If the Company borrows money, the Company may be prevented by loan covenants from declaring and paying dividends in certain circumstances. Limits on the Company’s payment of dividends may prevent the Company from meeting the Annual Distribution Requirement, and may, therefore, jeopardize the Company’s qualification for taxation as a RIC, or subject the Company to the 4% excise tax.

Even if the Company is authorized to borrow funds and to sell assets in order to satisfy distribution requirements, under the 1940 Act, the Company is not permitted to make distributions to Shareholders while its debt obligations and senior securities are outstanding unless certain “asset coverage” tests are met. This may also jeopardize the Company’s qualification for taxation as a RIC or subject the Company to the 4% excise tax.

Moreover, the Company’s ability to dispose of assets to meet its distribution requirements may be limited by (1) the illiquid nature of its portfolio and (2) other requirements relating to its status as a RIC, including the asset diversification requirements. If the Company disposes of assets to meet the Annual Distribution Requirement, the asset diversification requirements, or the 4% excise tax, the Company may make such dispositions at times that, from an investment standpoint, are not advantageous.

Some of the income that the Company might otherwise earn, such as lease income, management fees, or income recognized in a work-out or restructuring of a portfolio investment, may not satisfy the 90% gross income requirement. To manage the risk that such income might disqualify the Company as a RIC for a failure to satisfy the 90% gross income requirement, one or more of the Company’s subsidiaries treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income. Such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce the yield to investors on such income and fees.

Failure to Qualify as a RIC

If the Company was unable to qualify for treatment as a RIC, and relief is not available as discussed above, the Company would be subject to U.S. federal income tax on all of its taxable income imposed at regular corporate rates. The Company would not be able to deduct distributions to Shareholders nor would the Company be required to make distributions for tax purposes. Distributions would generally be taxable to Shareholders as ordinary dividend income eligible to be treated as “qualified dividend income” for non-corporate Shareholders to the extent of the Company’s current and accumulated earnings and profits. Subject to certain holding period and other limitations under the Code, corporate U.S. Shareholders would be eligible for the dividends received deduction. Distributions in excess of the Company’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s adjusted tax basis (reducing that basis accordingly) and thereafter as a capital gain. A return of capital distribution is a return to shareholders of a portion of their original investment in the Company and does not represent income or capital gains. To qualify again to be taxed as a RIC in a subsequent year, the Company would be required to distribute to its Shareholders its accumulated earnings and profits attributable to non-RIC years. In addition, if the Company failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, the Company would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Company had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.

The remainder of this discussion assumes that the Company will qualify as a RIC and have satisfied the Annual Distribution Requirement.

Acquisition of Portfolio Assets of the Legacy Fund

The Company anticipates that, for U.S. federal income tax purposes, its acquisition of the Legacy Fund, including the Legacy Portfolio, as a result of the Formation Transaction, will generally be treated as if the Legacy Fund transferred its assets to the Company in exchange for Shares and then the Legacy Fund distributed the Shares to the Legacy Fund Members in liquidation. Neither the Company nor the Legacy Fund Members anticipate that they will recognize gain or loss for U.S. federal income tax purposes in connection with the Formation Transaction. Similarly, Legacy Investors are not expected to recognize gain or loss for U.S. federal income tax purposes in connection with the subsequent liquidation of the Legacy Fund Members.

Taxation of U.S. Shareholders

Distributions the Company pays to U.S. Shareholders from its ordinary income or from an excess of net short-term capital gain over net long-term capital loss (together referred to hereinafter as “ordinary income dividends”) are generally taxable to Shareholders as ordinary income to the extent of the Company’s earnings and profits. Provided that certain holding period and other requirements are met, such distributions (if properly reported by the Company) may qualify (i) for the dividends received deduction available to corporations, but only to the extent that the Company’s income consists of dividend income from U.S. corporations and (ii) in the case of individual shareholders, as qualified dividend income eligible to be taxed at long-term capital gain rates to the extent that the Company receives qualified dividend income (generally, dividend income from taxable domestic corporations and certain qualified foreign corporations). Due to the Company’s expected investments, distributions are generally not expected to be eligible for the dividends received deduction allowed to corporate Shareholders or qualify for the reduced rates of tax for qualified dividend income allowed to individuals.

Distributions made to a U.S. Shareholder from an excess of net long-term capital gain over net short-term capital loss (“capital gain dividends”), including capital gain dividends credited to the Shareholder but retained by the Company (as described below), are taxable as long-term capital gain if they have been properly reported by the Company, regardless of the length of time the Shareholder has owned Shares. Generally, following the end of each taxable year, Shareholders will be provided with a written notice of the amount of any ordinary income dividends and capital gain dividends or other distributions. Distributions in excess of the Company’s earnings and profits will first reduce the adjusted tax basis of the Shareholder’s shares and, after the adjusted tax basis is reduced to zero, will constitute capital gain to the Shareholder (assuming the shares are held as a capital asset).

In the event that the Company retains any net capital gain, the Company may designate the retained amounts as undistributed capital gain in a notice to Shareholders. If a designation is made, Shareholders would include in income, as long-term capital gain, their proportionate share of the undistributed amounts, but would be allowed a credit or refund, as the case may be, for their proportionate share of the corporate tax paid by the Company. A Shareholder that is not subject to U.S. federal income tax or otherwise is not required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes the Company paid. In addition, the adjusted tax basis of shares owned by a Shareholder would be increased by an amount equal to the difference between (i) the amount included in the Shareholder’s income as long-term capital gain and (ii) the Shareholder’s proportionate share of the corporate tax paid by the Company.

If the Company pays a dividend in January which was declared in the previous October, November or December to Shareholders of record on a specified date in one of these months, then the dividend will be treated for tax purposes as being paid by the Company and received by the Shareholder on December 31 of the year in which the dividend was declared.

A U.S. Shareholder will recognize gain or loss on the sale or exchange of the Company’s common stock (including pursuant to a liquidation of the Company) in an amount equal to the difference between the Shareholder’s adjusted tax basis in the shares sold or exchanged and the amount realized on their disposition. Generally, gain recognized by a U.S. Shareholder on the sale or other disposition of common stock will result in capital gain or loss to the Shareholder, and will be a long-term capital gain or loss if the shares have been held for more than one year at the time of sale. Any loss upon the sale or exchange of shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by the Shareholder. A loss realized on a sale or exchange of shares will be disallowed if other substantially identical shares are acquired (whether through additional subscriptions or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In this case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

For non-corporate U.S. Shareholders, long-term capital gains are currently taxed at preferential rates. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income. The deductibility of capital losses is subject to a number of limitations under the Code.

Non-corporate U.S. Shareholders with income in excess of certain thresholds are, in general, subject to an additional 3.8% Medicare tax on their “net investment income,” which ordinarily includes taxable distributions from the Company and taxable gain on the disposition common stock.

The Company may be required to withhold U.S. federal income tax (“backup withholding”), from all taxable distributions to any non-corporate U.S. Shareholder (1) who fails to furnish the Company with a correct taxpayer identification number or a certificate that such Shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the Company that such Shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number generally is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Shareholder’s U.S. federal income tax liability and may entitle such Shareholder to a refund, provided that proper information is timely provided to the IRS.

Under U.S. Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to shares of $2 million or more for a non-corporate Shareholder or $10 million or more for a corporate Shareholder in any single taxable year (or a greater loss over a combination of years), the Shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Shareholders of portfolio securities in many cases are excepted from this reporting requirement, but under current guidance, Shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. Shareholders should consult their own tax advisors to determine the applicability of these regulations in light of their individual circumstances.

A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. If the Company is not treated as a publicly offered RIC, for any calendar year, then a U.S. Shareholder that is an individual, estate or trust will be treated as though they received a distribution of a portion of our expenses, and such U.S. Shareholder may be subject to limitations on deduction of these expenses. Specifically, such “miscellaneous itemized deductions” are currently not deductible and, beginning in 2026, will be deductible only to the extent they exceed 2% of such a U.S. Shareholder’s adjusted gross income and are not deductible for alternative minimum tax purposes. The Company currently does not expect to be a “publicly offered regulated investment company.”

Shareholders should consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Shares.

Taxation of Non-U.S. Shareholders

The following discussion only applies to non-U.S. Shareholders. Whether an investment in the shares is appropriate for a non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the shares by a non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders should consult their tax advisors before investing in the Shares.

In general, distributions of the Company’s “investment company taxable income” to non-U.S. Shareholders generally are subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Company’s current or accumulated earnings and profits unless an applicable exception applies. However, no withholding will be required with respect to such distributions if (i) the distributions are properly reported to Shareholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. The Company anticipates that a substantial portion of its distributions will qualify for this exemption from withholding. No assurance can be provided, however, that any of the Company’s distributions will qualify for this exemption. If such distributions are effectively connected with the conduct of a trade or business in the United Stated (a “U.S. trade or business”) by the non-U.S. Shareholder (and, if a treaty applies, are attributable to a permanent establishment maintained in the United States by the non-U.S. Shareholder), the Company will not be required to withhold U.S. federal tax if the Non-U.S. Shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a Non-U.S. Shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.

Actual or deemed distributions of the Company’s net capital gains to a non-U.S. Shareholder if properly reported by the Company as capital gain dividends, and gains realized by a non-U.S. Shareholder upon the sale, exchange or other taxable disposition of Shares, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. Shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. Shareholder in the United States) or, in the case of an individual, the non-U.S. Shareholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

If the Company distributes its net capital gains in the form of deemed rather than actual distributions, a non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Shareholder’s allocable share of the corporate-level U.S. federal income tax the Company pays on the capital gains deemed to have been distributed; however, in order to obtain the refund, the non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

If any actual or deemed distributions of the Company’s net capital gains, or any gains realized upon the sale, exchange or other taxable disposition of Shares, are effectively connected with a U.S. trade or business of the non-U.S. Shareholder (and, if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the non-U.S. Shareholder), such amounts will be subject to U.S. federal income tax, on a net income basis, in the same manner, and at the graduated rates applicable to, a U.S. Shareholder. For a corporate non-U.S. Shareholder, the after-tax amount of distributions (both actual and deemed) and gains realized upon the sale, exchange or other taxable disposition of Shares that are effectively connected to a U.S. trade or business (and, if a treaty applies, are attributable to a U.S. permanent establishment), may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

Non-U.S. Shareholders generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on the sale or other taxable disposition of Shares.

Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Shares.

If the Company was unable to qualify for treatment as a RIC, any distributions by the Company would be treated as dividends to the extent of its current and accumulated earnings and profits. The Company would not be eligible to report any such dividends as interest-related dividends, short-term capital gain dividends, or capital gain dividends. As a result, any such dividend paid to a non-U.S. Shareholder that is not effectively connected with a U.S. trade or business of the non-U.S. Shareholder (and, if an income tax treaty applies, attributable to a permanent establishment maintained by the non-U.S. Shareholder in the United States) would be subject to the 30% (or reduced applicable treaty rate) withholding tax discussed above regardless of the source of the income giving rise to such distribution. Distributions in excess of the Company’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the non-U.S. Shareholder’s adjusted tax basis, and any remaining distributions would be treated as a gain from the sale of the non-U.S. Shareholder’s Shares subject to taxation as discussed above.

The amount of distributions that the Company pays to any non-U.S. Shareholder will be reported to the non-U.S. Shareholder and to the IRS annually on an IRS Form 1042-S, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities of the country in which the non-U.S. Shareholder resides. However, a non-U.S. Shareholder generally will not be subject to backup withholding and certain other information reporting with respect to payments that the Company makes to the non-U.S. Shareholder, provided that the Company does not have actual knowledge or reason to know that such non-U.S. Shareholder is a “United States person,” within the meaning of the Code, and the non-U.S. Shareholder has established that it is a non-U.S. Shareholder or otherwise established an exemption from backup withholding. A non-U.S. Shareholder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. Shareholder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. Shareholders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either: (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and financial information associated with the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless such foreign entities certify that they do not have a greater than 10% owner that is a specified U.S. person or provide the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a non-U.S. Shareholder and the status of the intermediaries through which they hold their Shares, Non-U.S. Shareholders could be subject to this 30% withholding tax with respect to distributions on their Shares. Under certain circumstances, a non-U.S. Shareholder might be eligible for refunds or credits of such taxes.

THE CONTENTS OF THIS SECTION ARE INTENDED AS A GENERAL DISCUSSION OF CERTAIN TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY. THIS DISCUSSION SHOULD NOT BE CONSTRUED AS PROVIDING TAX ADVICE TO PROSPECTIVE INVESTORS, NOR SHOULD A PROSPECTIVE INVESTOR RELY ON THIS DISCUSSION AS TO THE TAX CONSEQUENCES OF ACQUIRING, HOLDING, AND DISPOSING OF SHARES. PROSPECTIVE INVESTORS SHOULD CONSULT WITH AND RELY SOLELY ON THEIR OWN TAX ADVISERS AS TO ALL TAX CONSEQUENCES OF ACQUIRING, HOLDING, AND DISPOSING OF SHARES, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX LAWS.

Certain ERISA Considerations

ERISA imposes certain requirements on (i) “employee benefit plans” (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) entities whose underlying assets include the assets of such plans (each of (i) and (ii), an “ERISA Plan”) and (iii) persons who are fiduciaries with respect to ERISA Plans. Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and of other “plans” that are subject to Section 4975 of the Code, such as individual retirement accounts and “Keogh” plans (together with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” under ERISA or “disqualified persons” under the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code, unless a statutory or administrative exemption is available. Each person acquiring Shares that is or may become a Plan is responsible for determining the extent, if any, to which the purchase and holding of Shares will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and otherwise for determining compliance with ERISA and Section 4975 of the Code.

The Plan Assets Regulation describes when the assets of an entity are to be treated as “plan assets” for purposes of ERISA or Section 4975 of the Code. The Plan Assets Regulation provides that, if a Plan acquires an “equity interest” (such as Shares of the Company) in an entity (such as the Company) that is neither a “publicly-offered security” nor a security issued by an investment company registered under the 1940 Act, the assets of the Plan are deemed to include both the equity interest in the entity as well as an undivided interest in each of the underlying assets of such entity, unless Benefit Plan Investors (as defined below) in the aggregate hold less than 25% of the value of each class of equity interests in the entity or unless another exception under the Plan Assets Regulation applies. One such exception applies to equity interests in an “operating company.” If the underlying assets of the entity were deemed to include “plan assets,” the obligations and other responsibilities of Plan sponsors, Plan fiduciaries and Plan administrators, and of parties in interest and disqualified persons, under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption applies); in addition, various providers of fiduciary or other services to the entity, and any other parties with authority or control with respect to the entity, could be deemed to be Plan fiduciaries or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).

For purposes of the Plan Assets Regulation, the term “Benefit Plan Investor” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA and subject to Part 4 of Subtitle B of Title I of ERISA, (ii) any “plan” as defined in and subject to Section 4975 of the Code, and (iii) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s investment in the entity for purposes of ERISA or Section 4975 of the Code. Any entity described in clause (iii) of the previous sentence will be considered, for various purposes, to hold “plan assets” only to the extent of the percentage of its equity interests that are held by Benefit Plan Investors. The general account of an insurance company whose assets include the assets of Benefit Plan Investors may, under certain circumstances, be treated as “plan assets.” Under the Plan Assets Regulation, any equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of such person (any of the foregoing, a “Controlling Person”), will be disregarded in determining compliance with the 25% limitation.

The Plan Assets Regulation defines a “publicly-offered security” as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act if the securities are registered under the Exchange Act within one hundred twenty (120) days after the end of the fiscal year of the issuer during which the public offering occurred. A security is considered “widely held” if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The Plan Assets Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. It is noted that the Plan Assets Regulation only establishes a presumption in favor of the finding of free transferability where the restrictions are consistent with the particular types of restrictions listed in the Plan Assets Regulation.

The Plan Assets Regulation defines the term “operating company” to include a venture capital operating company (“VCOC”). An entity will qualify as a VCOC if (a) on the first day on which the entity makes an investment that is not a short-term investment of funds pending long-term commitment, and during a pre-established 90-day annual valuation period each year thereafter, the entity has at least 50% of its assets (other than short-term investments pending long-term commitment), valued at cost, invested in “operating companies” with respect to which such entity obtains “management rights” and (b) the entity, in the ordinary course of its business, actually exercises such management rights with respect to at least one of such operating companies. Operating companies are entities engaged in the production or sale of a product or service, other than the investment of capital. For purposes of the VCOC test, management rights are contractual rights directly between the entity and the operating company to substantially participate in, or substantially influence the conduct of, the management of the operating company.

To the extent necessary to avoid the Company’s assets being treated as “plan assets” under ERISA, the Company will use reasonable best efforts to operate so that it should qualify as a VCOC or to meet another exception under ERISA and/or the Regulation, including limiting equity participation in the Company by Benefit Plan Investors to less than 25% of the value of any class of equity interests in the Company. The Company may take any action it deems necessary or desirable in order that the Company’s assets should not be treated as “plan assets” under ERISA, including making structural, operating or other changes to the Company, selling or otherwise disposing of an investment, or requiring redemptions from Benefit Plan Investors.

If, following the completion of an initial public offering, or listing or registration of the Shares, in any case, that causes the Shares to be a “publicly-offered security,” the Company’s assets would not be characterized as plan assets, as discussed above.

This summary does not include a discussion of any laws that may apply to employee benefit plans that are not subject to ERISA or Section 4975 of the Code. Such plans (and entities in which they invest, as applicable) should consult their own professional advisors about any laws applicable thereto.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN IMPLICATIONS UNDER ERISA AND SECTION 4975 OF THE CODE OF AN INVESTMENT IN THE SHARES AND DOES NOT PURPORT TO BE COMPLETE. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN LEGAL, TAX, FINANCIAL AND OTHER ADVISORS PRIOR TO INVESTING TO REVIEW THESE IMPLICATIONS IN LIGHT OF SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

ITEM 1A.	RISK FACTORS

Investing in the Shares involves a number of significant risks. Before making an investment in the Shares, prospective investors should be aware of various risks, including those described below. Prospective investors should carefully consider these risk factors, together with all of the other information included in this Registration Statement, before deciding whether to make an investment in the Shares. The risks set out below are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or not presently deemed material by the Company may also impair its operations and performance. If any of the following events occur, the Company’s business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, the NAV of the Shares could decline, and investors may lose all or part of their investments.

Risks Relating to the Company’s Business and Structure

We have limited operating history and the Investment Adviser has no experience managing a BDC.

We are a closed-end management investment company organized as a Delaware statutory trust that intends to elect to be regulated as a BDC under the 1940 Act. We have limited operating history. As a result, prospective investors have a limited track record or history on which to base their investment decision. We are subject to the business risks and uncertainties associated with newly formed businesses, including the risk that we will not achieve our investment objective and the value of a Shareholder’s investment could decline substantially or become worthless. Further, the Investment Adviser has not previously offered a privately offered BDC. While we believe that the past professional experiences, including investment and financial experience, will allow the Investment Adviser to manage the Company successfully, there can be no assurance that this will be the case.

Our Board may change our operating policies and strategies without prior notice or Shareholder approval, the effects of which may be adverse to our results of operations and financial condition.

The Board has the authority, except as otherwise provided in the 1940 Act, to modify or waive certain of its operating policies and strategies without prior notice and without Shareholder approval. However, absent Shareholder approval, the Company may not change the nature of the Company’s business so as to cease to be, or withdraw the Company’s election as, a BDC. The Company cannot predict the effect any changes to its current operating policies and strategies would have on its business, operating results and the market price of the Company’s Shares. Nevertheless, any such changes could adversely affect the Company’s business and impair the Company’s ability to make distributions to the Shareholders.

Any investments that we may make could be considered speculative in nature and highly risky.

An investment in the Company is highly speculative, involves a high degree of risk, and could result in the loss of part or all of a Shareholder’s initial investment. There can be no assurance that Shareholders will receive distributions from the Company in an amount equal to their initial investment. The timing of profit realization is highly uncertain. Therefore, prospective investors should not invest in the Company unless they can bear such a loss. Moreover, there can be no assurance that the Company’s investment objective will be achieved, and investment results may vary materially from one reporting period to the next. Consequently, an investment in the Company is suitable only for sophisticated investors with other substantial assets who are capable of making an informed independent decision as to the risks involved in an investment of the Company.

The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect the debt and equity capital markets, which may have a negative impact on our business and operations.

From time to time, capital markets may experience periods of disruption and instability. Such disruptions may result in, amongst other things, write-offs, the re-pricing of credit risk, the failure of financial institutions or worsening general economic conditions, any of which could materially and adversely impact the broader financial and credit markets and reduce the availability of debt and equity capital for the market as a whole and financial services firms in particular. There can be no assurance these market conditions will not occur or worsen in the future, including as a result of the Russia-Ukraine war and more recently the Israel-Hamas war, health epidemics and pandemics, rising interest rates or renewed inflationary pressure.

Volatility and dislocation in the capital markets can create a challenging environment in which to raise or access equity or debt capital. Such conditions could make it difficult to extend the maturity of or refinance any future indebtedness or obtain new indebtedness with similar terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to the Company in the future, if at all, may continue to be at a higher cost, including as a result of the current interest rate environment, and on unfavorable terms and conditions. If the Company is unable to raise or refinance debt, then its equity investors may not benefit from the potential for increased returns on equity resulting from leverage and the Company may be limited in its ability to make commitments to its portfolio companies.

Significant disruption or volatility in the capital markets may also have a negative effect on the valuations of the Company’s future investments. While most of the Company’s investments are not expected to be publicly traded, applicable accounting standards require it to assume as part of the valuation process that its investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity). Significant disruption or volatility in the capital markets may also affect the pace of the Company’s investment activity and the potential for liquidity events involving its investments. Thus, the illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, the Company could realize significantly less than the value at which the Company has recorded its investments if we were required to sell them for liquidity purposes. An inability to raise or access capital could have a material adverse effect the Company’s business, financial condition or results of operations.

We are dependent upon certain key systems, personnel and strong referral relationships of the Investment Adviser.

The success of the Company is highly dependent on the financial and managerial expertise of the Investment Adviser. Although the Investment Adviser has attempted to foster a team approach to investing, the loss of key individuals employed by the Investment Adviser could have a material adverse effect on the performance of the Company. Such key individuals may not necessarily continue to remain employed by the Investment Adviser throughout the life of the Company. If these individuals do not maintain their existing relationships with the Investment Adviser, and Investment Adviser does not develop new relationships with other sources of investment opportunities available to the Company, it may not be able to grow its investment portfolio. In addition, individuals with whom the senior professionals of the Investment Adviser have relationships are not obligated to provide the Company with investment opportunities. Therefore, the Company can offer no assurance that such relationships will generate investment opportunities for the Company. In addition, a number of members of the professional staff of the Investment Adviser are actively involved in managing the investment decisions of other funds and other accounts advised by the Investment Adviser, and a few key personnel may invest in these funds. Accordingly, the members of the professional staff of the Investment Adviser will have demands on their time for the investment, monitoring, and other functions of other funds advised by the Investment Adviser.

The investment professionals of the Investment Adviser expect to devote such time and attention to the conduct of the Company’s business as such business shall reasonably require. However, there can be no assurance, for example, that the members of the Investment Adviser or such investment professionals will devote any minimum number of hours each week to the affairs of the Company or that they will continue to be employed by the Investment Adviser. Subject to certain remedies, in the event that certain employees of the Investment Adviser cease to be actively involved with the Company, the Company will be required to rely on the ability of the Investment Adviser to identify and retain other investment professionals to conduct the Company’s business. The Board intends to evaluate the commitment and performance of the Investment Adviser in conjunction with the required approval of the Investment Advisory Agreement.

The Company depends upon the Investment Adviser to maintain its network of strategic relationships, and the Company expects to rely to a significant extent upon these relationships to provide the Company with potential investment opportunities. If the Investment Adviser fails to maintain such relationships, or to develop new relationships with other sources of investment opportunities, the Company will not be able to grow its investment portfolio. In addition, individuals with whom the Investment Adviser has relationships are not obligated to provide the Company with investment opportunities, and the Company can offer no assurance that these relationships will generate investment opportunities for the Company in the future.

We cannot guarantee to replicate historical results achieved by the Investment Adviser.

The performance of the prior investments by the Investment Adviser and its affiliates, including the Legacy Fund, is not necessarily indicative of the Company’s future results. While the Investment Adviser intends for the Company to make investments that have estimated returns commensurate with the risks undertaken, there can be no assurance that the Company’s investment objective will be achieved. On any given investment, a total loss is possible. There can be no guarantee that the Company will replicate the historical results achieved by members of the Investment Adviser or its affiliates, and investment returns could be substantially lower than the returns achieved by them in prior periods. Additionally, all or a portion of the prior results may have been achieved in particular market conditions which may never be repeated. Moreover, current or future market volatility and regulatory uncertainty may have an adverse impact on the Company’s future performance.

Investment decisions may be undertaken on an expedited basis.

Investment analyses and decisions by the Investment Adviser may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In these cases, the information available to the Investment Adviser at the time of making an investment decision may be limited. Therefore, no assurance can be given that the Investment Adviser will have knowledge of all circumstances that may adversely affect an investment. In addition, the Investment Adviser may rely upon independent consultants and other sources in connection with its evaluation of proposed investments, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants or other sources, or as to the Company’s right of recourse against them in the event that errors or omissions do occur.

The ability to execute investment decisions may be limited.

When making investment and allocation decisions, the Investment Adviser relies on its available resources, which, in some cases, could be limited, delayed, or disrupted, particularly in challenging or uncertain markets, or in the case of social, political, or governmental actions. While the Investment Adviser performs investment and allocation functions consistent with its agreements with the Company and other clients and accounts, there can be no assurance that the Investment Adviser’s available resources or its personnel responsible for investment and allocation decisions will ultimately result in the most favorable investments, allocations or returns to the Company or, thereby, investors.

Our ability to achieve our investment objective will depend on our ability to manage our business and to grow our investments and earnings.

The Company’s ability to achieve its investment objective will depend on its ability to manage its business and to grow its investments and earnings. This will depend, in turn, on the Investment Adviser’s ability to identify, invest in, and monitor portfolio companies that meet the Company’s investment criteria. The achievement of the Company’s investment objectives on a cost-effective basis will depend upon the Investment Adviser’s execution of its investment process, its ability to provide competent, attentive, and efficient services to the Company and, to a lesser extent, the Company’s access to financing on acceptable terms. The Investment Adviser’s investment professionals will have substantial responsibilities in connection with the management of other investment funds, accounts, and investment vehicles. The personnel of the Investment Adviser may be called upon to provide managerial assistance to the Company’s portfolio companies. These activities may distract them from servicing new investment opportunities for the Company or slow the Company’s rate of investment. Any failure to manage the Company’s business and the Company’s future growth effectively could have a material adverse effect on the Company’s business, financial condition, results of operations, and cash flows.

There are significant potential conflicts of interest that could impact our investment returns.

As a result of the Company’s relationships or arrangements with the Investment Adviser, there may be times when the Investment Adviser and its personnel have interests that differ from those of the Shareholders, giving rise to a conflict of interest.

The Investment Adviser employees serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as the Company does, or of investment funds, accounts, or investment vehicles managed by the Investment Adviser and/or its affiliates. Similarly, the Investment Adviser and its affiliates may have other clients with similar, different or competing investment objectives (collectively, “Other Accounts”).

In serving in these multiple capacities, they may have obligations to Other Accounts or investors in those entities, the fulfillment of which may not be in the best interests of the Company or Shareholders. For example, the Investment Adviser will have management responsibilities for other investment funds, accounts, and investment vehicles. There is a potential that the Company will compete with these funds, and other entities managed by the Investment Adviser and its affiliates, for capital and investment opportunities. As a result, the Investment Adviser may face conflicts in the allocation of investment opportunities among the Company and the investment funds, accounts, and investment vehicles managed by the Investment Adviser and its affiliates. The Investment Adviser intends to allocate investment opportunities among eligible investment funds, accounts, and investment vehicles in a manner that is fair and equitable over time and consistent with its allocation policy. However, the Company can offer no assurance that such opportunities will be allocated to the Company fairly or equitably in the short-term or over time.

Subject to the 1940 Act, the Company may also co-invest with Other Accounts, and the relationship with such Other Accounts could influence the decisions made by the Investment Adviser with respect to such investments. The Company may invest in securities of the same issuers as Other Accounts. To the extent that the Company holds interests that are different (or more senior or junior) than those held by such Other Accounts, the Investment Adviser may be presented with decisions involving circumstances where the interests of such Other Accounts are in conflict with those of the Company. Further conflicts could arise after the Company and Other Accounts have made their respective initial investments. For example, if additional financing is necessary as a result of financial or other difficulties, it may not be in the best interests of the Company to provide such additional financing. If the Other Accounts were to lose their respective investments as a result of such difficulties, the ability of the Investment Adviser to recommend actions in the best interests of the Company might be impaired. The Investment Adviser may, in its discretion, take steps to reduce the potential for adversity between the Company and the Other Accounts, including causing the Company and/or such Other Accounts to take certain actions that, in the absence of such conflict, it would not take. Such conflicts will be more difficult if the Company and Other Accounts hold significant or controlling interests in competing or different tranches of a portfolio company’s capital structure. Furthermore, it is possible that the Company’s interest may be subordinated or otherwise adversely affected by virtue of such Other Accounts’ involvement and actions relating to its investment. There can be no assurance that any conflict will be resolved in favor of the Company, and each Shareholder acknowledges and agrees that, in some cases, subject to applicable law, a decision by the Investment Adviser to take any particular action could have the effect of benefiting an Other Account (and, incidentally, may also have the effect of benefiting the Investment Adviser).

Additionally, both Mr. Buffington and the Administrator are minority equity owners in the Investment Adviser and accordingly are entitled to profit interests in the Investment Adviser. Accordingly, this relationship may create a conflict of interest for the Administrator and its personnel due to the ownership in the Investment Adviser.

Our management and incentive fee structure may create a conflict of interest for the Investment Adviser.

In the course of the Company’s investing activities, the Company will pay management and incentive fees to the Investment Adviser. The Company has entered into the Investment Advisory Agreement with the Investment Adviser. Under the incentive fee structure in place, the Company’s net investment income and net realized gains will be computed and used to calculate the incentive fees. This fee structure may give rise to a conflict of interest for the Investment Adviser, as it may create an incentive for the Investment Adviser to pursue investments that are riskier or more speculative than would be the case in the absence of such compensation arrangement. This risk could be increased because, under the Investment Advisory Agreement, the Investment Adviser is not obligated to reimburse the Company for incentive fees it receives even if the Company subsequently incurs losses that were not previously accrued.

Whether or not suitable investment opportunities are available to the Company and regardless of whether the Company experiences net losses in a particular year or over the term of the Company, the Investment Adviser will be entitled to receive a management fee. The Company will be required to pay the management fee regardless of the amount of income being generated by Company assets.

We may invest alongside third parties, which could involve certain risks.

The Company may invest alongside third parties through partnerships, joint ventures or other entities. Such investments may involve risks not present in investments where a third party is not involved, including the possibility that such third party may, at any time, have economic or business interests or goals which are inconsistent with those of the Company, or may be in a position to take action contrary to the investment objective of the Company. In addition, the Company may, in certain circumstances, be liable for actions of such third party.

The terms of the Investment Advisory Agreement will be negotiated between related parties.

The Investment Advisory Agreement will be negotiated between related parties. Consequently, its terms, including fees payable to the Investment Adviser, may not be as favorable to the Company as if they had been negotiated with an unaffiliated third party. In addition, the Company may choose not to enforce, or to enforce less vigorously, its rights and remedies under these agreements because of the Company’s desire to maintain the Company’s ongoing relationship with the Investment Adviser and its affiliates.

The Investment Adviser’s liability is limited under the Investment Advisory Agreement, and we are required to indemnify the Investment Adviser against certain liabilities, which may lead the Investment Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

Under the Investment Advisory Agreement, the Investment Adviser will not assume any responsibility to the Company other than to render the services called for thereunder. The Investment Adviser will not be responsible for any action of the Board in following or declining to follow the Investment Adviser’s advice or recommendations. Under the Investment Advisory Agreement, the Investment Adviser, its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Investment Adviser, and any person controlling or controlled by the Investment Adviser, will not be liable to the Company, any of its subsidiaries, the Company’s Trustees, the Shareholders or any subsidiary’s shareholders or partners for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting gross negligence, willful misfeasance, bad faith or reckless disregard of the obligations and duties that the Investment Adviser owes to the Company under the Investment Advisory Agreement. In addition, pursuant to the Investment Advisory Agreement, the Company agreed to indemnify the Investment Adviser and each of its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Investment Adviser, from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with the Company’s business and operations or any action taken or omitted on the Company’s behalf pursuant to authority granted by the Investment Advisory Agreement, except where attributable to gross negligence, willful misfeasance, bad faith or reckless disregard of such person’s obligations and duties under the Investment Advisory Agreement. These protections may lead the Investment Adviser to act in a riskier manner when acting on the Company’s behalf than it would when acting for its own account. The obligations to the Company under these indemnification arrangements may be material and could have an adverse effect on the returns to Shareholders because these obligations would be payable from the assets of the Company. Further, under these indemnification arrangements, Shareholders may have a more limited right of action in certain cases than they would in the absence of these arrangements.

Most of our portfolio investments will not be publicly traded and, as a result, the fair value of these investments may not be readily determinable.

The Company expects to make its portfolio investments in the form of securities that are not publicly traded and for which no market-based price quotation is available. As a result, the Investment Adviser, as valuation designee, will determine the fair value of these securities in good faith as described above in Item 1. Determination of Net Asset Value. In connection with that determination, investment professionals from the Investment Adviser will provide the Board with valuations based upon the most recent portfolio company financial statements available and projected financial results of each portfolio company. While the valuation for each portfolio investment will be reviewed by an independent valuation firm at least once annually, the determination of fair value will be made by the Investment Adviser and not by such third-party valuation firm. In addition, the non-Independent Trustees have a pecuniary interest in the Investment Adviser. The participation of the Investment Adviser’s investment professionals in the Company’s valuation process, and the pecuniary interest in the Investment Adviser by certain members of the Board, could result in a conflict of interest, as the Investment Adviser’s management fee is based, in part, on the value of the Company’s gross assets.

Most, if not all, of the Company’s investments (other than cash and cash equivalents) will be classified as Level 3 assets under ASC Topic 820. This means that the Company’s portfolio valuations will be based on unobservable inputs and the Investment Adviser’s own assumptions about how market participants would price the asset or liability in question. The Company expects that inputs into the determination of fair value of its portfolio investments will require significant management judgment or estimation. Even if observable market data are available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. The Investment Adviser, as valuation designee, expects to retain the services of one or more independent service providers to review the valuation of these investments. The types of factors that the Investment Adviser may take into account in determining the fair value of the Company’s investments generally include, as appropriate, comparison to publicly-traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Company’s determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed. The Company’s net asset value could be adversely affected if its determinations regarding the fair value of its investments were materially higher than the values that the Company ultimately realizes upon the disposal of investments. In addition, the method of calculating the management fee may result in conflicts of interest between the Investment Adviser, on the one hand, and the Shareholders of the Company on the other hand, with respect to valuation of investments.

The Company will adjust the valuation of its portfolio quarterly to reflect the Investment Adviser’s determination of the fair value of each investment in the Company’s portfolio. Any changes in fair value are recorded in the Company’s statement of operations as net change in unrealized appreciation or depreciation.

Our ability to enter into transactions with our affiliates is restricted.

The 1940 Act prohibits or restricts the Company’s ability to engage in certain principal transactions and joint transactions with certain “First Tier” affiliates and “Second Tier” affiliates. For example, the Company is prohibited from buying or selling any security from or to any person who owns more than 25% of the Company’s voting securities or certain of that person’s affiliates (each is a “First Tier” affiliate), or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. The Company considers the Investment Adviser and its affiliates to be “First Tier” affiliates for such purposes. The Company is prohibited, under the 1940 Act, from participating in certain principal transactions and joint transactions with a “Second Tier” affiliate without the prior approval of the Independent Trustees. Any person that owns, directly or indirectly, 5% or more of the Company’s outstanding voting securities will be a “Second Tier” affiliate for purposes of the 1940 Act, and the Company is generally prohibited from buying or selling any security from or to such “Second Tier” affiliate without the prior approval of the Independent Trustees.

The Company may, however, invest alongside the Investment Adviser’s investment funds, accounts, and investment vehicles in certain circumstances where doing so is consistent with the Company’s investment strategy as well as applicable law and SEC staff interpretations. For example, the Company may invest alongside such investment funds, accounts, and investment vehicles consistent with guidance promulgated by the SEC staff to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Investment Adviser, acting on the Company’s behalf and on behalf of such investment funds, accounts, and investment vehicles, negotiates no term other than price. The Company may also invest alongside the Investment Adviser’s or its affiliates’ investment funds, accounts, and investment vehicles as otherwise permissible under regulatory guidance, applicable regulations, and the Investment Adviser’s policy.

In situations where co-investment with investment funds, accounts, and investment vehicles managed by the Investment Adviser or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer or where the different investments could be expected to result in a conflict between the Company’s interests and those of the Investment Adviser’s or its affiliates’ clients, subject to the limitations described in the preceding paragraph, the Investment Adviser will need to decide which client will proceed with the investment. Moreover, except in certain limited circumstances as permitted by the 1940 Act, such as when the only term being negotiated is price, the Company will be unable to invest in any issuer in which an investment fund, account or investment vehicle managed by the Investment Adviser has previously invested. Similar restrictions limit the Company’s ability to transact business with the Company’s officers or Trustees or their affiliates. These restrictions will limit the scope of investment opportunities that would otherwise be available to the Company.

The Company has submitted an application for exemptive relief from the SEC to permit greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for the Company to co-invest with investment funds, accounts, and investment vehicles managed by the Investment Adviser in a manner consistent with the Company’s investment objectives, positions, policies, strategies, and restrictions, as well as regulatory requirements and other pertinent factors. On March 26, 2025, the SEC issued a notice of its intention to issue the order granting the co-investment exemptive relief.

We operate in a highly competitive market for investment opportunities.

The business of investing in assets meeting the Company’s investment objective is highly competitive. Competition for investment opportunities includes a growing number of non-traditional participants, such as hedge funds, private funds, including other BDCs, and other private investors, as well as more traditional financial institutions and competitors. Some of these competitors may have access to greater amounts of capital and to capital that may be committed for longer periods of time or may have different return thresholds than the Company, and, thus, these competitors may have advantages not shared by the Company. Furthermore, many of the Company’s competitors are not subject to the regulatory restrictions that the 1940 Act imposes on the Company as a BDC. Increased competition for, or a diminishment in the available supply of, investments suitable for the Company could result in lower returns on such investments. Moreover, the identification of attractive investment opportunities is difficult and involves a high degree of uncertainty. The Company may incur significant expenses in connection with identifying investment opportunities and investigating potential investments which are ultimately not consummated, including expenses relating to due diligence, transportation, legal expenses, and the fees of other third-party advisors.

With respect to all investments, the Company may lose some investment opportunities if the Company does not match its competitors’ pricing, terms, and structure. However, if the Company matches the Company’s competitors’ pricing, terms, and structure, the Company may experience losses. The Company may also compete for investment opportunities with investment funds, accounts, and investment vehicles managed by the Investment Adviser. Although the Investment Adviser will allocate opportunities in accordance with its policies and procedures, allocations to such investment funds, accounts, and investment vehicles will reduce the amount and frequency of opportunities available to the Company and may not be in the best interests of the Company and the Shareholders. Moreover, the performance of investments will not be known at the time of allocation.

We may have a limited ability to make cash distributions.

The Company generally intends to make quarterly distributions and to distribute, out of assets legally available for distribution, substantially all of its available earnings, on an annual basis, as determined by the Board in its sole discretion. The Company may not achieve investment results that will allow it to make a specified or stable level of cash distributions and the Company’s distributions may decrease over time. In addition, due to the asset coverage test applicable to the Company as a BDC, the Company may be limited in its ability to make distributions.

We may fail to achieve targeted returns.

The Investment Adviser will select investments on behalf of the Company based on the Investment Adviser’s estimates or projections of returns. These estimates and projections are inherently subjective and may prove too optimistic or to have been based on assumptions that are or become incorrect. Shareholders have no assurance that actual internal rates of return will equal or exceed the stated target return to investors. In addition, the Company’s ability to achieve its targeted return may be adversely affected by numerous factors, including, but not limited to, a decline in economic conditions, the inability to obtain or maintain financing at expected levels or rates, increased competition, or any of the other risks described herein.

Projected operating results of a portfolio company in which the Company invests normally will be based primarily on financial projections prepared by the portfolio company’s management team. In all cases, projections are only estimates of future results that are based upon assumptions made at the time the projections are developed. There can be no assurance that the results set forth in the projections will be attained, and actual results may be significantly different from the projections. Also, general economic factors, which are not predictable, can have a material effect on the reliability of projections.

Regulations governing our operation as a BDC affect our ability to, and the way in which we raise additional capital.

The Company may issue debt securities or preferred shares and/or borrow money from banks or other financial institutions, collectively referred to as “senior securities,” up to the maximum amount permitted by the 1940 Act. BDCs are generally able to issue senior securities such that their asset coverage, as defined in the 1940 Act, equals at least at least 200% of gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. In other words, under the 1940 Act, the Company is able to borrow $1 for investment purposes for every $1 of investor equity. On February 26, 2025, the Board, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, and the Company’s sole stockholder approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. As a result, the asset coverage ratio test applicable to the Company was decreased from 200% to 150%, effective February 26, 2025, which permits the Company to borrow $2 for investment purposes for every $1 of investor equity. As a result, the Company is able to incur indebtedness in the future, and investors in the Company may face increased investment risk.

If the value of the Company’s assets declines, the Company may be unable to satisfy the applicable asset coverage test. If that happens, it may be required to sell a portion of its investments at a time when such sales may be disadvantageous to the Company in order to repay a portion of its indebtedness. Also, any amounts that the Company uses to service its indebtedness would not be available for distributions to Shareholders. If the Company issues senior securities, the Company will be exposed to typical risks associated with leverage, including an increased risk of loss. Accordingly, any failure to satisfy this test could have a material adverse effect on the Company’s business, financial condition or results of operations. Also, to generate cash for funding new investments, the Company may in the future seek to issue additional debt or to securitize certain of our loans. The 1940 Act may impose restrictions on the structure of any such securitization.

The Company is not generally able to issue and sell its Shares at a price below net asset value per Share. The Company may, however, sell Shares, or warrants, options or rights to acquire Shares, at a price below the then-current net asset value per Share if the Board determines that such sale is in the Company’s best interests and if the Shareholders approve such sale. In any such case, the price at which the Company’s Shares are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the market value of such securities (less any distributing commission or discount). If the Company raises additional funds by issuing Shares or senior securities convertible into, or exchangeable for, Shares of the Company, then the percentage ownership of the Shareholders at that time will decrease, and Shareholders may experience dilution.

The requirement that we invest a sufficient portion of our assets in Qualifying Assets could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in Qualifying Assets could result in our failure to maintain our status as a BDC.

To maintain its status as a BDC, the Company is not permitted to acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of the Company’s total assets are qualifying assets (with certain limited exceptions). Subject to certain exceptions for follow-on investments and distressed companies, an investment in an issuer that has outstanding securities listed on a national securities exchange may be treated as a qualifying asset only if such issuer has a common equity market capitalization that is less than $250 million at the time of such investment.

The Investment Adviser believes that most of the investments that the Company may acquire in the future will constitute qualifying assets. However, the Company may be precluded from investing in what the Investment Adviser believes to be attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If the Company does not invest a sufficient portion of its assets in qualifying assets, or if the SEC disagrees with the Investment Adviser’s analysis that the portfolio companies constitute “eligible portfolio companies” under the 1940 Act, the Company could violate the 1940 Act provisions applicable to BDCs. As a result of such violation, specific rules under the 1940 Act could prevent the Company, for example, from making follow-on investments in existing portfolio companies (which could result in the dilution of its position) or could require the Company to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If the Company must dispose of such investments quickly, it could be difficult to do so on favorable terms. The Company may not be able to find a buyer for such investments and, even if the Company does find a buyer, the Company may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on the Company’s business, financial condition, results of operations, and cash flows.

If the Company does not maintain its status as a BDC, it would be subject to regulation as a registered closed-end investment company under the 1940 Act. As a registered closed-end investment company, the Company would be subject to substantially more regulatory restrictions under the 1940 Act, which would significantly decrease the Company’s operating flexibility.

We will be subject to limited restrictions with respect to the proportion of our assets that may be invested in a single issuer.

The Company is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that the Company is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer, excluding limitations on investments in other investment companies. To the extent that the Company assumes large positions in the securities of a small number of issuers or industries, the Company’s net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. The Company may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. In addition, the aggregate returns the Company realizes may be significantly adversely affected if a small number of investments perform poorly or if the Company needs to write down the value of any one investment. Additionally, a downturn in any particular industry in which the Company is invested could significantly affect the Company’s aggregate returns.

We may borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.

The use of leverage magnifies the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in the Shares. However, the Company may, in the future, borrow from banks, insurance companies, and other lenders. Lenders of these funds will have fixed dollar claims on the Company’s assets that are superior to the claims of Shareholders, and the Company would expect such lenders to seek recovery against the Company’s assets in the event of a default. The Company may pledge up to 100% of its assets and may grant a security interest in all of its assets under the terms of any debt instruments the Company may enter into with lenders. In addition, under the terms of a borrowing facility or other debt instrument the Company may enter into, it is likely to be required to use the net proceeds of any investments that the Company sells to repay a portion of the amount borrowed under such facility or instrument before applying such net proceeds to any other uses. If the value of the Company’s assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had the Company not leveraged, thereby magnifying losses or eliminating the Company’s stake in a leveraged investment. Similarly, any decrease in the Company’s revenue or income will cause the Company’s net income to decline more sharply than it would have had the Company not borrowed. Such a decline would also negatively affect the Company’s ability to make dividend payments on the Shares or preferred shares. The Company’s ability to service any debt will depend largely on the Company’s financial performance and will be subject to prevailing economic conditions and competitive pressures. In addition, the Shareholders will bear the burden of any increase in the Company’s expenses as a result of the Company’s use of leverage, including interest expenses.

As a BDC, the Company generally is required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of the Company’s borrowings and any preferred shares that the Company may issue in the future. The 1940 Act prescribes an asset coverage ratio of at least 150%, if certain conditions are met. If the Company’s asset coverage ratio declines below the applicable required percentage, the Company will not be able to incur additional debt and could be required to sell a portion of its investments to repay some debt when it is otherwise disadvantageous for the Company to do so. This could have a material adverse effect on the Company’s operations, and the Company may not be able to make distributions. The amount of leverage that the Company employs will depend on the Investment Adviser’s and the Board’s assessment of market and other factors at the time of any proposed borrowing. The Company cannot assure Shareholders that it will be able to obtain credit at all or on terms acceptable to it.

The Company is subject to significant costs as a result of being registered under the Exchange Act.

The Company incurs legal, accounting, and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act and other rules implemented by the SEC. These rules and regulations, and any future changes thereto, will increase the Company’s legal and financial compliance costs and will require significant time and attention from its management team.

We are exposed to risks associated with changes in interest rates, including the current interest rate environment.

To the extent the Company borrows money to make investments, the Company’s net investment income will depend, in part, upon the rate at which the Company borrows funds. Further, at times, the Company may invest in convertible notes, which could be impacted by market interest rates. As a result, the Company can offer no assurance that a significant change in market interest rates would not have a material adverse effect on the Company’s net investment income in the event it uses debt to finance its investments. In periods of rising interest rates, the Company’s cost of capital would increase, which could reduce the Company’s net investment income. The Company may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. Such techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act.

We may experience fluctuations in our operating results.

The Company could experience fluctuations in its operating results due to a number of factors, including the interest rates payable on the debt investments we make, the default rates on such investments, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

Changes in laws or regulations governing our operations or the operations of our portfolio companies, changes in the interpretation thereof or enacted laws or regulations could require changes to certain business practices of us or such portfolio companies, negatively impact the operations, cash flows or financial condition of us or such portfolio companies, impose additional costs on us or such portfolio companies or otherwise adversely affect our business or the business of such portfolio companies.

The Company and its portfolio companies will be subject to regulation by laws at the U.S. federal, state, and local levels. These laws and regulations, as well as their interpretation, may change from time to time, and new laws, regulations and interpretations may also come into effect. Any such new or changed laws or regulations could have a material adverse effect on the Company’s business.

Additionally, changes to the laws and regulations governing the Company’s operations related to permitted investments may cause the Company to alter its investment strategy in order to avail it of new or different opportunities. Such changes could result in material differences to the strategies and plans set forth in this Registration Statement and may shift the Company’s investment focus from the areas of expertise of the Investment Adviser to other types of investments in which the Investment Adviser may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on the Company’s results of operations and the value of a Shareholder’s investment.

The Investment Adviser could resign from its role and a suitable replacement may not be found, resulting in disruptions that could adversely affect our business, results of operations and financial condition.

The Investment Adviser has the right under the Investment Advisory Agreement to resign as the Investment Adviser at any time upon not less than sixty (60) days’ written notice, whether the Company has found a replacement or not. If the Investment Adviser were to resign, the Company may not be able to find a new investment adviser or administrator, as applicable, or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within sixty (60) days, or at all. If the Company is unable to do so quickly, its operations are likely to experience a disruption, its financial condition, business, and results of operations as well as its ability to pay distributions to the Shareholders are likely to be adversely affected, and the value of the Shares may decline. In addition, the coordination of the Company’s internal management and investment or administrative activities, as applicable, is likely to suffer if the Company is unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Investment Adviser. Even if the Company is able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with the Company’s investment objective may result in additional costs and time delays that may adversely affect the Company’s business, financial condition, results of operations, and cash flows.

Our status as an “Emerging Growth Company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Wee are highly dependent on the information systems of the Investment Adviser and operational risks including systems failures could significantly disrupt our business, result in losses or limit our growth, which may, in turn, negatively affect our operating results and our ability to pay distributions.

The Company’s business is highly dependent on the communications and information systems of the Investment Adviser and its affiliates. In addition, certain of these systems are provided to the Investment Adviser or its affiliates by third-party service providers, including the Administrator. Any failure or interruption of such systems, including as a result of the termination of an agreement with any such third-party service provider, could cause delays or other problems in the Company’s activities. This, in turn, could have a material adverse effect on the Company’s operating results and negatively affect the market price of the Company’s Shares and the Company’s ability to pay distributions to the Shareholders.

The occurrence of a disaster such as a cyber-attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in the Company’s disaster recovery systems, or a support failure from external providers, could have an adverse effect on the Company’s ability to conduct business and on its results of operations and financial condition, particularly if those events affect the Company’s computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of the Investment Adviser’s personnel were unavailable in the event of a disaster, the Company’s ability to effectively conduct its business could be severely compromised. Adverse events can threaten the confidentiality, integrity or availability of the Company’s information resources. Despite the Company’s implementation of a variety of security measures, its computer systems could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, the Company may experience threats to its data and systems, including malware and computer virus attacks, unauthorized access, system failures, and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary, and other information processed and stored in, and transmitted through, the Company’s computer systems, both those provided by the Investment Adviser, its affiliates, and third-party service providers, and networks, or otherwise cause interruptions or malfunctions in the Company’s operations, which could result in damage to its reputation, financial losses, litigation, increased costs, regulatory penalties and/or dissatisfaction or loss.

Risks Relating to the Company’s Investments

Investing in our Shares may involve a high degree of risk.

The Company’s investment strategy focuses primarily on originating and making loans to, and making debt and equity investments in small- or medium-sized private U.S. companies. The types of investments that the Company anticipates making involve a high degree of risk. In general, financial and operating risks confronting the Company’s portfolio companies can be significant. A loss of a Shareholder’s entire investment is possible. The timing of profit realization is highly uncertain. Losses are likely to occur early in the portfolio company’s life, while successes often require a long timeframe for maturation.

The Company’s investment in portfolio companies will be subject to numerous risks, which may be substantial and will relate to a variety of types of risks, including, without limitation, capital needs risks, business risks, technology risks, competition risks, economic risks, market risks, management risks, government regulation risks, tax risks, and numerous additional types of risks that operating companies face. Each of the portfolio companies may realize any or all of the risks to which their businesses are subject, any of which may result in losses for such portfolio companies and, consequently, losses to the Company.

Growth companies often experience unexpected problems in the areas of product or service development, manufacturing, marketing, financing, and general management, which, in some cases, cannot be adequately solved. In addition, such companies may require substantial amounts of financing which may not be available through institutional private placements or the public markets.

The Net Asset Value of our Shares may fluctuate.

The Company’s net asset value may fluctuate over time and, consequently, Shareholders may pay a different price per Share at subsequent closings than some other investors paid at earlier closings. Consequently, investors in subsequent closings may receive a different number of Shares for the same purchase price that earlier investors made depending on the net asset value at the relevant time.

We cannot guarantee an appropriate commercial market.

Many private companies are founded on new technologies or developments which, assuming successful development of practical applications, will provide platforms for a variety of products that will not have been tested in the commercial markets. Accordingly, there can be no assurance that appropriate markets will exist for a private company’s products. Even if a market does exist, there can be no assurance that the private companies will be profitable or that substantial losses will not occur

There is currently no public market for our Shares, and the liquidity of your investment is limited.

The Company’s investments will generally be private, illiquid holdings. As such, there will generally be no public markets for the securities held by the Company and no readily available liquidity mechanism at any particular time for any of the investments held by the Company. In addition, the realization of value from any investments may not be possible or known with any certainty until the Investment Adviser elects to sell one or more investments and subsequently make distributions to the Shareholders.

Our investments may be concentrated.

The Company may participate in a limited number of investments and may seek to make several investments in one particular industry. As a result, the Company’s investment portfolio could become highly concentrated, and the performance of a few holdings may substantially affect its aggregate return. Furthermore, to the extent that the capital raised through subscription agreements is less than the targeted amount, the Company may invest in fewer portfolio companies and thus be less diversified. The portfolio holdings of the Company will not be broadly diversified. A downturn of the economy or in the business of any one company could impact the aggregate returns delivered to Shareholders by the Company. To the extent the Company concentrates investments in a particular issuer, industry, security or geographic region, its investments will become more susceptible to fluctuations in value resulting from adverse economic and business conditions with respect thereto.

We may be subject to risks associated with our investments in the health and wellness industry.

Our investments in portfolio companies that operate in the health and wellness industry represent 39.3% of our total portfolio as of December 31, 2024. Any of our portfolio companies operating in the health and wellness are subject to extensive government regulation and certain other risks particular to that industry. Such portfolio companies are subject to extensive regulation, including Medicare and Medicaid payment rules and regulation, the False Claims Act and federal and state laws regarding the collection, use and disclosure of patient health information and the storage handling and administration of pharmaceuticals. If any of our portfolio companies fail to comply with applicable regulations, they could be subject to significant penalties and claims that could materially and adversely affect their operations. Portfolio companies in the health and wellness industry are also subject to the risk that changes in applicable regulations will render their services obsolete or less desirable in the marketplace.

Portfolio companies in the health and wellness industry may also have a limited number of suppliers of necessary components or a limited number of manufacturers for their products, and therefore face a risk of disruption to their manufacturing process if they are unable to find alternative suppliers when needed. Any of these factors could materially and adversely affect the operations of a portfolio company in this industry and, in turn, impair our ability to timely collect principal and interest payments owed to us.

We may be subject to risks associated with our investments in the education industry.

Our investments in portfolio companies that operate in the education industry represent 18.5% of our total portfolio as of December 31, 2024. There are risks in investing in companies that operate in this market, including the negative impact of regulation, changing technology, a competitive marketplace and difficulty in obtaining financing. Any of these factors could materially and adversely affect the operations of a portfolio company in this industry and, in turn, impair our ability to timely collect principal and interest payments owed to us.

We may be subject to risks associated with our investments in the technology-aerospace industry.

Our investments in portfolio companies that operate in the technology-aerospace industry represent 15.6 % of our total portfolio as of December 31, 2024. Such portfolio companies provide technology to companies that are subject to extensive regulation including various FAA regulations. There are risks in investing in companies that operate in this market, including the negative impact of regulation, changing technology, a competitive marketplace and difficulty in obtaining financing. Any of these factors could materially and adversely affect the operations of a portfolio company in this industry and, in turn, impair our ability to timely collect principal and interest payments owed to us.

Our investments in the technology-business industry are subject to unique risks relating to technological developments, regulatory changes and changes in customer preferences.

Our investments in portfolio companies that operate in the technology-business industry represent 14.0% of our total portfolio as of December 31, 2024. Portfolio companies in the technology-business sector are subject to many risks, including the negative impact of regulation, changing technology, a competitive marketplace and difficulty in obtaining financing. Portfolio companies in the technology-business industry must respond quickly to technological changes and understand the impact of these changes on customers’ preferences. Adverse economic, business, or regulatory developments affecting the business services sector could have a negative impact on the value of our investments in portfolio companies operating in this industry, and therefore could negatively impact our business and results of operations.

Our investments in the technology-consumer industry are subject to unique risks relating to technological developments, regulatory changes and changes in customer preferences.

Our investments in portfolio companies that operate in the technology-consumer industry represent 12.6% of our total portfolio as of December 31, 2024. Portfolio companies in the technology-consumer sector are subject to many risks, including the negative impact of regulation, changing technology, a competitive marketplace and difficulty in obtaining financing. Portfolio companies in the technology-consumer industry must respond quickly to technological changes and understand the impact of these changes on customers’ preferences. Adverse economic, business, or regulatory developments affecting the business services sector could have a negative impact on the value of our investments in portfolio companies operating in this industry, and therefore could negatively impact our business and results of operations.

Our portfolio companies be managed by such portfolio company’s management team.

While the Company may seek to obtain some level of involvement with or influence with respect to the management of portfolio companies, each portfolio company’s day-to-day operations will be primarily the responsibility of such portfolio company’s management team. Although the Investment Adviser will be responsible for monitoring the performance of each investment and generally intends to invest in companies operated by strong management, there can be no assurance that the existing management team, or any successor, will be able to successfully operate the portfolio company in accordance with the Company’s plans.

We may invest in less established companies.

The Company is likely to invest a significant portion of its assets in the securities of unseasoned companies with little or no operating history and which may experience significant losses for some time after the Company’s investment. Investments in such less established companies may involve greater risks than are generally associated with investments in more established companies. Most of these investments will be difficult to value. The return to Shareholders on their investments is contingent on the growth and prosperity of the companies in which the Company invests. The success of these companies will be subject to factors over which the Company will have little or no control, including the availability of subsequent financing, the rapid pace of technological change, market shifts (including the entry of competitors with greater resources or development of competing products, or other changes in the demand for the portfolio companies’ products and services), changes in relevant governmental regulations (particularly in the healthcare and technology areas), and changes in the economy generally. Consequently, investments in private companies are highly speculative. The profitability of portfolio companies may also depend on their ability to develop and protect intellectual property, and there can be no assurances that they will be successful in securing patent, copyright or other legal protection (or that such legal protection will be available) for their products, know-how, or other intellectual property. Less established companies tend to have lower capitalizations and fewer resources and, therefore, often are more vulnerable to losses and financial failure. There can be no assurance that losses with respect to any investment will be offset by gains (if any) realized by the Company on other investments.

Investments in lower middle market companies, while often presenting greater opportunities for growth, can also entail larger risks than are customarily associated with investments in larger, more established companies. Such companies could have more limited product lines, markets, and financial resources and could be dependent on a smaller management group. As a result, such companies are expected to be more vulnerable to general economic trends and to specific changes in markets and technology. In addition, the relative illiquidity of private debt holdings generally, and the somewhat greater illiquidity of private lower middle market companies, could make it difficult for the Company to react quickly to negative economic or political developments.

The Company’s investment in portfolio companies will be subject to numerous risks, which may be substantial and will relate to a variety of types of risks, including, without limitation, capital needs risks, business risks, technology risks, competition risks, economic risks, market risks, management risks, government regulation risks, tax risks, and numerous additional types of risks that operating companies face. Each of the portfolio companies may realize any or all of the risks to which their businesses are subject, any of which may result in losses for such portfolio companies and, consequently, losses to the Company.

After the Company has invested in a portfolio company, continued development and marketing of products or services may require additional financing. No assurance can be made that such additional financing will be available and even if available, no assurance can be made as to the terms upon which such financing may be obtained. No assurance can be made that buyers for such concepts or technologies can be located if an exit is desired by the portfolio company.

We may have limited ability to exit investments.

The Investment Adviser expects that the Company may be able to exit its investments in portfolio companies in two principal ways: (i) refinancings; (ii) private sales (including acquisitions of the portfolio companies); and (iii) initial and secondary public offerings. At any particular time, any of these avenues may not be open to the Company, or the timing with respect to these exit mechanisms may be inopportune. As such, the ability to exit from and liquidate investments may be constrained.

We may be subject to risks associated with our investments in debt or equity ranking equal or senior to the Company’s investment.

The portfolio companies in which the Company invests may have, or may be permitted to incur, other debt or issue equity securities that rank equally with or senior to the Company’s investment in such portfolio companies. By their terms, such instruments may provide that their holders are entitled to receive payments of dividends, interest or principal on or before the dates on which payments are to be made in respect of the Company’s investment. Although the Company will attempt to acquire protections of its interest in its portfolio companies, there can be no assurance that such rights will be available to the Company or that such rights will provide sufficient protection of the Company’s interests. Also, during periods of financial distress or following an insolvency, the ability of the Company to influence a portfolio company’s affairs and to take actions to protect their investments may be less than that of more senior creditors.

The rights the Company may have with respect to the collateral securing any junior priority loans made to portfolio companies may also be limited pursuant to the terms of one or more intercreditor agreements (including agreements governing “first out” and “last out” structures) that the Company enters into with the holders of senior debt. Under such an intercreditor agreement, at any time that senior obligations are outstanding, the Company may forfeit certain rights with respect to the collateral to the holders of the senior obligations. These rights may include the right to commence enforcement proceedings against the collateral, the right to control the conduct of such enforcement proceedings, the right to approve amendments to collateral documents, the right to release liens on the collateral, and the right to waive past defaults under collateral documents. The Company may not have the ability to control or direct such actions, even if, as a result, the Company’s rights as a junior lender are adversely affected.

We cannot guarantee additional capital for investments.

After the Company has invested in a portfolio company, continued development and marketing of products or services may require additional financing. No assurance can be made that such additional financing will be available and even if available, no assurance can be made as to the terms upon which such financing may be obtained. No assurance can be made that buyers for such concepts or technologies can be located if an exit is desired by the portfolio company.

We may be subject to risks associated with bridge loans.

The Company may, from time to time, invest in bridge loans, which are loans generally made to assist companies with short-term liquidity needs between the receipt of financings or outside investments, are subject to a number of risks. The most significant risk associated with investing in a bridge loan is that the recipient does not receive the contemplated financing or outside investment and is unable to repay the balance due on the bridge loan. The Company may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay any bridge loan, which could depend on market conditions and other factors. In addition, bridge loans are also subject to other risks, including, but not limited to, borrower defaults, bankruptcies, fraud, losses, and special hazard losses that are not covered by standard hazard insurance. In the event of a default by bridge loans held by the Company, the Company bears the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of any collateral and the principal amount of the bridge loan. To the extent the Company suffers such losses with respect to its investments in bridge loans, the value of the Company will be adversely affected.

We may be subject to risks associated with covenant-lite loans

The Company may from time to time invest in covenant-lite loans which are generally loans that either have no financial maintenance covenants or have financial maintenance covenants that apply to a revolving credit facility, as applicable. While the Company does not intend to invest in covenant-lite loans as part of its principal investment strategy, it is possible that such loans may comprise a portion of the Company’s portfolio. Such loans do not require the borrower to maintain debt service or other financial ratios. Ownership of covenant-lite loans may expose the Company to different risks, including with respect to liquidity, price volatility, ability to restructure loans, credit risks and less protective loan documentation than is the case with loans that also contain financial maintenance covenants.

We may be exposed to losses resulting from default and foreclosure.

While the Company plans to originate, and otherwise invest, primarily in secured loans, the Company may nonetheless be exposed to losses resulting from default and foreclosure. Therefore, the value of the underlying collateral, the creditworthiness of the borrower, and the priority of the lien are each of great importance. In some circumstances, the Company’s lien could be subordinated to claims of other creditors, such as trade creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the debt investment. The Company cannot guarantee the adequacy of the protection of its interests, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. There is a risk that the collateral securing the Company’s debt investment may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. Furthermore, the Company cannot assure that claims may not be asserted that might interfere with enforcement of its rights. In addition, in the event of any default under a secured loan held directly by the Company, it will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the secured loan, which could have a material adverse effect on the Company’s cash flow from operations.

In the event of a foreclosure, the Company may assume direct ownership of the underlying collateral. The liquidation proceeds upon sale of such collateral may not satisfy the entire outstanding balance of principal and interest on the loan, resulting in a loss to the Company. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

These risks are magnified for stretch senior loans. Stretch senior loans are senior loans that have a greater loan-to-value ratio than traditional senior loans and typically carry a higher interest rate to compensate for the additional risk. Because stretch senior loans have a greater loan-to-value ratio, there is potentially less over-collateralization available to cover the entire principal of the stretch senior loan.

We may be subject to risks associated with general risks of investing in mezzanine debt and other junior securities.

While the Company generally intends to invest in senior secured loans, the Company may, from time to time, invest in some mezzanine debt, high-yield debt, and other junior securities. Such debt is typically contractually or structurally subordinate to senior indebtedness of the portfolio company, or effectively subordinated as a result of being unsecured debt, and, therefore, subject to the prior repayment of secured indebtedness to the extent of the value of the assets pledged as security. In some cases, the subordinated debt held by the Company may be subject to the prior repayment of different classes of senior debt that may be in priority ahead of the debt held by the Company. In the event of financial difficulty on the part of a portfolio company, such class or classes of senior indebtedness ranking prior to the debt held by the Company, and interest thereon and related expenses, must first be repaid in full before any recovery may be had on the Company’s subordinated investments.

Subordinated investments are characterized by greater credit risks than those associated with the senior or senior secured obligations of the same issuer. In addition, under certain circumstances, the holders of the senior indebtedness will have the right to block the payment of interest and principal on the Company’s mezzanine debt and other junior securities and to prevent the Company from pursuing its remedies on account of such non-payment against the issuer. Further, in the event of any debt restructuring or workout of the indebtedness of any issuer, the holders of the senior indebtedness will likely control the creditor side of such negotiations.

Many issuers of mezzanine or high-yield debt and other junior securities are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations. In addition, many issuers of mezzanine debt and other junior securities may be in poor financial condition, experiencing poor operating results, having substantial capital needs or negative net worth or be facing special competitive or product obsolescence problems, and may include companies involved in bankruptcy or other reorganizations or liquidation proceedings. Adverse changes in the financial condition of an issuer, general economic conditions, or both, may impair the ability of such issuer to make payments on the subordinated securities and result in defaults on such securities more quickly than in the case of the senior obligations of such issuer. Mezzanine debt and other junior securities may not be publicly traded, and, therefore, it may be difficult to obtain information as to the true condition of the issuer. Finally, the market values of certain of mezzanine debt and other junior securities may reflect individual corporate developments.

The Company’s portfolio companies may prepay loans, which may reduce the Company’s yields if capital returned cannot be invested in transactions with equal or greater expected yields.

The terms of loans acquired or originated by the Company may be subject to early prepayment options or similar provisions which, in each case, could result in the Company realizing repayments of such loans earlier than expected, sometimes with no or a nominal prepayment premium. This may happen when there is a decline in interest rates, when the portfolio company’s improved credit or operating or financial performance allows the refinancing of certain classes of debt with lower cost debt or when the general credit market conditions improve. Prepayments could also negatively impact the Company’s ability to pay, or the amount of, distributions on its Shares, which could result in a decline in the market price of its Shares. Further, in the case of some of these loans, having the loan paid early may have the effect of reducing the Company’s actual investment income below its expected investment income if the capital returned cannot be invested in transactions with equal or greater yields. The Company’s inability to reinvest such proceeds may materially affect its overall performance.

The Company is generally unable to predict the rate and frequency of such prepayments. Whether a loan is prepaid will depend both on the continued positive performance of the portfolio company and the existence of favorable financing market conditions that allow such portfolio company the ability to replace existing financing with less expensive capital. In periods of rising interest rates, the risk of prepayment of floating rate loans may increase if other financing sources are available. As market conditions change frequently, the Company will often be unable to predict when, and if, this may be possible for each of the portfolio companies.

There may be circumstances in which our future debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

In recent years, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of the Company’s investments, it could be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lending institution (i) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as a shareholder to dominate or control a borrower to the detriment of the other creditors of such borrower, a court may elect to subordinate the claim of the offending lending institution to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.” Because of the nature of certain of the Company’s investments, it could be subject to claims from creditors of an obligor that its investments issued by such obligor should be equitably subordinated. A significant number of the Company’s investments will involve investments in which the Company will not be the lead creditor. It is, accordingly, possible that lender liability or equitable subordination claims affecting the Company’s investments could arise without the Company’s direct involvement.

Risks Relating to Our Shares

Our Shares have limited liquidity.

The Shares issued in connection with the Formation Transaction or the Private Offering are and will be illiquid investments for which there will not be a secondary market, nor is it expected that any such secondary market will develop in the future. The Shares issued in connection with the Formation Transaction and the Private Offering have not been and will not be registered under the Securities Act, or any state securities law and will be restricted as to transfer by law and, in certain cases, by the Subscription Agreement. Shareholders generally may not sell, assign or transfer their shares without our prior consent, which we may grant or withhold in our sole discretion. Except in limited circumstances for legal or regulatory purposes, Shareholders are not entitled to redeem their shares. Shareholders must be prepared to bear the economic risk of an investment in the Company for an indefinite period of time.

Our Shareholders may experience dilution.

Shareholders will not have preemptive rights to subscribe to or purchase any shares issued in the future. To the extent the Company issues additional equity interests, including in the Private Offering or a public offering, a shareholder’s percentage ownership interest in the Company will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, a Shareholder may also experience dilution in the NAV and fair value of our shares.

There can be no guarantee of returns.

There can be no assurance that Shareholders will receive a return on their investment or that such return will be commensurate with the risks associated with the types of investments and strategy being pursued by the Company. It is possible that aggregate distributions to the Shareholders may be less than their investment.

Transfer of our Shares is subject to restrictions.

The Shares issued in the Formation Transaction and the Private Offering have not been, and will not be, registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold except pursuant to an effective registration under, or exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

In addition, any investor who received shares in the Formation Transaction or participates in the Private Offering may not sell, assign, transfer or otherwise dispose of any shares (“Transfer”) unless (i) we give prior written consent and (ii) the Transfer is made in accordance with applicable securities law. No Transfer will be effectuated except by registration of the Transfer on our books. Transfers to Benefit Plan Investors may be restricted so that we will not be treated as holding plan assets. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in us.

Federal Income Tax Risks

An investment in Shares involves complex U.S. federal, state, and local and non-U.S. income tax considerations that will differ for each investor depending on the investor’s particular circumstances. Certain U.S. federal income tax considerations applicable to an investment in the Shares are summarized under the section entitled “Certain U.S. Federal Income Tax Considerations” in this Registration Statement. Each prospective Shareholder should carefully review the tax matters discussed therein and should consult with its tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences applicable to an investment in the Shares.

Although the Company intends to qualify as a RIC, no assurance can be given that the Company will be able to maintain RIC status.

To maintain RIC status, the Company generally must meet the annual distribution, source-of-income and asset diversification requirements. The annual distribution requirement for a RIC will generally be satisfied if the Company distributes at least 90% of its ordinary income and net short-term capital gain in excess of net long-term capital loss, if any, to Shareholders. To qualify as a RIC, the Company generally must also meet certain asset diversification requirements at the end of each quarter and source-of-income requirements on an annual basis. Failure to meet these requirements may result in the Company having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because the Company anticipates that most of its investments will be in private companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses.

If the Company fails to qualify as a RIC for any reason and becomes subject to U.S. federal income tax, the resulting U.S. federal income tax could substantially reduce the Company’s net assets, the amount of income available for distribution and the amount of the Company’s distributions.

We may have difficulty paying our required distributions under applicable tax rules if we recognize income before or without receiving cash representing such income.

For U.S. federal income tax purposes, the Company may include in income certain amounts that the Company not yet received in cash, such as original issue discount, which may arise if the Company receives warrants in connection with the making of a loan or possibly in other circumstances, which represents contractual interest added to the loan balance and due in the future, often only at the end of the loan. Such original issue discount, which could be significant relative to the Company’s overall investment activities are generally included in the Company’s taxable income before the Company receives any corresponding cash payments. The Company also may be required to include in income certain other amounts that it does not receive in cash.

Since the Company may recognize taxable income before or without receiving cash representing such income, the Company may have difficulty meeting the resulting Annual Distribution Requirement. Accordingly, the Company may have to sell some of its investments at times the Investment Adviser would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements.

All investors should review “— Certain U.S. Federal Income Tax Considerations” for a discussion of certain additional risk factors.

Legislative or other actions relating to taxes could have a negative effect on us.

All statements contained in this Registration Statement concerning the U.S. federal income tax consequences of an investment in the Company are based upon existing law and the interpretations thereof. No assurance can be given that the currently anticipated income tax treatment of an investment in the Company will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of the Company and the Shareholders. INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO AN INVESTMENT IN THE COMPANY AND THE IMPACT OF ANY POSSIBLE CHANGES TO U.S. FEDERAL INCOME TAX LAWS ON SUCH INVESTMENT. State, local, and non-U.S. tax laws are also subject to frequent change and can be subject to differing interpretations. No assurance can be given that new taxation rules will not be enacted or that existing rules will not be applied in a manner which could result in the Company’s profits being subject to income tax, or increased income tax, which could have a material adverse effect on the Company.

Risks Relating to the Company’s Investments—General Risk Factors

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of the portfolio companies in which the Company expects to make investments are likely to be susceptible to economic slowdowns or recessions. Therefore, the number of the Company’s non-performing assets is likely to increase and the value of its portfolio is likely to decrease during such periods. Adverse economic conditions may decrease the value of the Company’s investments. Economic slowdowns or recessions could lead to financial losses in the Company’s portfolio and a decrease in revenues, net income, and assets. Unfavorable economic conditions also could increase the Company’s funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to the Company. These events could prevent the Company from increasing its investments and harm its operating results.

Uncertainty resulting from the U.S. political climate could negatively impact our business, financial condition and results of operations.

As a result of the United States presidential election, which occurred on November 5, 2024, commencing January 2025, the Republican Party gained control of the executive and legislative branches of government. Changes in federal policy, including tax policies, and at regulatory agencies occur over time through policy and personnel changes following elections, which lead to changes involving the level of oversight and focus on the financial services industry or the tax rates paid by corporate entities. The nature, timing and economic and political effects of potential changes to the current legal and regulatory framework affecting financial institutions remain highly uncertain. Uncertainty surrounding future changes may adversely affect our operating environment and therefore our business, financial condition, results of operations and growth prospects.

Changes to United States tariff and import/export regulations may have a negative effect on our portfolio companies and, in turn, harm us.

The United States has recently enacted and proposed to enact significant new tariffs. Additionally, the new U.S. Presidential administration has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade. Any of these factors could depress economic activity and have a material adverse effect on our portfolio companies’ business, financial condition and results of operations, which in turn would negatively impact us. We monitor developments and seek to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that we will be successful in doing so.

A lack of a liquid secondary market may have an adverse effect on our investments.

The lack of an established, liquid secondary market for some of the Company’s investments may have an adverse effect on the market value of its investments and on the Company’s ability to dispose of them. Additionally, the Company’s investments may be subject to certain transfer restrictions that may also contribute to illiquidity. Further, the Company’s assets that are typically traded in a liquid market may become illiquid if the applicable trading market tightens. Therefore, no assurance can be given that, if the Company is determined to dispose of a particular investment held by the Company, it could dispose of such investment at the prevailing market price.

The Company may also invest in securities which will not be rated by any rating agency and, if they were rated, would be rated as below investment grade quality. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value. Some of the Company’s debt investments may contain interest rate reset provisions that may make it more difficult for a portfolio company’s borrowers to make distribution or dividend payments to the Company.

Price declines and illiquidity may have an adverse effect on our investments.

As a BDC, the Company will be required to carry its investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by the Board. The types of factors that may be considered in determining the fair values of the Company’s investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates, and other relevant factors.

When an external event, such as a purchase transaction, public offering or subsequent equity sale occurs, the Company uses the pricing indicated by the external event to corroborate the Company’s valuation. The Company records decreases in the market values or fair values of the Company’s investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in the Company’s portfolio. The effect of all of these factors on the Company’s portfolio may reduce the Company’s net asset value by increasing net unrealized depreciation in its portfolio. Depending on market conditions, the Company could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows, and ultimately the value of the Shares and returns to Shareholders.

Our investment prices may be highly volatile.

The prices of the Company’s investments can be highly volatile. Price movements of instruments in which the Company’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies and financial instrument options. Such intervention is intended to influence prices directly and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.

We may have difficulty sourcing investment opportunities.

The Investment Adviser may rely upon projections, forecasts or estimates developed by it or a portfolio company in which the Company is invested, concerning the portfolio company’s future performance and cash flow. Projections, forecasts, and estimates are forward-looking statements and are based upon certain assumptions. Actual events are difficult to predict and beyond the Company’s control. Actual events may differ from those assumed. Some important factors which could cause actual results to differ materially from those in any forward-looking statements include changes in interest rates; domestic and foreign business, market, financial or legal conditions; differences in the actual allocation of the Company’s investments among asset groups from that described herein; the degree to which the Company’s investments are hedged and the effectiveness of such hedges, among others. Accordingly, there can be no assurance that estimated returns or projections can be realized or that actual returns or results will not be materially lower than those estimated therein.

In addition, the Investment Adviser has had extensive prior experience in venture projects and has endeavored to obtain and verify material facts regarding the portfolio companies. It is possible, however, that the Investment Adviser has not discovered certain material facts about an asset because information presented by the portfolio companies may have been prepared in an incomplete or misleading fashion, and material facts related to portfolio companies’ assets may not yet have been discovered.

We could be the target of litigation or regulatory investigations.

The Company could be subject to a variety of litigation risks, particularly if one or more of its Portfolio Companies face financial or other difficulties. It is by no means unusual for participants to use the threat of, as well as actual, litigation as a negotiating technique. Legal disputes, involving any or all of the Company, the Investment Adviser, or their respective affiliates, may arise from their activities and investments and could have a significant adverse effect on the Company, including the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments.

Legal and regulatory changes could occur that may adversely affect the Company. For example, the Company may invest in a number of different industries, some of which are or may become subject to regulation by one or more government agencies in the jurisdictions in which they operate. New and existing regulations, changing regulatory schemes and the burdens of regulatory compliance all may have a material negative impact on the performance of companies that operate in these industries. The Investment Adviser cannot predict whether new legislation or regulation governing those industries will be enacted by legislative bodies or governmental agencies, nor can it predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have a material negative impact on the Company’s investment performance.

Cybersecurity failures and data security incidents could adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential, personal or other sensitive information and/or damage to our business relationships or reputation, any of which could negatively impact our business, financial condition and operating results.

The occurrence of a disaster, such as a cyber-attack against us or against a third-party that has access to our data or networks, a natural catastrophe, an industrial accident, failure of our disaster recovery systems, or consequential employee or vendor error, could have an adverse effect on our ability to communicate or conduct business, negatively impacting our operations and financial condition. This adverse effect can become particularly acute if those events affect our electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of our data.

We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems, networks, and data, like those of other companies, could be subject to cyber-attacks and unauthorized access, use, alteration, or destruction, such as from physical and electronic break-ins or unauthorized tampering, malware and computer virus attacks, or system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary, and other information processed, stored in, and transmitted through our computer systems and networks. Such an attack could cause, among other adverse effects, interruptions or malfunctions in our operations, misstated or unreliable financial data, misappropriation of assets, liability for stolen information, any of which could result in financial losses, litigation, regulatory penalties, client dissatisfaction or loss, reputational damage, and increased costs associated with mitigation of damages and remediation.

Third parties with which we do business (including vendors that provide us with services) may also be sources of cybersecurity or other technological risks. We outsource certain functions and these relationships allow for the storage and processing of our information, as well as client, counterparty, employee and borrower information. Cybersecurity failures or breaches by service providers (including, but not limited to, accountants and custodians), and the issuers of securities in which we invest, also have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with our ability to calculate its NAV, impediments to trading, the inability of our Stockholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputation damages, reimbursement of other compensation costs, or additional compliance costs. While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents that affects our data, resulting in increased costs and other consequences, as described above. The Company, the Investment Adviser and its affiliates have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions but these measures, as well as the Company’s increased awareness of the nature and extent of a risk of a cyber-incident, may be ineffective and do not guarantee that a cyber-incident will not occur or that the Company’s financial results, operations or confidential information will not be negatively impacted by a cybersecurity or cyber intrusion incident. Substantial costs may be incurred in order to prevent any cyber incidents in the future.

Privacy and information security laws and regulation changes (including any regulations to report material cybersecurity incidents adopted by the SEC), and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, we may be required to expend significant additional resources to modify our protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks.

Ineffective internal controls could impact our business and operating results.

The Company’s internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If the Company fails to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if the Company experiences difficulties in their implementation, its business and operating results could be harmed and it could fail to meet our financial reporting obligations.

Investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Company.

ITEM 2.	FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the seed financial statements of the Company that have been audited by Ernst & Young LLP, our independent registered public accounting firm (“EY”), and the financial statements of the Legacy Fund for the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024, and the related notes and other financial information appearing elsewhere in this Registration Statement. In addition to historical information, the following discussion and other parts of this Registration Statement may contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to the factors discussed under “Item 1A. Risk Factors” and “Forward-Looking Statements” appearing elsewhere herein.

Overview

The Company is an externally managed, non-diversified closed-end management investment company focused on serving as a direct lender of mostly term loans to companies that qualify as “eligible portfolio companies” under the 1940 Act. It has elected to be regulated as a BDC under the 1940 Act. The Company intends to elect and to qualify annually, as a RIC for U.S. federal income tax purposes; however, no assurance can be given that the Company will be able to maintain its RIC tax treatment.

The Company will be externally managed by the Investment Adviser. The Investment Adviser is a limited liability company that oversees the management of our activities and is responsible for making investment decisions with respect to our portfolio.

The Company intends to achieve its investment objectives by investing at least 70% of the Company’s net assets (plus the amount of borrowings for investment purposes) in portfolio companies that qualify as eligible portfolio companies under the 1940 Act, with its core focus on investments in U.S.-based lower middle market companies that are engaged in disrupting the status quo in their native industries or creating de novo markets through the offering of innovative products, services or technologies, or by creating technology-enabled business models aimed at enhancing efficiency, customer experience, and/or speed to market. Furthermore, under normal circumstances, the Company expects to invest at least 80% of its net assets in “credit”, which the Company defines as debt investments made in exchange for regular interest payments. The Company will serve as a direct lender of predominantly senior secured loans to innovative companies typically generating annual revenue between $10 million and $250 million, which the Company considers the lower middle market.

The Company anticipates conducting one or more private placements of its Shares to investors in reliance on an exemption from the registration requirements of the Securities Act. The Company expects to enter into separate Subscription Agreements with a number of investors in each Private Offering. Subscriptions will be effective only upon the Company’s acceptance, and the Company reserves the right to reject any subscription in whole or in part. All purchases will be made at a purchase price equal to the then-current NAV per Share, as determined by the Investment Adviser, as valuation designee. The Investment Adviser may set the purchase price above the NAV per Share based on a variety of factors, including, without limitation, to ensure that investors acquiring Shares in the Company after other investors have already done so are apportioned their pro rata portion of the Company’s organizational and offering expenses.

Investments

The Company’s level of investment activity can and is expected to vary substantially from period to period depending on many factors, including the amount of capital available to target portfolio companies, the general economic environment, and the competitive environment for the type of investments the Company makes.

Revenues

The Company plans to generate revenue primarily in the form of current income from its debt investments as well as capital appreciation from equity and equity-related securities, such as warrants.

Expenses

Operating Expenses

The Investment Adviser shall bear its own costs incurred in providing investment advisory services to the Company. The Company will be responsible for all costs and expenses relating to the Company’s activities, investments, and ongoing business, including:

●	all costs and expenses attributable to acquiring or originating, holding, and disposing of investments;

●	the actual costs incurred by the Investment Adviser or third party engaged by the Investment Adviser in connection with management and servicing of the Company’s investments, as applicable, provided, that the Company’s responsibility for such costs shall be limited to an amount that is usual and customary for the provision of such services in the geographic area of the investment, as applicable;

●	legal, accounting, auditing, banking, consulting, and other fees and expenses, including reimbursement to the Investment Adviser for the cost of specific services provided by the Investment Adviser or its affiliates, which would otherwise be provided by third party experts such as tax and legal services;

●	all reasonable out-of-pocket fees and expenses incurred by the Company, the Investment Adviser, or their respective affiliates, partners, agents, officers, and employees relating to the investigation of investment, syndication, and investment repayment opportunities for the Company, whether or not consummated, and the fees and expenses of due diligence associated therewith;

●	the fees payable to the Investment Adviser, or any of their respective affiliates for services provided, including the base management fee;

●	any taxes, fees, and other governmental charges levied against the Company; and

●	all other expenses incurred by the Investment Adviser or any of its affiliates in connection with administering the Company’s business, including expenses incurred by the Investment Adviser, or any of its affiliates in performing administrative services for the Company, the allocable portion of the compensation and overhead of administrative personnel of the Investment Adviser or any of its affiliates or paid by the Investment Adviser or any of its affiliates, and the cost of any third-party service providers engaged to assist the Investment Adviser or any of its affiliates with the provision of administrative services for the Company or on the Company’s behalf.

Organization and Offering Expenses

The Company will reimburse the Investment Adviser for all reasonable and direct expenses incurred in connection with (i) the organization of the Company, the Investment Adviser, and related entities and (ii) the preparation of all materials in connection with the Private Offering of the Shares (collectively, “Organization and Offering Expenses”), provided, that such Organization and Offering Expenses payable by the Company to the Investment Adviser will not exceed $500,000. Organization and Offering Expenses shall include, but are not limited to, legal, tax, accounting, printing, mailing, travel, meals, due diligence costs, and education costs, and other costs and expenses associated with organizing and marketing the Company. Any Organization and Offering Expenses in excess of $500,000 will be borne by the Investment Adviser.

Expense Support and Conditional Reimbursement Agreement

We have entered into the Expense Support and Conditional Reimbursement Agreement with the Investment Adviser, pursuant to which, among other things, the Investment Adviser will agree to advance a portion of the Fund’s organization and initial offering expenses. Any organization and initial offering expenses in excess of $500,000 will be borne by the Investment Adviser. See “Item 1. Business — Expense Support and Conditional Reimbursement Agreement” for a description of the Expense Support and Conditional Reimbursement Agreement.

Financial Condition, Liquidity and Capital Resources

Prior to March 3, 2025, the Company had not commenced commercial activities and the only transaction had been the receipt of an initial capital contribution of $25,000 from the Investment Adviser in exchange for 1,000 in Shares. The Company intends to generate cash primarily from the net proceeds of any offering of Shares and from cash flows from proceeds from its investments. It may also fund a portion of its investments through borrowings from banks and issuances of senior securities, including before it has fully invested the proceeds of the Private Offering. The primary use of cash will be investments in portfolio companies, payments of expenses, and payment of cash distributions to Shareholders.

Contractual Obligations and Off-Balance Sheet Arrangements

The Company has entered into certain contracts under which it has material future commitments. The Company has entered into the Investment Advisory Agreement with its Investment Adviser. The Investment Adviser will agree to serve as investment adviser in accordance with the terms of the Investment Advisory Agreement. Payments under the Investment Advisory Agreement in each reporting period will consist of the base management fee equal to a percentage of the value of average adjusted gross assets as well as an incentive fee based on net investment income and performance.

The Administrator will furnish the Company with administrative services necessary to conduct day-to-day operations. For its administrative services, the Administrator will be paid by the Investment Adviser an amount equal to 15% of the management fees and incentive fees paid to the Investment Adviser by the Company. The Administrator will also be reimbursed for certain expenses it incurs on the Company’s behalf in performing its obligations. The Company will not reimburse the Administrator for any services for which it receives a separate fee.

If any of the contractual obligations discussed above is terminated, costs may increase under any new agreements that are entered into as replacements. The Company would also likely incur expenses in locating alternative parties to provide the services it expects to receive under the Investment Advisory Agreement or the administration and accounting agreement entered into with the Administrator (the “Administration and Accounting Agreement”).

The Company intends to establish one or more credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of expenses. It is anticipated that any such credit facilities may bear interest at floating rates at to-be-determined spreads over the Secured Overnight Financing Rate (“SOFR”). The Company cannot assure Shareholders that it will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require it to pledge assets (and the ability to enforce the payment thereof) and may ask it to comply with positive or negative covenants that could have an effect on its operations.

The Company may become a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its portfolio companies. These instruments may include commitments to extend credit and involve, to varying degrees, elements of liquidity and credit risk in excess of the amount recognized in the balance sheet. As of the date of the most recent financial statements, the Company had not commenced operations and was not party to any contractual payment obligations or off-balance sheet arrangements.

Critical Accounting Estimates

This discussion of our expected operating plans is based upon our expected financial statements, which will be prepared in accordance with generally accepted accounting principles (“GAAP”). The preparation of these financial statements will require our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. The critical accounting estimates should be read in conjunction with the risk factors elsewhere in this Registration Statement. See our financial statement as of December 31, 2024 for more information on critical accounting policies.

Valuation of Investments

The Company values its investments in accordance with ASC Topic 820, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three levels listed below:

Level 1 — Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

Level 2 — Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

If available, the fair value of investments is based on directly observable market prices or on market data derived from comparable assets. The Company’s valuation policy considers the fact that no ready market may exist for the majority of the securities in which it invests and that fair value for those investments must be determined using unobservable inputs. See “Item 1. Business – Determination of Net Asset Value” for further details.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

Investment transactions will be recorded on the trade date. The Company will measure net realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, including accrued interest, without regard to unrealized appreciation or depreciation previously recognized. Net change in unrealized appreciation or depreciation will reflect the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

Revenue Recognition

The Company records interest and dividend income on an accrual basis to the extent that it expects to collect such amounts. It does not accrue as a receivable interest on loans and debt securities for accounting purposes if it has reason to doubt its ability to collect such interest.

U.S. Federal Income Taxes

The Company intends to elect to be treated as a BDC under the 1940 Act. The Company also intends to elect to be treated, and qualify annually, as a RIC for U.S. federal income tax purposes. As a RIC, the Company generally will not be subject to U.S. federal income tax on any ordinary income or capital gains that it distributes at least annually to its Shareholders as dividends. Rather, any tax liability related to income earned and timely distributed by the Company as dividends represents taxable income of its investors and will not be reflected in its consolidated financial statements.

To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company generally must distribute to its Shareholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess of its realized net short-term capital gains over its realized net long-term capital losses. In addition, a RIC may, in certain cases, satisfy this distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of Subchapter M. In order for the Company to not be subject to U.S. federal excise taxes, the Company must distribute annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. The Company, at its discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. excise tax on this income.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. See “Certain U.S. Federal Income Tax Considerations.”

Distributions to Shareholders

The Company intends to elect to be treated, and intends to continue to qualify annually, as a RIC under Subchapter M of the Code. To obtain and maintain its tax treatment as a RIC, the Company must distribute (or be deemed to distribute) in each taxable year dividends for tax purposes equal to at least the sum of:

●	90% of its investment company taxable income (which is generally its ordinary income plus the excess of realized short-term capital gains over realized net long-term capital losses), determined without regard to the deduction for dividends paid, for such taxable year; and

●	90% of its net tax-exempt interest income (which is the excess of the Company’s gross tax-exempt interest income over certain disallowed deductions) for such taxable year.

As a RIC, the Company (but not its Shareholders) generally will not be subject to U.S. federal tax on investment company taxable income and net capital gains that the Company timely distributes to its Shareholders as dividends.

The Company intends to distribute annually all or substantially all of such income. To the extent that the Company retains its net capital gains or any investment company taxable income, the Company generally will be subject to U.S. federal income tax imposed at corporate rates. The Company may carry forward its net capital gains or any investment company taxable income in excess of current year dividend distributions, and pay the U.S. federal income tax, and possibly U.S. federal excise tax as described below.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax payable by the Company. The Company may be subject to a nondeductible 4% U.S. federal excise tax if it does not distribute (or is not treated as distributing) during each calendar year an amount at least equal to the sum of:

●	98% of its net ordinary income excluding certain ordinary gains or losses for that calendar year;

●	98.2% of its capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of that calendar year; and

●	100% of any income or gains recognized, but not distributed, in preceding years.

While the Company intends to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% U.S. federal excise tax, sufficient amounts of its taxable income and capital gains may not be distributed and as a result, in such cases, the U.S. federal excise tax may be imposed. In such an event, the Company will be liable for this tax only on the amount by which it does not meet the foregoing distribution requirement.

The Company intends to pay quarterly distributions to its Shareholders out of assets legally available for distribution. All distributions will be paid at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of its tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.

To the extent the Company’s current taxable earnings for a year fall below the total amount of its distributions for that year, a portion of those distributions may be deemed a return of capital to the Shareholders for U.S. federal income tax purposes. Thus, the source of a distribution to the Shareholders may be the original capital invested by the Shareholder rather than the Company’s income or gains.

Cash Equivalents

The Company deems certain U.S. Treasury bills, repurchase agreements, and other high-quality, short-term debt securities as cash equivalents. It intends to primarily make investments in securities described in paragraphs 1 through 3 of Section 55(a) of the 1940 Act. From time to time, including at or near the end of each fiscal quarter, it may consider using various temporary investment strategies for its business, including taking proactive steps by utilizing cash equivalents as temporary assets with the objective of enhancing the Company’s investment flexibility pursuant to Section 55 of the 1940 Act. More specifically, from time-to-time it may draw down on credit facilities, as deemed appropriate, and repay such borrowings subsequent to quarter end. It may also purchase U.S. Treasury bills or other high-quality, short-term debt securities at or near the end of the quarter and typically close out the position on a net cash basis subsequent to quarter end.

Quantitative and Qualitative Disclosures About Market Risk

The Company will be subject to financial market risks, including changes in interest rates and overall economic conditions, which will impact the valuation of its investments. Most of its investments will not have a readily available market price, and it will value these investments at fair value as determined in good faith pursuant to procedures adopted by the Investment Adviser, under the oversight of the Board, in accordance with its valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments it makes. See “Item 1. Business—Determination of Net Asset Value.”

Investment Valuation Risk

Most of our investments will not have a readily available market price, and we will value these investments at fair value in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which we have recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. See “Item 1. Business — Determination of Net Asset Value.”

Interest Rate Risk

Interest rate sensitivity refers to the change in our earnings that may result from changes in the level of interest rates. Because we will fund a portion of our investments with borrowings, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. See “Item 1A. Risk Factors — Risks Relating to the Company’s Business and Structure — We are exposed to risks associated with changes in interest rates, including the current interest rate environment.” We will regularly measure our exposure to interest rate risk. We will assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate sensitive assets to our interest rate sensitive liabilities. Based on that review, we will determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates.

Subsequent Events

Prior to the Company making the BDC election, on March 3, 2025, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with the Legacy Fund, under which the Legacy Fund would merge with and into the Company, with the Company surviving the merger (the “Merger”). Prior to the completion of the merger, the Adviser served as the Manager to the Legacy Fund. Under the terms of the Merger Agreement, the Company issued 2,722,630.716 Shares, and acquired a portfolio of assets consisting of $41.4 million investments at fair value to ten borrowers (including term loans and warrants), cash and other assets, which had an aggregate net asset value of $68,065,767.

As part of the Formation Transaction, the Company assumed a $75,000,000 revolving line of credit with KeyBank to provide leverage to the Company. The line of credit has a maturity date of February 28, 2030. The line of credit provides for advances that range from 45% to 55%, subject to the number of eligible loans in the collateral pool, on eligible loans held by the Company, as defined under the loan and security agreement. Borrowings under the KeyBank Credit Agreement generally bear interest at a rate equal to Adjusted Term SOFR plus 3.50% to 3.75%, subject to the number of eligible loans in the collateral pool. The Legacy Fund incurred $1,275,142 of debt issuance costs to underwrite this credit agreement, of which the Company assumed as part of the transaction. Under the terms of the credit agreement, the Company is subject to several covenants.

ITEM 3.	PROPERTIES

We do not own any real estate or other physical properties materially important to our operation. The Company’s offices are located at 10 S. Wacker Drive, Suite 3540, Chicago, Illinois 60606. The Company believes that its office facilities are suitable and adequate for its business as it is contemplated to be conducted.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain ownership information as of April 17, 2025, with respect to shares of the Shares of beneficial interest for those persons who directly or indirectly own, control or hold with the power to vote five percent or more of the Shares and all officers and Trustees, as a group.

		Percentage of Common Shares Outstanding
Name and Address	Type of Ownership	Shares Owned	Percentage
Trustees and Named Executive Officers(1)
Interested Trustees
Tim A. Gottfried(2)	Indirect	366	*
Mark Buffington	Indirect	14,075	*
Independent Trustees
John Loverro		—	—
Frank E. Roedl	Indirect	6,002	*
Robert Vedra		10,003	*
Named Executive Officers Who Are Not Trustees
Heather La Freniere(2)	Indirect	366	*
Todd Knudsen	Direct	1,999	*
All Trustees and Executive Officers as a Group (7 persons)		32,811	*
5% or More Holders:
LAGO Asset Management, LLC(3)	Direct	1,000	*

*	Represents less than 1.0%.

(1)	The address for each of the Company’s officers and Trustees is c/o 10 S. Wacker Drive, Suite 3540, Chicago, Illinois 60606.

(2)	In connection with the Company’s initial capitalization, the Investment Adviser purchased 1,000 Shares of the Company for an aggregate purchase price of $25,000. The Shares were sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act. Mr. Gottfried and Ms. La Freniere are control persons of the Investment Adviser and, accordingly, control the Investment Adviser’s Shares of the Company.

(3)	The address for the Investment Adviser is 10 S. Wacker Drive, Suite 3540, Chicago, Illinois 60606.

ITEM 5.	TRUSTEES AND EXECUTIVE OFFICERS

Management

Board of Trustees and Executive Officers

The Company’s business and affairs are managed under the direction of the Board. On or immediately following the BDC Election, we expect the Board of Trustees will consist of five members, three of whom are Independent Trustees. The Board appoints the Company’s officers, who will serve at the discretion of the Board. The responsibilities of the Board include oversight of the Investment Adviser’s quarterly determinations of the fair value of the Company’s assets, corporate governance activities, oversight of the Company’s financing arrangements, and oversight of the Company’s investment activities. Pursuant to Rule 2a-5 under the 1940 Act, the Board designated the Investment Adviser as the valuation designee primarily responsible for the valuation of the Company’s assets, subject to the oversight of the Board.

The Board’s role in management of the Company is one of oversight. Oversight of the Company’s investment activities extends to oversight of the risk management processes employed by the Investment Adviser as part of its day-to-day management of the Company’s investment activities. The Board anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Investment Adviser as necessary and periodically receiving or requesting the production of risk management reports or presentations. The Board’s risk oversight function is designed to ensure that the risks associated with the Company’s investment activities are accurately identified, thoroughly investigated, and appropriately addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Company’s investments.

Each Trustee will hold office for the term to which he or she is elected or appointed and until his or her successor is duly elected and qualifies, or until his or her earlier death, resignation, retirement, disqualification, or removal. Under its agreement and declaration of trust, (as may be amended from time to time, the “Declaration of Trust”), the Company is not required to hold annual meetings.

Trustees

The following information regarding the Board is as of March 31, 2025:

Name	Age	Position	Trustee Since	Principal Occupation During Past 5 Years
Interested Trustees
Tim A. Gottfried	54	Trustee	2024	CEO and CIO of LAGO Asset Management, LLC
Mark Buffington	54	Trustee	2025	Managing Partner and Chief Executive Officer of BIP Capital, LLC

Independent Trustees
John Loverro	54	Trustee	2025	Partner at Lexington Partners
Frank E. Roedl	76	Trustee	2025	Retired in 2014; Financial Consultant
Robert Vedra	53	Trustee	2025	Founder and Senior Managing Director of Industrial Opportunity Partners

The address for each of the Trustees is c/o LAGO Asset Management, LLC, 10 S. Wacker Drive, Suite 3540, Chicago, Illinois 60606.

Executive Officers Who Are Not Trustees

The following information regarding the Company’s executive officers who are not Trustees is as of March 31, 2025:

Name	Age	Position
Todd Knudsen	52	Chief Financial Officer and Chief Compliance Officer
Heather La Freniere	55	Chief Operating Officer

The address for each of the Company’s executive officers is c/o LAGO Asset Management, LLC, 10 S. Wacker Drive, Suite 3540, Chicago, Illinois 60606.

Biographies

Trustees

The Board has determined that each of the Trustees is qualified to serve as a Trustee, based on a review of the experience, qualifications, attributes, and skills of each Trustee, including those described below. Each of the Trustees has demonstrated high character and integrity and has expertise and diversity of experience to be able to offer advice and guidance to management. The Company’s Trustees have been divided into two groups — “Interested Trustees” and “Independent Trustees.” An Interested Trustees is an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

Interested Trustees

Tim A. Gottfried has served as a trustee and CEO of the Company since October 2024. Mr. Gottfried has over 25 years of principal investing and corporate finance experience, most recently as co-founder and CEO at LAGO Asset Management, LLC.

Prior to co-founding LAGO Asset Management in July 2022, Mr. Gottfried was a co-founder and investment committee member of Stonegate Capital, LLC, a lower middle market-focused finance company from 2016 to 2019. At Stonegate, Mr. Gottfried was responsible for growing to $150 million in commitments, prior to its ultimate sale to another lower middle market finance company. Prior to Stonegate, Mr. Gottfried was an Officer and the Assistant Treasurer for CDW Corporation, a Fortune 250 company from 2010 to 2016. As the Assistant Treasurer, Mr. Gottfried was responsible for the capital strategy for CDW, which included over a dozen debt and equity transactions totaling over $15 billion in transaction value, including the Company’s IPO on NASDAQ. Prior to CDW, Mr. Gottfried was employed at Cerberus Capital Chicago, LLC, an affiliate of Cerberus Capital Management, LP. While at Cerberus, Mr. Gottfried was responsible for originating and structuring second lien and equity transactions, primarily for distressed targets and borrowers. In addition, Mr. Gottfried was the primary liaison responsible for oversight and deal origination through Cerberus’ equity investment in Hilco Trading, LLC, a business services company focused on asset appraisal and liquidation. During his association with Hilco, Mr. Gottfried assisted in the structuring of the in-court acquisition of all or a portion of the assets of several national retailers.

Mr. Gottfried’s credit experience also includes over $2 billion of bank loans and high yield securities underwriting while working in the Leveraged Finance group of JPMorgan Chase in New York. Mr. Gottfried has additional experience originating, structuring and negotiating M&A transactions while working at middle market broker/dealers including William Blair & Company and Mesirow Financial. Mr. Gottfried received an MBA from the University of Michigan, a Bachelor’s Degree in Engineering (Honors) from the Georgia Institute of Technology and is a Chartered Financial Analyst.

We believe Mr. Gottfried’s numerous management positions, as well as his depth of experience with corporate finance and middle market investments, give the Board valuable industry-specific knowledge and expertise on these and other matters, and his history with us and the Investment Adviser will provide an important skillset and knowledge base to the Board.

Mark Buffington is Founder and CEO of BIP Capital, LLC, organized in 2006 to identify and capture extraordinary investment opportunities for investors while promoting the innovation economy. Prior to founding BIP Capital, LLC, Mr. Buffington co-founded and served as CEO for BIP Wealth, LLC and was involved in all phases of that firm’s development from its founding.

Mr. Buffington has led investment rounds in more than 80 companies in numerous industries (Healthcare, Digital Media, Ed Tech, Enterprise SaaS, FinTech and Advanced Computing).

Mr. Buffington serves on the board of directors of several companies, including the NFHS Network, Trella Health, PlayOn! Sports, Rhyme and Oncolens. He also serves on several nonprofit boards, including Buckhead Coalition, Inc. and the Georgia Tech College of Computing. Mr. Buffington graduated from the Georgia Institute of Technology and received an MBA from the A.B. Freeman School of Business at Tulane University.

We believe Mr. Buffington’s numerous management positions, as well as his depth of experience with corporate finance and middle market investments, give the Board valuable industry-specific knowledge and expertise on these and other matters.

Independent Trustees

John Loverro has 19 years of private equity experience. Since 2005, Mr. Loverro has been a Partner at Lexington Partners (Lexington), where he is primarily engaged in the origination, evaluation and management of equity co-investments. In addition, Mr. Loverro is a member of Lexington’s co-investment funds investment committee. Lexington is one of the world’s largest and most successful managers of secondary private equity and co-investment funds. Lexington helped pioneer the development of the institutional secondary market over 30 years ago and created one of the first independent, discretionary co-investment programs 25 years ago. Lexington has total capital in excess of $75 billion.

Prior to joining Lexington in 2005, Mr. Loverro was a Vice President in investment banking at JPMorgan and prior to that he was a fixed income portfolio manager at PIMCO/Oppenheimer Capital and Assistant Treasurer at Banco Mexicano.

Mr. Loverro graduated from Fairfield University with a BA in economics and from the Darden School at the University of Virginia with an MBA.

We believe Mr. Loverro’s broad experiences in the financial services sector provide him with skills and valuable insight in handling complex financial transactions and issues, all of which make him well qualified to serve on the Board.

Frank E. Roedl was an Executive Vice President at a wholly owned affiliate bank of Synovus Financial Corporation, where he served from 1996 until he retired in 2014. Upon retirement in 2014, Mr. Roedl established a financial consulting business specializing in working with privately owned commercial businesses.

Mr. Roedl began his 43 yearlong business career by joining a Wall Street investment banking boutique in 1971. The investment firm had a deep history in the origination, underwriting, and distribution of corporate and municipal debt securities. Mr. Roedl’s tenure with the firm was primarily spent working with institutional buyers of the debt instruments. In the late 1970s, Mr. Roedl joined Citizens and Southern National Bank of Atlanta, Georgia. He worked in the Fortune 500 market representing the Bank to firms with an economic presence in the Southeast. Between 1982 and 1986, Mr. Roedl managed the Bank’s Chicago Office with responsibility for the five midwestern states surrounding Chicago. In 1986, Mr. Roedl managed the Trade Finance Department of the International Division and in 1988 he started a specialized lending unit to bank media and communications companies.

Mr. Roedl sits on the Board of Harrison Poultry, Inc., a 60-year-old poultry company, and on the Advisory Board of a statewide credit union. For fun, he manages a long stock portfolio of family assets and an income producing equity derivatives portfolio.

We believe Mr. Roedl’s broad experiences in the financial services sector provide him with skills and valuable insight in handling complex financial transactions and issues, all of which make him well qualified to serve on the Board.

Robert Vedra is a founder and Senior Managing Director of Industrial Opportunity Partners, LLC (IOP), a private equity firm focused on investing in middle-market manufacturing and distribution businesses. At IOP, he holds a leadership role in all aspects of managing IOP, including origination, execution and oversight of investments, as well as internal IOP management and participation on the investment committee. He serves as a director of many of IOP’s portfolio companies.

Prior to the founding of IOP in 2005, Mr. Vedra was a Managing Director at another Chicago-based private equity firm focused on investing in similar businesses and where he held a leadership role on several prominent private equity investments. Prior to that position, Mr. Vedra worked within the Merchant Banking group of GE Capital, specializing in sourcing, structuring and underwriting senior debt placements for middle-market companies. Prior to completing his MBA degree, he worked at LaSalle Partners Limited. He began his career with Ernst & Young LLP, where he was a staff auditor.

Mr. Vedra graduated from the University of Michigan with an MBA degree with High Distinction and from the University of Notre Dame with a BBA degree with Honors.

We believe Mr. Vedra’s broad experiences in the financial services sector provide him with skills and valuable insight in handling complex financial transactions and issues, all of which make him well qualified to serve on the Board.

Executive Officers Who Are Not Trustees

Todd Knudsen has served as Chief Financial Officer and Chief Compliance Officer of BIP Capital, LLC, since 2016. In addition, he has served as Chief Financial Officer and Chief Compliance Officer of the Company since January 2025. Prior to joining BIP Capital, LLC, he served as Chief Financial Officer of Chatham Capital. Mr. Knudsen has an MBA in Finance from the Goizueta Business School at Emory University and a B.S. in Accounting from the University of Illinois at Urbana-Champaign.

Heather La Freniere has over 30 years of experience in debt advisory investment banking and direct credit investing, most recently co-founding LAGO Asset Management, LLC, where she has been responsible for sourcing, reviewing and approving investment opportunities as a member of the investment committee, as well as leading the firm’s operational activities as its COO. Prior to LAGO, Ms. La Freniere was the Head of Strategy at Stonegate Capital Holdings, LLC, charged with creating and executing an investment strategy targeting the Technology and Consumer Brand sectors. Prior to Stonegate, Ms. La Freniere was a Managing Director with Corporate Finance for Silicon Valley Bank, managing a portfolio of scaled technology companies, both public and privately held, in the Midwest region. Prior to Silicon Valley Bank, Ms. La Freniere was EVP, Head of Sales for an early-stage Chicago-based finance company where she managed a national sales team charged with originating asset-based loans for companies in the lower middle market. Her responsibilities there included hiring and training team members, developing strategy, originating deal flow, as well as reviewing, structuring and executing the team’s deal flow. She was also a member of the investment committee. Prior to the finance company, Ms. La Freniere led product development for Castle Pines Capital (CPC), a Denver-based technology finance company. Responsibilities included new product strategy working with the sales team to execute strategy and grow the business. The company was acquired by Wells Fargo and Ms. La Freniere worked on the integration with the bankers to learn the product and accelerate getting to market. Prior to CPC, Ms. La Freniere led referral source originations at Wells Fargo Capital Finance in the Midwest. In that role, she originated and closed over $1.5 billion in commitments; primarily first lien asset-based loan structures with a smaller subset of recurring revenue software loans. Ms. La Freniere was a private debt placement advisor for 10 years with the Dutch bank ABN Amro, and Mesirow Financial, a Chicago-based boutique investment bank. Ms. La Freniere began her career in the credit and sales training program at Norwest Bank (now Wells Fargo). Heather received a Bachelor’s Degree in Finance & International Business from the University of Wisconsin-Madison and an MBA in Finance from the Carlson School of Management at the University of Minnesota.

Board Leadership Structure

The Board monitors and performs an oversight role with respect to the Company’s business and affairs, including with respect to the Company’s investment practices and performance, compliance with regulatory requirements and the services, expenses, and performance of the Company’s service providers. Among other things, the Board approves the appointment of the Investment Adviser and officers, reviews, and monitors the services and activities performed by the Investment Adviser and executive officers and approves the engagement and reviews the performance of the Company’s independent registered public accounting firm.

Under the Company’s bylaws, the Board may designate a Chairperson, by majority vote of the Trustees, to preside over the meetings of the Board and meetings of the Shareholders and to perform such other duties as may be assigned to him/her by the Board. The Company does not have a fixed policy as to whether the Chairperson of the Board should be an Independent Trustee to maintain the flexibility to select the Chairperson and reorganize the leadership structure, from time to time, based on criteria that are in the Company’s best interests and the Shareholders at such times.

Presently, Mr. Gottfried serves as the Chairperson of the Board. Mr. Gottfried is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act because he is a principal of the Investment Adviser. The Company believes that Mr. Gottfried’s extensive knowledge of the investment advisory industry, including the venture debt investment industry, qualifies him to serve as the Chairperson of the Board. The Company believes that it is best served through this existing leadership structure, as Mr. Gottfried’s relationship with the Investment Adviser provides an effective liaison and encourages an open dialogue between management and the Board, enabling both groups to act with a common purpose.

The Board does not have a lead Independent Trustee. The Company is aware of the potential conflicts that may arise when a non-Independent Trustee is Chairperson of the Board but believes these potential conflicts are mitigated by the Company’s strong corporate governance practices. The Company’s corporate governance practices include regular meetings of the Independent Trustees in executive session without the presence of Interested Trustees and management, the establishment of an Audit Committee, which is comprised solely of Independent Trustees, and the appointment of a Chief Compliance Officer, with whom the Independent Trustees meet without the presence of Interested Trustees and other members of management, for administering the Company’s compliance policies and procedures. The Company recognizes that different board leadership structures are appropriate for companies in different situations. The Company intends to re-examine its corporate governance policies on an ongoing basis to ensure that they continue to meet the Company’s needs.

Board’s Role in Risk Oversight

The Board performs its risk oversight function and plans to fulfill its risk oversight responsibilities primarily through (a) its standing Audit Committee, which reports to the entire Board and is comprised solely of Independent Trustees, and (b) active monitoring by the Chief Compliance Officer and of the Company’s compliance policies and procedures and related reporting to the Board.

As described below in more detail under “Committees of the Board of Trustees,” the Audit Committee will assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the internal audit staff, if any, accounting and financial reporting processes, the Company’s valuation process, the Company’s systems of internal controls regarding finance and accounting, and audits of the Company’s financial statements.

The Board will also perform its risk oversight responsibilities and fulfill its risk oversight responsibilities by working with the assistance of the Chief Compliance Officer. The Board will annually review a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of the Company’s compliance policies and procedures and the Company’s service providers. The Chief Compliance Officer’s annual report will address, at a minimum, (a) the operation of the Company’s compliance policies and procedures and its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. In addition, the Chief Compliance Officer will meet separately in executive session with the Independent Trustees at least once each year.

The Company believes that the Board’s role in risk oversight is effective and appropriate given the extensive regulation to which the Company is already subject as a BDC. As a BDC, the Company is required to comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, the Company’s ability to incur indebtedness is limited such that its asset coverage generally must equal at least 150%, immediately after each time the Company incurs indebtedness. In addition, the Company generally has to invest at least 70% of its total assets in “qualifying assets,” and the Company is generally limited in its ability to invest in any portfolio company which the Investment Adviser or any of its controlled affiliates currently has an investment, or to make any co-investments with the Investment Adviser or any of its affiliates, including funds managed by the Investment Adviser or its affiliates, subject to certain exceptions.

The Company recognizes that different board roles in risk oversight are appropriate for companies in different situations. The Company intends to re-examine the manners in which the Board administers its oversight function on an ongoing basis to ensure that they continue to meet the Company’s needs.

Committees of the Board of Trustees

The Board has established an Audit Committee and a Nominating and Corporate Governance Committee and may establish additional committees in the future. The Company requires each Trustee to make a diligent effort to attend all Board and committee meetings as well as each meeting of the Shareholders. To the extent permitted by applicable laws and regulations, Board and committee meetings may be conducted telephonically or by video conference.

Audit Committee

The Audit Committee is comprised of Frank Roedl, John Loverro and Robert Vedra, each of whom is an Independent Trustee. Frank Roedl serves as the Chair of the Audit Committee. Frank Roedl meets the current independence and experience requirements of Rule 10A-3 under the Exchange Act. The Board has designated Frank Roel as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K. The Audit Committee operates pursuant to the charter approved by the Board, which sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include selecting the Company’s independent registered public accounting firm; reviewing with such independent registered public accounting firm the planning, scope, and results of their audit of the Company’s financial statements; pre-approving the fees for services performed; reviewing with the independent registered public accounting firm the adequacy of internal control systems; reviewing the Company’s annual financial statements; overseeing internal audit staff, if any, and periodic filings; and receiving the Company’s audit reports and financial statements. The Audit Committee will be primarily responsible for oversight and review of guidelines and policies with respect to risk assessment and risk management, including cybersecurity.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Frank Roedl, John Loverro and Robert Vedra, each of whom is an Independent Trustee. John Loverro serves as the Chair of the Nominating and Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to the charter approved by the Board. The Nominating and Corporate Governance Committee will be responsible for selecting, researching, and nominating qualified nominees to be elected to the Board by the Shareholders, selecting qualified nominees to fill any vacancies on the Board or a committee of the Board (consistent with criteria approved by the Board), developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing the evaluation of the Board and management.

ITEM 6.	EXECUTIVE COMPENSATION

Compensation of Executive Officers

None of the Company’s officers receive direct compensation from the Company. We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided by individuals who are employees or other affiliates of the Investment Adviser or the Administrator, pursuant to the terms of the Investment Advisory Agreement and the Administration Agreement. Our day-to-day investment and administrative operations are managed by the Investment Adviser and the Administrator. Most of the services necessary for the origination and administration of our investment portfolio are provided by investment professionals employed by the Investment Adviser or its affiliates. None of our executive officers will receive direct compensation from us.

Compensation of Independent Trustees

The Independent Trustees’ annual fee will be $50,000. The Independent Trustees also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each regular Board meeting, each special meeting, and each committee meeting attended. No compensation is expected to be paid to Trustees who are “interested persons” with respect to the Company, as such term is defined in Section 2(a)(19) of the 1940 Act. The Chairman of the Audit Committee will receive an additional $2,000 annually (prorated for any partial year).

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

Investment Advisory Agreement; Administration Agreement

The Company has entered into the Investment Advisory Agreement with the Investment Adviser pursuant to which we will pay Management Fees and Incentive Fees to the Investment Adviser. In addition, pursuant to the Investment Advisory Agreement and the Administration Agreement, we will reimburse the Investment Adviser for certain expenses as they occur. See “Item 1(c). Description of Business — Investment Advisory Agreement,” and “Item 1(c). Description of Business — Administration Agreement.” The Investment Advisory Agreement and the Administration Agreement will be approved by the Board, including all of the independent trustees. Unless earlier terminated, each of the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Trustees, or by the holders of a majority of our outstanding voting securities.

Expense Support and Conditional Reimbursement Agreement

The Company has entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Investment Adviser. The Expense Support Agreement will provide that, at such times as the Investment Adviser determines, the Investment Adviser may pay certain expenses of the Company, provided that no portion of the payment will be used to pay any interest expense of the Company (each, an “Expense Payment”). Such Expense Payment will be made in any combination of cash or other immediately available funds no later than forty-five days after a written commitment from the Investment Adviser to pay such expense, and/or by an offset against amounts due from the Company to the Investment Adviser or its affiliates related to expenses that are reimbursable by the Company pursuant to the Investment Advisory Agreement. Any payments required to be made by the Company pursuant to the Expense Support Agreement is referred to as a “Reimbursement Payment.”

The reimbursement of any Expense Payments by the Company shall be based on capital raised, and will be payable at four separate milestones, subject to certain conditions. Once $100 million of capital is raised by external subscribers, the Company shall be required to reimburse the Investment Adviser in an amount equal to the lesser of $100,000 or the total remaining outstanding amount of the Expense Payment. Once $125 million of capital is raised by external subscribers, the Company shall be required to reimburse the Investment Adviser in an amount equal to the lesser of $100,000 or the total remaining outstanding amount of the Expense Payment. Once $150 million of capital is raised by external subscribers, the Company shall be required to reimburse the Investment Adviser in an amount equal to the lesser of $150,000 or the total remaining outstanding amount of the Expense Payment. Once $175 million of capital is raised by external subscribers, the Company shall be required to reimburse the Investment Adviser in an amount equal to the lesser of $150,000 or the total remaining outstanding amount of the Expense Payment. Notwithstanding the foregoing, in no event shall the aggregate amount to be reimbursed to the Investment Adviser exceed $500,000. Any Expense Payment in excess of $500,000 will be borne by the Investment Adviser. The Investment Adviser may waive its right, in its sole discretion, to receive the Reimbursement Payment in any calendar month in which such Reimbursement Payment obligation is accrued.

The License Agreement

The Company has entered into the License Agreement with the Investment Adviser, pursuant to which it will be granted a non-exclusive, royalty-free license to use the name “LAGO” and the associated logo pursuant to a license agreement. Under this agreement, the Company has a right to use the LAGO name and logo for so long as LAGO Asset Management, LLC remains the Investment Adviser. Other than with respect to this limited license, the Company has no legal right to the “LAGO” name or logo.

Conflicts Relating to Investment Adviser Affiliates

The Investment Adviser, its affiliates, partners, and employees (collectively, “LAGO Affiliates”) may engage in any other business and furnish investment management and advisory services and other types of services to others which may include, without limitation, serving as investment manager or sponsor of other collective investment vehicles or managed accounts that acquire interests in or otherwise deal in securities or other investments that would be suitable investments for the Company. LAGO Affiliates furnish investment management or advisory services to other persons with investment policies similar or different to those of the Company. Such persons may own securities or other instruments of the same class or type or which may be senior to those held by the Company, and they have incentives, financial or otherwise, to favor certain accounts or vehicles over others. There is no assurance that accounts with similar strategies or investment objectives will hold the same investments or perform in a similar manner. This and other future activities of LAGO Affiliates may give rise to additional conflicts of interest.

Situations may occur where the Company could be disadvantaged because of the investment activities conducted by LAGO Affiliates for other investment accounts. LAGO Affiliates may face conflicts of interest in managing the underlying investments, to the extent that an investment decision that benefits one fund or account (including the Company) may disadvantage another. For example, it may be in the best interest of a co-investing fund or account to sell an investment while being in the best interest of the Company to continue to hold it (and vice versa). In addition, investments by the Company alongside other funds may result in the incurrence of additional investment expense and delays as a result of the greater structural complexity faced by LAGO Affiliates in seeking to address the needs of multiple funds and/or accounts, which may have investment objectives and/or sensitivities that conflict or are otherwise at odds with one another.

Subject to 1940 Act restrictions, from time to time, LAGO Affiliates may acquire for other investment accounts, or for their own account or the accounts of employees, securities or other financial instruments of an issuer which are senior or junior to securities or financial instruments of the same issuer that are held by, or acquired for, the Company and, in such capacity, may have interests that are adverse or different to those of the Company. Additionally, the differing investment programs and projected investment horizons of the Company and the investment accounts managed by LAGO Affiliates may result in the Company taking positions in securities that conflict with positions in such securities taken by Other Accounts managed by LAGO Affiliates, including variations in timing of transactions in such securities and the simultaneous holding by the Company and Other Accounts of LAGO Affiliates of long and short positions relating to the same security. LAGO Affiliates may have ongoing relationships with issuers whose securities or assets are held by or are being considered for the Company. Due to their various activities, any of the LAGO Affiliates may be in possession of confidential information or material, non-public information or be otherwise restricted from effecting transactions for the Company that otherwise might have been initiated. At times, LAGO Affiliates, in an effort to avoid such restrictions, may elect not to receive information, even if advantageous to the Company, that other market participants or counterparties have received or are eligible to receive.

Conflicts Relating to the Purchase and Sale of Investments

Allocation of Investment Opportunities

Other than the LAGO Affiliates that applied for exemptive relief, none of the LAGO Affiliates is under any obligation to offer investment opportunities of which it becomes aware to the Company or to account to the Company or share with the Company or inform the Company of any investments before offering investments to other funds or accounts that LAGO Affiliates manage or advise. Furthermore, LAGO Affiliates may make an investment on behalf of any account they manage or advise without offering the investment opportunity to, or making any investment on behalf of, the Company, and LAGO Affiliates may make an investment on their own behalf without offering the investment opportunity to the Company. Affirmative obligations exist or may arise in the future, whereby LAGO Affiliates are obligated to offer certain investments to funds or accounts that LAGO Affiliates manage or advise before or without LAGO Affiliates offering those investments to the Company. In addition, the Investment Adviser may make investments on behalf of the Company in securities or other assets that it has declined to invest in for its own account, the account of any of its affiliates, or the account of its other clients.

If it is determined that the amount of an investment opportunity exceeds the amount the Investment Adviser determines would be appropriate for the Company, such excess may be offered to one or more co-investors on such terms and conditions as the Investment Adviser determines. Such purchases or investments may be at the same price as the Company acquires its investment, even though such price may not otherwise have been available to the co-investor absent the Company’s investment or the Company could have received additional fees, payments or benefits through sales to other third parties.

In the event the Investment Adviser determines to offer an investment opportunity to co-investors, there can be no assurance that the Investment Adviser will be successful in offering a co-investment opportunity to a potential co-investor, in whole or in part, that the closing of such co-investment will be consummated in a timely manner, that the co-investment will take place on the terms and conditions that will be preferable for the Company or that expenses incurred by the Company with respect to the syndication of the co-investment will not be substantial. In the event that the Investment Adviser is not successful in offering a co-investment opportunity to potential co-investors, in whole or in part, the Company may consequently hold a greater concentration and have exposure in the related investment opportunity than was initially intended, which could make the Company more susceptible to fluctuations in value resulting from adverse economic and/or business conditions with respect thereto.

As a BDC, the Company is limited in its ability to invest in any portfolio company in which an affiliates’ other client has an investment. The Company is also limited in its ability to co-invest in a portfolio company with the Investment Adviser or one or more of its respective affiliates. Some of these co-investments are only permitted pursuant to reliance on previous no-action letters or an exemptive order from the SEC. The Company and the Investment Adviser have submitted an application for exemptive relief from the SEC to permit greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for the Company to co-invest with investment funds, accounts, and investment vehicles managed by the Investment Adviser in a manner consistent with the Company’s investment objectives, positions, policies, strategies, and restrictions, as well as regulatory requirements and other pertinent factors.

The Company has applied for an exemptive order that that, if granted, will permit it, among other things, to co-invest with certain other persons, including certain affiliates of the Investment Adviser and certain funds managed and controlled by the Investment Adviser and its affiliates, subject to certain terms and conditions. On March 26, 2025, the SEC issued a notice of its intention to issue the order granting the co-investment exemptive relief. If granted, co-investments made under the Co-Investment Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in a co-investment transaction. We may also otherwise co-invest with vehicles managed by the Investment Adviser, subject to compliance with existing regulatory guidance, applicable regulations and the Investment Adviser’s investment allocation policy.

Allocation of Fees and Expenses

LAGO Affiliates will also face conflicts of interest with respect to allocations of expenses among the Company, other funds and accounts, and the Investment Adviser. When the Company co-invests alongside other Investment Adviser funds or accounts in an investment, it is expected that the fees and expenses incurred in connection with such investment to the participating investing vehicles will be allocated pro rata based on their investment size. However, if the transaction is abandoned or otherwise ultimately not consummated, fees and expenses incurred in connection with such “broken deal” will be allocated among the Company and the other investment vehicles that were considering the investment based on the expected participation levels of the investing funds and/or accounts. This determination is necessarily subjective, especially when a transaction is terminated at a particularly early stage. LAGO Affiliates will also face conflicts of interests in determining how to allocate costs and expenses incurred for the benefit of more than one Investment Adviser fund and/or account or Investment Adviser, itself (e.g., expenses incurred in obtaining, developing or maintaining technology systems and other software and expenses of firm-wide insurance policies). The aggregate costs of these items are allocated across the applicable funds in a manner the Investment Adviser determines to be reasonable and fair to all parties.

Co-Investment Restrictions

As a BDC, we are subject to certain regulatory restrictions under the 1940 Act that will impact our ability to negotiate investments with certain entities, such as the Investment Adviser and its affiliates.

The Company has applied for an exemptive order that that, if granted, will permit it, among other things, to co-invest with certain other persons, including certain affiliates of the Investment Adviser and certain funds managed and controlled by the Investment Adviser and its affiliates, subject to certain terms and conditions. On March 26, 2025, the SEC issued a notice of its intention to issue the order granting the co-investment exemptive relief. If granted, co-investments made under the Co-Investment Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in a co-investment transaction. We may also otherwise co-invest with vehicles managed by the Investment Adviser, subject to compliance with existing regulatory guidance, applicable regulations and the Investment Adviser’s investment allocation policy.

Conflicts Relating to the Investment Adviser

Investment Adviser Ownership and Personnel

The Investment Adviser’s professional staff will devote such time and effort to conducting activities on behalf of the Company as the Investment Adviser reasonably determines appropriate to perform its duties to the Company. However, the Investment Adviser’s employees or associated persons serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as the Company does, or of investment funds, accounts, or investment vehicles managed by Investment Adviser and/or its affiliates. Both Mr. Buffington and the Administrator are minority equity owners in the Investment Adviser and accordingly are entitled to profit interests in the Investment Adviser. Accordingly, this relationship may create a conflict of interest for the Administrator and its personnel due to the ownership in the Investment Adviser.

Investment Advisory Agreement

In the course of the Company’s investing activities, it will pay management and incentive fees to the Investment Adviser. The Company has entered into an Investment Advisory Agreement with the Investment Adviser. The base management fee is based on the Company’s average adjusted gross assets and the incentive fee will be computed and paid on net investment income and realized capital gains. Because the base management fee is based on the Company’s average adjusted gross assets, the Investment Adviser benefits when the Company’s net asset value increases, which could create an incentive to overvalue the assets. Additionally, the incentive fee to be payable by the Company to the Investment Adviser may create an incentive for the Investment Adviser to cause the Company to realize capital gains that may not be in the best interests of the Company or the Shareholders. Under the incentive fee structure, the Investment Adviser benefits when the Company recognizes capital gains and, because the Investment Adviser determines when an investment is sold, the Investment Adviser controls the timing of the recognition of such capital gains. The Board is charged with protecting the Shareholders’ interests by monitoring how the Investment Adviser addresses these and other conflicts of interest associated with its management services and compensation.

The Company expects to make many of its portfolio investments in the form of securities that are not publicly traded and for which no market-based price quotation is available. As a result, the Board will determine the fair value of these investments in good faith as described in “Risk Factors—Risks Relating to the Company’s Business and Structure—Uncertainty as to the Value of Certain Portfolio Investments.” In connection with that determination, investment professionals from the Investment Adviser may provide the Board with valuations based upon the most recent portfolio company financial statements available and projected financial results of each portfolio company. While the valuation for each material portfolio investment will be assessed by an independent valuation firm at least once annually, and more likely twice a year, the determination of fair value will be made by the Investment Adviser as valuation designee and not by such third-party valuation firm. In addition, each of the Interested Trustees has an indirect pecuniary interest in the Investment Adviser. The participation of the Investment Adviser’s investment professionals in the Company’s valuation process, and the pecuniary interest in the Investment Adviser by certain members of the Board, could result in a conflict of interest, as the Investment Adviser’s management fee is based, in part, on the value of the Company’s gross assets, and the Company’s incentive fees are based, in part, on realized gains and realized and unrealized losses.

Certain Business Relationships

Certain of our current trustees and officers are directors or officers of the Investment Adviser.

Promoters and Certain Control Persons

The Investment Adviser may be deemed a promoter of the Company. The Company has entered into the Investment Advisory with the Investment Adviser. The Investment Adviser, for its services to us, will be entitled to receive management fees and incentive fees in addition to the reimbursement of certain expenses. In addition, under the Investment Advisory Agreement, we expect, to the extent permitted by applicable law and in the discretion of our Board, to indemnify the Investment Adviser and certain of its affiliates. See “Item 1 (c). Description of Business—General.”

Material Non-Public Information

Members of the Investment Committee and other employees of the Investment Adviser and its affiliates may serve as directors of, or in a similar capacity with, companies in which we invest or in which we are pursuing an investment opportunity. Through these and other relationships with a company, these individuals may obtain material non-public information that might restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law, including, for example, the antifraud provisions of the federal securities laws.

Code of Conduct

Following our BDC Election, in accordance with the 1940 Act, we will be subject to certain regulatory requirements that restrict our ability to engage in certain related-party transactions. We will have adopted procedures for the review, approval and monitoring of transactions that involve us and certain of our related persons. For example, we have a code of conduct that generally prohibits our executive officers or trustees from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company.

Any waiver to the code of conduct will generally only be permitted to be obtained from the Chief Compliance Officer, the chairperson of the Board of Trustees or the chairperson of the Audit Committee and will be publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee will be required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K).

Code of Ethics

We and the Investment Adviser will have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements.

Trustee Independence

As a BDC, the 1940 Act requires that at least a majority of our trustees not be “interested persons” of the Company or the Investment Adviser as defined in Section 2(a)(19) of the 1940 Act. On an annual basis, each member of our Board of Trustees is required to complete an independence questionnaire designed to provide information to assist our Board of Trustees in determining whether the trustee is independent under the 1940 Act and our corporate governance guidelines. Our Board of Trustees determined that each of our trustees, other than Tim A. Gottfried and Mark Buffington, is independent under the 1940 Act. Our governance guidelines will require any trustee who has previously been determined to be independent to inform the Chair of our Board of Trustees and the Chair of the Nominating and Corporate Governance Committee of any change in circumstance that could cause his or her status as an Independent Trustee to change. Our Board of Trustees limits membership on the Audit Committee and the Nominating and Governance Committee to Independent Trustees.

No Independent Counsel

The prospective Shareholders, as a group, have not been represented by independent counsel in connection with the formation of the Company. The Company’s charter, bylaws, Investment Advisory Agreement, and amendments thereto have been prepared by counsel for the Investment Adviser, and such counsel owes no duties of any kind to any Shareholders.

ITEM 8.	LEGAL PROCEEDINGS

Neither the Company nor the Investment Adviser is currently subject to any material legal proceedings, nor, to the Company’s knowledge, is any material legal proceeding threatened against the Company or the Investment Adviser.

From time to time, the Company or the Investment Adviser may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Company’s rights under contracts with the Company’s portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, the Company does not expect that these proceedings will have a material effect upon the Company’s financial condition or results of operations.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

The Company’s outstanding Shares have been and will be offered and sold under the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made. There is no public market for the Shares currently, and it is not expected there will be a secondary market at any time.

Because Shares have been and will be acquired by investors in transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. The Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) the Investment Adviser’s consent is granted, and (ii) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

The following table sets forth the number of record holders of our Shares at April 17, 2025:

Title of Class	Number of Record Holders
Shares of Beneficial Ownership	517

Please also see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of the Shares.

Distribution Policy

The Company intends to elect to be treated, and intends to qualify annually, as a RIC under Subchapter M of the Code, however, no assurance can be given that the Company will be able to maintain its RIC tax treatment. To obtain and maintain its tax treatment as a RIC, the Company generally must distribute (or be deemed to distribute) in each taxable year distributions for tax purposes equal to at least the sum of:

●	90% of the Company’s investment company taxable income (which is generally its ordinary income plus the excess of realized short-term capital gains over realized net long-term capital losses), determined without regard to the deduction for dividends paid, for such taxable year; and

●	90% of the Company’s net tax-exempt interest income (which is the excess of the Company’s gross tax-exempt interest income over certain disallowed deductions) for such taxable year.

The Company intends to distribute annually all or substantially all of such income.

The Company intends to pay quarterly distributions to its Shareholders out of assets legally available for distribution. All distributions will be paid at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of its tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time.

Reports to Shareholders

The Company will furnish to Shareholders as soon as commercially practicable after the end of each taxable year and each calendar year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law.

The Company will also furnish to Shareholders annual reports containing audited financial statements, quarterly reports, and such other reports as the Company determines to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement under the 1934 Act, the Company will be required to comply with all reporting, proxy solicitation and other applicable requirements under the 1934 Act.

Shareholders and the public may view the materials the Company files with the SEC through its website at www.sec.gov.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

On December 31, 2024, the Company issued and sold 1,000 shares of common stock, par value $0.01, to LAGO Asset Management, LLC, for an aggregate purchase price of $25,000. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

In conjunction with the merger of the Legacy Fund with and into the Company, which occurred on March 3, 2025, the Company issued 2,722,630.716 Shares to the Legacy Investors in connection with the Formation Transaction.

As of April 1, 2025, the Company sold 650,149.929 unregistered common shares of beneficial interest (the “Shares”) at a price per Share of $25.01 (with the final number of shares being determined on April 16, 2025) to accredited investors in a private placement of Shares for an aggregate purchase price of $16,260,250. The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The following description of the Shares is based on relevant portions of the Delaware Statutory Trust Act, the Declaration of Trust, and the Company’s bylaws, as amended or supplemented (the “Bylaws”). This summary is not necessarily complete, and the Company refers you to the Delaware Statutory Trust Act and the Company’s Declaration of Trust and Bylaws, forms of which are incorporated by reference to the exhibits to this Registration Statement for a more detailed description of the provisions summarized below.

General

The terms of the Declaration of Trust authorize the Company to issue an unlimited number of common shares, par value $0.01 per share, and an unlimited number of preferred shares, par value $0.01 per share. The Declaration of Trust provides that the Board may classify or reclassify any unissued common shares of beneficial interest into one or more classes or series of Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares, to the extent permitted by the 1940 Act. There is currently no market for the Shares, and it is not expected there will be a secondary market at any time. The Company does not intend for the Shares offered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase Shares. No Shares have been authorized for issuance under any equity compensation plans. Under the terms of the Declaration of Trust, Shareholders shall be entitled to the same limited liability extended to Shareholders of private Delaware for profit corporations formed under the Delaware General Corporate Law. The Declaration of Trust provides that no Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a Shareholder.

Common Shares

Under the terms of the Declaration of Trust, all Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid, and nonassessable. Dividends and distributions may be paid to the holders of the Shares if, as and when authorized by the Board and declared by the Company out of funds legally available therefor. Except as may be provided by the Board in setting the terms of classified or reclassified shares, the Shares will have no preemptive, exchange, conversion, appraisal or redemption rights. The Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under federal and state securities laws. In order to avoid the possibility that the Company’s assets could be treated as “plan assets,” the Company may require any person proposing to acquire Shares to furnish such information as may be necessary to determine whether such person is a benefit plan investor or a controlling person, restrict or prohibit transfers of such shares or redeem any outstanding shares for such price and on such other terms and conditions as may be determined by or at the direction of the Board.

In the event of the Company’s liquidation, dissolution or winding up, each of the Shares would be entitled to share pro rata in all of the Company’s assets that are legally available for distribution after the Company pays all debts and other liabilities and subject to any preferential rights of holders of preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each Share will be entitled to one vote on all matters submitted to a vote of Shareholders, including the election of Trustees. Except as may be provided by the Board in setting the terms of classified or reclassified Shares, and subject to the express terms of any class or series of preferred shares, the holders of the Shares will possess exclusive voting power. There will be no cumulative voting in the election of Trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, each Trustee will be elected by a plurality of the votes cast with respect to such Trustee’s election except in the case of a “contested election,” in which case Trustees will be elected by a majority of the votes cast in the contested election of Trustees. Pursuant to the Declaration of Trust, the Board may amend the Bylaws to alter the vote required to elect Trustees.

Preferred Shares

The Private Offering does not include an offering of preferred shares. However, under the terms of the Declaration of Trust, the Board may authorize the Company to issue preferred shares in one or more classes or series without Shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. The Company does not currently anticipate issuing preferred shares in the near future. In the event the Company issues preferred shares, it will make any required disclosure to Shareholders. The Company will not offer preferred shares to the Investment Adviser or its affiliates except on the same terms as offered to all other Shareholders.

Preferred shares could be issued with terms that would adversely affect the Shareholders, provided that the Company may not issue any preferred shares that would limit or subordinate the voting rights of holders of the Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to Shares and before any purchase of Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of the Company’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be and (2) the holders of preferred shares, if any are issued, must be entitled as a class voting separately to elect two trustees at all times and to elect a majority of the trustees if distributions on such preferred shares are in arrears by two full years or more . Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred shares must be approved by a majority of the Independent Trustees not otherwise interested in the transaction, who will have access, at the Company’s expense, to the Company’s legal counsel or to independent legal counsel.

Election and Tenure of Trustees

The number of Trustees constituting the Board will be fixed at 5, consisting of 3 Independent Trustees and 2 Interested Trustees. The number of Trustees constituting the Board may be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board. The Board, by action of a majority of the then-Trustees at a duly constituted meeting, may fill vacancies in the Board or remove any Trustee with or without cause. The Shareholders may elect Trustees, including filling any vacancies in the Board, at any meeting of Shareholders called by the Board for that purpose. A meeting of Shareholders for the purpose of electing one or more Trustees may be called by the Board or, to the extent provided by the 1940 Act and the rules and regulations thereunder, by the Shareholders. Shareholders shall have the power to remove a Trustee only to the extent provided by the 1940 Act and the rules and regulations thereunder.

Each Trustee will hold office until his or her death, resignation, retirement, disqualification or removal. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Company or to a meeting of the Board. While the Company does not intend to list the Shares on any securities exchange, if any class of its Shares is listed on a national securities exchange, the Board will be divided into three classes of Trustees serving staggered terms of three years each.

Death, Resignation, or Removal of a Trustee

The death, declination, resignation, retirement, removal, declaration as bankrupt or incapacity of one or more Trustees, or of all of them, shall not operate to dissolve the Company or to revoke any existing agency created pursuant to the terms of the Declaration of Trust. Whenever a vacancy in the Board shall occur, until such vacancy is filled as provided in the Declaration of Trust, the Trustee(s) in office, regardless of the number, shall have all the powers granted to the Board and shall discharge all the duties imposed upon the Board by the Declaration of Trust. In the event of the death, declination, resignation, retirement, removal, declaration as bankrupt or incapacity of all of the then Trustees, the Investment Adviser is empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

Action by Shareholders

The Shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust and bylaws, the Company is not required to hold annual Shareholder meetings. Special meetings may be called by the Trustees and certain of its officers and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, the Declaration of Trust provides that, subject to the satisfaction of certain procedural and informational requirements by the Shareholders requesting the meeting, a special meeting of Shareholders will be called by the secretary of the Company upon the written request of Shareholders entitled to cast thirty-three and one-third percent (33⅓%) or more of the votes entitled to be cast at the meeting. Any special meeting called by such Shareholders is required to be held not less than ten (10) nor more than ninety (90) days after the Company is provided notice by such Shareholders of the request for a special meeting. These provisions will have the effect of significantly reducing the ability of Shareholders to have proposals considered at a meeting of Shareholders.

With respect to special meetings of Shareholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to the notice of the meeting, (2) by or at the direction of the Board of Trustees or any committee thereof or (3) provided that the Board has determined that Trustees will be elected at the meeting, by a Shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Declaration of Trust.

Calling of Meetings of Shareholders

Meetings of the Shareholders may be held within or outside the State of Delaware. Meetings of the Shareholders of the Company may be called by the Board, Chairman of the Board or the Chief Executive Officer of the Company for any lawful purpose, including the purpose of electing Trustees as provided in the Declaration of Trust. Special meetings of the Shareholders shall be called by the Board, Chairman or Chief Executive Officer upon the written request of Shareholders owning the requisite percentage amount of the outstanding Shares entitled to vote.

Derivative Actions

No person, other than a Trustee, who is not a Shareholder will be entitled to bring any derivative action, suit or other proceeding on behalf of the Company. No Shareholder may maintain a derivative action on behalf of the Company unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action, except that such provision does not apply to any claims asserted under federal securities laws or the rules and regulations thereunder.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Company only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not Independent Trustees; and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Company for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this paragraph, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand. Notwithstanding the foregoing, the requirements set forth in this paragraph will not apply to any claims asserted under federal securities laws or the rules and regulations thereunder.

Exclusive Delaware Jurisdiction; Jury Trial Waiver.

The Declaration of Trust provides that each Trustee and officer of the Company and each Shareholder, to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Company, the Delaware Statutory Trust Act, the Declaration of Trust or the Bylaws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Company to the Shareholders or the Trustees, or of officers or the Trustees to the Company, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Company, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to corporations made applicable to the Company pursuant to the Delaware Statutory Trust Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act, the Declaration of Trust or the bylaws relating in any way to the Company (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), will be exclusively brought in the Court of Chancery for the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service will constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof will affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

The foregoing does not apply to any claims brought under federal securities law, or the rules and regulations thereunder.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with GAAP.

ITEM 12.	INDEMNIFICATION OF TRUSTEES AND OFFICERS

The Delaware Statutory Trust Act permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The Company agrees to indemnify each person who at any time serves as a Trustee, officer or employee of the Company (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in the Declaration of Trust by reason of his having acted in any such capacity, except with respect to any matter as to which he or she shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company, or in the case of any criminal proceeding as to which he or she shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misconduct, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”).

Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in the Declaration of Trust shall continue as to a person who has ceased to be a Trustee or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of the Declaration of Trust or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Company or is otherwise entitled to indemnification in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

As a BDC, the Company is not permitted to and will not indemnify the Investment Adviser, any of the Company’s executive officers and Trustees, or any other person against liability arising from willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office, or by reason of reckless disregard of obligations and duties of such person arising under contract or agreement.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statements attached to this Registration Statement.

Page
Audited Financial Statements of LAGO Evergreen Credit
Report of Independent Registered Public Accounting Firm	F-2
Statement of Assets and Liabilities as of December 31, 2024	F-3
Statement of Operations for the Period of October 30, 2024 (date of inception) to December 31, 2024	F-4
Notes to the Financial Statements	F-5

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Trustees of LAGO Evergreen Credit

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of LAGO Evergreen Credit (the “Company”) as of December 31, 2024, the related statement of operations for the period October 30, 2024 (Date of Inception) to December 31, 2024 and the related notes (collectively referred to as the “financial statements”). In our opinion the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024, and the results of its operations for the period October 30, 2024 (Date of Inception) to December 31, 2024, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America (GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2024.

Atlanta, Georgia

April 17, 2025

F-2

Statement of Assets and Liabilities

As of December 31, 2024
Assets
Cash	$25,000
Total Assets	$25,000
Commitments and Contingencies (Note 5)
Net Assets
Common shares, par value $0.01 per share, unlimited shares authorized, 1,000 shares issued and outstanding	$10
Paid-in-capital in excess of par value	24,990
Total Net Assets	$25,000
Net Asset Value Per Share	$25.00

F-3

Statement of Operations

For the Period from October 30, 2024 (Date of Inception) through December 31, 2024

Expenses:
Organization expenses	$344,874
Total Expenses	$344,874
Reimbursable expenses paid by the Investment Adviser	$(344,874)
Net Expenses	$0
Net Increase (Decrease) in Net Assets Resulting from Operations	$0

F-4

1.	Organization

LAGO Evergreen Credit (the “Company”) is a newly formed, externally managed, non-diversified closed-end management investment company formed as a Delaware statutory trust on October 30, 2024. The Company intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, for tax purposes, the Company intends to elect to be taxed as a regulated investment company (“RIC”) under Subchapter M of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

The Company will be managed by LAGO Asset Management, LLC (the “Investment Adviser”), a Delaware limited liability company and a registered investment adviser under the Investment Advisers Act of 1940, as amended. The Investment Adviser will oversee the management of the Company’s activities and is responsible for making investment decisions with respect to the Company’s portfolio.

The Company’s investment objective is to maximize the total return generated from its portfolio, which the Company expects to include current income from its debt investments as well as capital appreciation from equity and equity-related investments such as warrants. The Company’s focus will be primarily on floating rate senior secured term loan investments and, to a lesser extent, other types of junior loans and equity-related securities, such as convertible notes, warrants, and preferred or common stock. The Company’s secured loans are expected to be collateralized with security interests in the assets of the borrowers, which the Company expects will typically take the form of first-priority liens on some or all of the assets of the borrower. To the extent that another lender to the portfolio company retains the first-priority lien on some or all of the assets of the borrower, such as when another lender provides a revolving credit facility, the Company may structure its loan as a second-priority lien on any such encumbered assets and seek the opportunity to structure a first-lien on any unencumbered assets, such as intellectual property. The Company’s position as a secured lender and, in particular in the case where the Company is the sole, first lien lender, enables it to exert influence over the borrower with respect to access to management, monitoring performance, and increasing the likelihood of positive outcomes in the event that the borrower underperforms or becomes distressed. In connection with our lending activities, the Company expects to frequently receive “equity kickers” in the form of warrants and rights-to-invest equity in its borrowers, which have the potential to enhance returns above that typically generated from portfolios consisting solely of credit positions. The Company expects a majority of its warrants to be structured with a “cashless exercise” feature which does not require additional capital investment to benefit from any upside appreciation. The Company has adopted a policy to invest at least 80% of its assets in “credit,” which the Company defines as debt investments made in exchange for regular interest payments, under Section 59 and Rule 35d-1 under the 1940 Act.

On December 31, 2024, the Investment Adviser purchased 1,000 common shares of beneficial interests, par value of $0.01 per share (the “Shares”), of the Company, which represented all of the issued and outstanding Shares of the Company, at an offering price of $25.00 per share for an aggregate purchase price of $25,000. Other than the sale of Shares to the Investment Adviser, the Company has not commenced operations as of December 31, 2024. Prior to the Company’s election to be regulated as a BDC under the 1940 Act, the Company intends to complete a series of transactions pursuant to which LAGO Evergreen Credit, LLC (the “Legacy Fund”) will merge with and into the Company with the Company continuing as the surviving entity (the “Formation Transaction”). As a result of the Formation Transaction, the equity interests of the Legacy Fund held by LAGO Evergreen Credit-QP, LP and LAGO Evergreen Credit-AI, LP (the “Legacy Fund Members”) will be converted into Shares. Immediately thereafter, such Shares will be distributed to the limited partners of the Legacy Fund Members as part of the dissolution and liquidation of the Legacy Fund Members (the “Legacy Investors”).

After the Formation Transaction, the Company intends to elect to be regulated as a BDC under the 1940 Act. Further, after the Company elects to be regulated as a BDC, the Company intends to conduct a continuous private offering (the “Private Offering”) pursuant to which it may issue an unlimited number of Shares at $0.01 per share par value. After the Formation Transaction, Shares will be sold at the then-current Net Asset Value (“NAV”) per Share.

F-5

2.	Significant Accounting Policies

The following is a summary of significant accounting policies consistently followed by the Company in the preparation of its financial statements.

Basis of Presentation

The financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”). The Company is an investment company and accordingly applies specific accounting and financial reporting requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Topic 946, Financial Services-Investment Companies, and pursuant to Regulation S-X. Subsequent to its commencement of operations, the Company’s first fiscal period will end on December 31, 2025.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period, and the accompanying notes thereto. Management believes that the estimates utilized in the preparation of these financial statements are reasonable and prudent. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. Management adjusts such estimates when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from those estimates, and differences could be material.

Cash

The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company up to an insurance limit.

Income Taxes

The Company intends to elect to be regulated as a BDC under the 1940 Act. The Company also intends to qualify for tax treatment as a RIC and intends to elect to be treated as a RIC under the Code commencing with its taxable period ending on December 31, 2025. As a RIC, the Company generally will not pay U.S. federal income taxes at corporate rates on any ordinary income or capital gains that it distributes at least annually to its shareholders as distributions.

For the period ended December 31, 2024, the Company was treated as a disregarded entity for federal income tax purposes under the Code. Thus, no Federal or State income taxes were payable by the Company. Therefore, no provision for income taxes has been made in the accompanying financial statements.

To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess of its realized net short-term capital gains over its realized net long-term capital losses. In addition, a RIC may, in certain cases, satisfy this distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of Subchapter M. In order for the Company to not be subject to U.S. federal excise taxes, the Company must distribute annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. The Company, at its discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. excise tax on this income.

F-6

The Company evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. Management has analyzed the Company’s tax positions taken, or to be taken, on U.S. federal income tax returns for all open tax years and has concluded it has no material uncertain tax positions to be recognized at this time. The Company’s U.S. federal income tax returns are subject to examination by the Internal Revenue Service (“IRS”) for a period of three years after they are filed. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

The Organization for Economic Co-operation and Development (“OECD”) introduced a 15% global minimum tax under the Pillar Two Global Anti-Base Erosion (“GloBe”) model rules. Several OECD member countries have enacted tax legislation based on certain elements of these rules that became effective on January 1, 2024. Other jurisdictions have announced that they intend to implement these rules, but the rules remain subject to significant negotiation, potential change, and phase-in periods. The Company has concluded that it falls outside the scope of the Pillar Two rules but will continue to monitor potential future applicability and changes to these rules.

Organization and Offering Costs

Organization costs include, among other things, the cost of incorporating the Company and the cost of legal services and other fees pertaining to the Company’s organization. Organization costs are expensed as incurred.

Offering costs consist of costs incurred in connection with the offering of Shares of the Company, including legal fees, registration fees, and other costs pertaining to the preparation of the Company’s registration statement, private placement memorandum, and other offering documents (and any amendments and related documents thereto) relating to the Private Offering. Offering costs are capitalized as a deferred charge and amortized to expense on a straight-line basis over 12 months.

Segment Reporting

In accordance with ASC Topic 280 – “Segment Reporting (ASC 280),” the Company has determined that it has a single operating and reporting segment. As a result, the Company’s segment accounting policies are the same as described herein and the Company does not have any intra-segment sales and transfers of assets.

The Company operates through a single operating and reporting segment with an investment objective to generate both current income and capital appreciation through debt and equity-related investments. The Company’s chief operating decision maker (the “CODM”) is comprised of the Company’s chief executive officer. The CODM makes operating decisions of the Company primarily based on the Company’s net increase (decrease) in net assets resulting from operations. The evaluation and assessment of this metric is used in implementing investment policy decisions, strategic initiatives, managing the company’s portfolio, and assessing the performance of the portfolio. As the Company’s operations comprise of a single reporting segment, the segment assets are reflected on the accompanying balance sheet as “total assets” and the significant segment expenses are listed on the accompanying statement of operations.

Recent Accounting Pronouncements

The FASB amended the guidance in ASC 280, Segment Reporting, to require a public entity to disclose significant segment expenses and other segment items on an annual and interim basis and to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Public entities with a single reportable segment are required to provide the new disclosures and all the disclosures required under ASC 280. The guidance applies to all public entities and is effective for fiscal years beginning after December 15, 2023, and for interim periods beginning after December 15, 2024. The Company has adopted ASU 2023-07 effective December 31, 2024 and concluded that the application of this guidance did not have any material impact on its financial statements.

F-7

3.	Related Party Transactions

The Company intends to enter into an investment advisory agreement (the “Investment Advisory Agreement”) with the Investment Adviser pursuant to which the Investment Adviser, subject to the overall supervision of the Company’s board of trustees (the “Board of Trustees” or the “Board” and its “Trustees”), will manage the day-to-day operations of, and provides investment advisory services to the Company.

Investment Advisory Agreement

Pursuant to the Investment Advisory Agreement which the Company intends to enter with the Investment Adviser, the Company expects to pay the Investment Adviser a fee for its services under the Investment Advisory Agreement consisting of two components – a base management fee (“Management Fee”) and an incentive fee (the “Incentive Fee”). The cost of both the base Management Fee and the Incentive Fee will ultimately be borne by the shareholders.

Management Fee:

Pursuant to the Investment Advisory Agreement, the Company will pay the Investment Adviser a base management fee, quarterly in arrears, at an annual rate of 1.50% of the Company’s average adjusted gross assets. The average adjusted gross asset balance will be the average of the Company’s total gross assets (including assets acquired with leverage but adjusted to exclude cash and cash equivalents) at the end of the two most recently completed calendar quarters.

There were no base Management Fees incurred during the period October 30, 2024 (date of inception) through December 31, 2024, as the Company and the Investment Adviser have not yet entered into the Investment Advisory Agreement.

Incentive Fee:

Pursuant to the Investment Advisory Agreement, the Company will pay the Investment Adviser an incentive fee consisting of two parts: (i) an incentive fee, determined and paid quarterly, based on pre-incentive fee net investment income of the Company (the “Income Incentive Fee”) and (ii) an incentive fee, determined and paid in arrears, based on net capital gains as of the end of each calendar year or upon the termination of the Investment Advisory Agreement (the “Capital Gains Incentive Fee”), which are described in more detail below.

Income Incentive Fee

The Income Incentive Fee will be calculated and payable quarterly in arrears and equals 15% of the Company’s pre-incentive fee net investment income for the immediately preceding calendar quarter, subject to a hurdle rate.

The Income Incentive Fee for each calendar quarter will be calculated as follows:

●	No Income Incentive Fee will be payable in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income Returns (as defined below) do not exceed a quarterly return to investors of 1.5% of the Company’s net asset value for that immediately preceding calendar quarter (the “Hurdle Rate”).

●	100% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed the Hurdle Rate, but are less than or equal to 1.76% of the Company’s net asset value for that immediately preceding calendar quarter (the “Catch-Up Rate”), will be payable to the Investment Adviser. The Catch-Up Rate is intended to provide an incentive fee of 15% on all of the Company’s Pre-Incentive Fee Net Investment Income Returns as if the Hurdle Rate did not apply when the Company’s pre-incentive fee net investment income exceeds 1.5% of the Company’s net asset value for that calendar quarter, measured as of the end of the immediately preceding calendar quarter.

●	15% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed the Catch-Up Rate, reflecting that once the Hurdle Rate is reached, 15% of all Pre-Incentive Fee Net Investment Income Returns thereafter are paid to the Investment Adviser.

F-8

“Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Company’s net assets at the end of the immediately preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued for the quarter (including the base management fee, expenses payable under the Investment Advisory Agreement or Administration Agreement ), and any interest expense or fees on any credit facilities or outstanding debt and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee.

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind (“PIK”) interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any expense support payments or any reimbursement by the Company of expense support payments, or any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Capital Gains Incentive Fee

The second component of the incentive fee, the Capital Gains Incentive Fee, is payable at the end of each calendar year in arrears and equals 20% of cumulative realized capital gains from the date of the Company’s election to be regulated as a BDC to the end of each calendar year, less cumulative net realized capital losses and unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fees. The Company will accrue quarterly, but will not pay, a Capital Gains Incentive Fee with respect to net unrealized appreciation. The Capital Gains Incentive Fee amount, or the calculations pertaining thereto, as appropriate, will account for any period less than a full calendar year.

In determining the Capital Gains Incentive Fee payable to the Investment Adviser, the Company will calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since the Company’s inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in the Company’s portfolio. For this purpose, cumulative aggregate realized capital gains, if any, equals the sum of the differences between the net sales price of each investment, when sold, and the original cost of such investment since the Company’s inception. Cumulative aggregate realized capital losses equals the sum of the amounts by which the net sales price of each investment, when sold, is less than the original cost of such investment since the Company’s inception. For the purposes of this calculation, “original cost” of the investment shall include cash deployed into the investment, excluding any capitalized PIK. “Net sales price” shall include cash proceeds generated from the investment, excluding any income recorded that is subject to the Income Incentive Fee as described above. Aggregate unrealized capital depreciation equals the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the original cost of such investment. At the end of the applicable year, the amount of capital gains that serves as the basis for the Company’s calculation of the Capital Gains Incentive Fee payable equals the cumulative aggregate realized capital gains less cumulative aggregate realized capital losses, less aggregate unrealized capital depreciation, with respect to the Company’s portfolio of investments.

There were no Incentive Fees incurred during the period October 30, 2024 (date of inception) through December 31, 2024, as the Company and the Investment Adviser have not yet entered into the Investment Advisory Agreement.

Administration Agreement

Pursuant to the administration and fund services agreement, (the “Administration Agreement”), BIP Capital, LLC (the “Administrator”) provides certain administrative and fund accounting services to the Company, including preparation of offering materials, fund accounting and financial reporting services, loan servicing, Board governance services, investor services, regulatory compliance services, tax reporting, audit support, technology and data management services and management of the Company’s third-party vendors. The Administrator may engage one or more third-party sub-administrators to perform, or assist the Administrator in the performance of, any of such services. For such services, the Investment Adviser has agreed to pay the Administrator a fee equal to fifteen percent (15%) of any base management fees and/or incentive fees paid to the Investment Adviser by the Company. The cost of the fee paid to the Administrator will be borne entirely by the Investment Adviser and will not be borne by the Shareholders. In

F-9

addition, the Administrator may employ additional personnel dedicated to providing certain administrative and fund accounting services to the Company. The Administrator may charge the Company directly under the Administration Agreement for the costs of employing such additional personnel.

Organization and Offering Costs

The Company intends to enter into an expense support and conditional reimbursement agreement with the Investment Adviser (the “Expense Support Agreement”). The Expense Support Agreement will provide that, at such times as the Investment Adviser determines, the Investment Adviser may pay certain expenses of the Company, provided that no portion of the payment will be used to pay any interest expense of the Company (each, an “Expense Payment”). Such Expense Payment will be made in any combination of cash or other immediately available funds no later than forty-five days after a written commitment from the Investment Adviser to pay such expense, and/or by an offset against amounts due from the Company to the Investment Adviser or its affiliates related to expenses that are reimbursable by the Company pursuant to the Investment Advisory Agreement. Any payments required to be made by the Company pursuant to the Expense Support Agreement is referred to as a “Reimbursement Payment.” The Company has agreed to reimburse the Investment Adviser for such expense payments when the Company has reached certain milestones of capital raised from external subscribers. Specifically, once $100 million of capital is raised by external subscribers (“Milestone 1”), the Fund will be required to reimburse the Investment Adviser in an amount equal to the lesser of $100,000 or the total amount outstanding of the Expense Payment. Once $125 million of capital is raised by external subscribers (“Milestone 2”), the Fund shall be required to reimburse the Investment Adviser in an additional amount equal to the lesser of $100,000 or the total remaining outstanding amount of the Expense Payment. Once $150 million of capital is raised by external subscribers (“Milestone 3”), the Fund shall be required to reimburse the Investment Adviser in an amount equal to the lesser of $150,000 or the total remaining outstanding amount of the Expense Payment. Once $175 million of capital is raised by external subscribers (“Milestone 4”), the Fund shall be required to reimburse the Investment Adviser in an amount equal to the lesser of $150,000 or the total remaining outstanding amount of the Expense Payment. In no event will the total amount reimbursed by the Company exceed $500,000.

As of December 31, 2024, the Investment Adviser has incurred $344,874 of organization costs and $155,126 of offering costs that will be payable when the Company has reached the milestones of capital raised from external subscribers as described above. As the Company has not raised any capital from external subscribers as of December 31, 2024, reimbursement of organization and offering costs was deemed not probable and therefore, is not recorded as a liability.

4.	Share Repurchase Program

The Company does not intend to list its Shares on a securities exchange and does not expect there to be a public market for its shares. As a result, investors’ ability to sell Shares will be limited.

Two years after the date on which the Company commences the Private Offering, and at the discretion of the Board, the Company intends to commence a share repurchase program in which it intends to repurchase annually up to 10% of outstanding Shares (by number of Shares). Under the share repurchase program, to the extent the Company offers to repurchase Shares during an annual period, the Company expects to repurchase Shares pursuant to tender offers as of the applicable quarter-end using a purchase price equal to the NAV per Share as of the last calendar day of the applicable quarter, except that Shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). Any Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

F-10

The Board may amend or suspend the share repurchase program if, in its reasonable judgment, it deems such action to be in the Company’s best interest and the best interest of its shareholders, such as when a repurchase offer would place an undue burden on liquidity, adversely affect operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, Share repurchases may not be available annually. Should the Board suspend the share repurchase program, the Board will consider whether the continued suspension of the program is in the best interests of the Company and shareholders on a quarterly basis. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act.

5.	Commitments and Contingencies

In the ordinary course of its business, the Company may enter into contracts or agreements that contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

6.	Net Assets

In connection with its formation, the Company has the authority to issue an unlimited number Shares at $0.01 per share par value. On December 31, 2024, the Investment Adviser purchased 1,000 Shares, which represented all of the issued and outstanding Shares of the Company, for an aggregate purchase price of $25,000.

The Shares to be issued will be offered on a continuous basis. After the Formation Transactions, Shares will be sold at the then-current NAV per Share.

7.	Subsequent Events

In preparing these financial statements, the Company’s management has evaluated events and transactions subsequent to December 31, 2024, for potential recognition or disclosure through the date the financial statements were issued.

On March 3, 2025 the Company completed the Formation Transaction, acquiring the Legacy Fund through the merger of the Legacy Fund with and into the Company with the Company as the surviving entity, and issued 2,722,631 shares at a price of $25.00 per share to the Legacy Fund that were then distributed to the existing limited partners of the Legacy Fund Members in exchange for their limited partner interests in the Legacy Fund Members for total merger consideration of $68,065,767 million. The Company subsequently elected to be treated as a BDC under the 1940 Act.

As part of the Formation Transaction, the Company assumed a $75,000,000 revolving line of credit with KeyBank to provide leverage to the Company. The line of credit has a maturity date of February 28, 2030. The line of credit provides for advances that range from 45% to 55%, subject to the number of eligible loans in the collateral pool, on eligible loans held by the Company, as defined under the loan and security agreement. Borrowings under the KeyBank Credit Agreement generally bear interest at a rate equal to Adjusted Term SOFR plus 3.25% to 4.0%, subject to the number of eligible loans in the collateral pool. The Legacy Fund incurred $1,275,142 of debt issuance costs to underwrite this credit agreement, of which the Company assumed as part of the transaction. Under the terms of the credit agreement, the Company is subject to several covenants.

On March 3, 2025, the Company entered the Investment Advisory Agreement and the Expense Support Agreement with the Investment Adviser, as described in Note 3.

On March 7, 2025, the Company invested $13.0 million into a first lien senior secured term loan with FANFIXAPP, LLC. Warrants of 52,802 were issued with this loan and are convertible into ordinary shares of the company.

On March 27, 2025, the Company declared a dividend of $0.14 per share for Shareholders on record as of March 31, 2025. The dividend will be paid on or around April 14, 2025.

As of April 1, 2025, the Company sold 650,150 Shares at a NAV price of $25.01 per Share (with the final number of Shares being determined on April 16, 2025) to accredited investors in a private placement of Shares for an aggregate purchase price of $16,260,250.

There are no other subsequent events identified that require recognition or disclosure in the Company’s financial statements.

F-11

LAGO Evergreen Credit

Audited Combined Financial Statements

With Report of Independent Auditors

As of December 31, 2024 and for the period from August 19, 2024
(“Commencement of Operations”) through December 31, 2024

Ernst & Young LLP Suite 1000 55 Ivan Allen Jr. Boulevard Atlanta, GA 30308	Tel: +1 404 874 8300 Fax: +1 404 817 5589 ey.com

Report of Independent Auditors

The General Partner
LAGO Evergreen Credit, LLC
LAGO Evergreen Credit-AI, LP
LAGO Evergreen Credit-QP, LP

Opinion

We have audited the combined financial statements of LAGO Evergreen Credit, LLC, LAGO Evergreen Credit AI, LP, and LAGO Evergreen Credit QP, LP (together, the “Partnership”), which comprise the combined statement of assets, liabilities, and partners’ capital, including the combined schedule of investments, as of December 31, 2024, and the related combined statements of operations, changes in partners’ capital and cash flows for the period from August 19, 2024 (Commencement of Operations) through December 31, 2024 and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Partnership at December 31, 2024, and the results of its operations, changes in its net assets and its cash flows for the period from August 19, 2024 (Commencement of Operations) through December 31, 2024 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Partnership and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The accompanying supplemental schedule is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated, in all material aspects, in relation to the financial statements as a whole.

April 17, 2025

LAGO Evergreen Credit

Combined Statement of Assets, Liabilities and Partners’ Capital

December 31, 2024
Assets
Investments
Non-controlled / non-affiliated investments, at fair value (cost of $31,709,941)	$31,735,899
Cash	19,762,327
Interest receivable	311,103
Capital call receivable	292,500
Total assets	$52,101,829
Liabilities and partners’ capital
Liabilities
Management fees payable	$89,149
Incentive fees payable	102,030
Accrued audit and tax fees	124,000
Accrued expenses and other liabilities	84,502
Prepaid capital contribution	82,500
Total liabilities	$482,181
Commitments and contingencies (Note 7)
Partners’ capital
Limited partners	$51,619,648
Total partners’ capital	51,619,648
Total liabilities and partners’ capital	$52,101,829

See accompanying notes to combined financial statements.

LAGO Evergreen Credit

Combined Statement of Operations

For the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024
Investment income:
From non-controlled / non-affiliated investments:
Interest income	$1,230,086
Total investment income	1,230,086
Expenses:
Interest expense	193,794
Management fees	89,149
Incentive fees	102,030
Professional fees	280,503
Other general and administrative expenses	4,670
Total expenses	670,146
Net investment income (loss)	559,940
Net unrealized gain (loss) on investments:
Net change in unrealized gain (loss) on non-controlled / non-affiliated investments	25,958
Net unrealized gain (loss) on investments	25,958
Net increase (decrease) in partners’ capital resulting from operations	$585,898

See accompanying notes to combined financial statements.

LAGO Evergreen Credit

Combined Statement of Partners’ Capital

	General Partner	Limited Partners	Total Partners’ Capital
Balance at August 19, 2024 (“Commencement of Operations”)	$—	$—	$—
Capital contributions	—	51,033,750	51,033,750
Net increase (decrease) in partners’ capital resulting from operations:
Net investment income (loss)	—	559,940	559,940
Net change in unrealized gain (loss) on investments	—	25,958	25,958
Net increase in partners’ capital resulting from operations	—	585,898	585,898
Balance at December 31, 2024	$—	$51,619,648	$51,619,648

See accompanying notes to combined financial statements.

LAGO Evergreen Credit

Combined Statement of Cash Flows

For the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024
Cash flows from operating activities:
Net increase (decrease) in Partners’ Capital resulting from operations	$585,898
Adjustments to reconcile net increase (decrease) in Partners’ Capital resulting from operations to net cash provided by (used in) operating activities:
Purchases of investments in portfolio companies	(36,750,000)
Paid-in-kind interest income	(8,349)
Proceeds from loan repayments on investments in portfolio companies	4,615,471
Proceeds from deferred loan fees	716,042
Amortization of deferred loan fees	(57,863)
Accretion of warrant discount	(225,242)
Net change in unrealized gain on non-controlled / non-affiliated investments	(25,958)
Net changes in operating assets and liabilities:
(Increase) decrease in interest receivable	(311,103)
Increase (decrease) in management fees payable	89,149
Increase (decrease) in incentive fees payable	102,030
Increase (decrease) in accrued audit and tax fees	124,000
Increase (decrease) in accrued expenses and other liabilities	84,502
Increase (decrease) in prepaid capital contribution	82,500
Net cash provided by (used in) operating activities	(30,978,923)
Cash flows from financing activities:
Borrowings on line of credit	19,156,308
Paydown on line of credit	(19,156,308)
Capital call receivable	(292,500)
Contributions from Limited Partners	51,033,750
Net cash provided by (used in) financing activities	50,741,250

Net change in cash and cash equivalents	19,762,327
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$19,762,327

Supplemental Disclosure of Cash-Flow Information
Cash paid for interest	$193,794

See accompanying notes to combined financial statements.

LAGO Evergreen Credit

Combined Schedule of Investments

December 31, 2024

Investments (a)	Type of Investment (b)	Investment Date (c)	Interest Rate (d)	Maturity Date	Principal Amount (e)	Cost	Fair Value (f)	% of Net Assets
Investments – non-controlled / non-affiliated
Debt Investments
Education
Galileo Learning, LLC	First lien senior secured term loan	11/25/2024	SOFR + 8.0%	11/25/2027	$6,000,000	$5,833,566	$5,833,566	—
Sub-total: Education					6,000,000	5,833,566	5,833,566	11.30%
Health & Wellness
Happy Head, Inc.	First lien senior secured term loan	9/30/2024	SOFR + 8.5%	9/30/2026	4,000,000	3,734,402	3,734,402	—
Youth Opportunity Investments, LLC	First lien senior secured term loan	10/21/2024	SOFR + 7.75%	9/18/2026	8,640,625	7,002,820	7,002,820	—
Sub-total: Health & Wellness					12,640,625	10,737,222	10,737,222	20.80%
Technology - Aerospace
Fortem Technologies, Inc.	First lien senior secured term loan	10/22/2024	SOFR + 9.0%	10/22/2027	5,000,000	4,930,035	4,930,035	—
Sub-total: Technology – Aerospace					5,000,000	4,930,035	4,930,035	9.55%
Technology - Business
Everywhere Communications, Inc.	First lien senior secured term loan	12/23/2024	SOFR + 8.0%	12/23/2027	3,000,000	2,701,646	2,701,646	—
Roq.Ad, Inc.	Second lien senior secured term loan	11/8/2024	SOFR + 8.0% (1.0% PIK)	11/8/2028	1,502,253	1,452,948	1,452,948	—
Sub-total: Technology – Business					4,502,253	4,154,594	4,154,594	8.05%
Technology - Consumer
Hearth Display, Inc.	First lien senior secured term loan	9/12/2024	SOFR + 8.0%	9/12/2027	4,000,000	3,626,275	3,626,275	—
Sub-total: Technology - Consumer					4,000,000	3,626,275	3,626,275	7.02%

Total: Debt Investments					32,142,878	29,281,692	29,281,692	56.73%

LAGO Evergreen Credit

Combined Schedule of Investments

December 31, 2024

Investments (a)	Type of Investment (b)	Investment Date (c)	Shares	Series	Strike Price	Expiration Date	Cost	Fair Value (f)	% of Net Assets
Investments – non-controlled / non-affiliated
Warrant Investments
Education
Galileo Learning, LLC	Warrants	11/25/2024	60	Common units	$0.0001	11/25/2034	$52,008	$52,008	—
Sub-total: Education							52,008	52,008	0.10%
Health & Wellness
Happy Head, Inc.	Warrants	9/30/2024	71,522	Common stock	$0.001	9/30/2034	196,874	196,874	—
Youth Opportunity Investments, LLC	Warrants	10/21/2024	(g)	Common units	$0.001	(g)	1,543,000	1,543,000	—
Sub-total: Health & Wellness							1,739,874	1,739,874	3.37%
Technology - Aerospace
Fortem Technologies, Inc.	Warrants	10/22/2024	409,527	Common stock	$0.61	10/22/2034	24,667	24,667	—
Sub-total: Technology – Aerospace							24,667	24,667	0.05%
Technology - Business
Everywhere Communications, Inc.	Warrants	12/23/2024	31,169	Series A-1 Preferred shares	$0.0001	12/23/2034	240,300	240,300	—
Roq.Ad, Inc.	Warrants	11/8/2024	69,327	Series A-1 Preferred stock	$1.2914	11/8/2034	36,150	36,150	—
Sub-total: Technology – Business							276,450	276,450	0.54%
Technology - Consumer
Hearth Display, Inc.	Warrants	9/12/2024	(h)	Series Seed-1 Preferred Stock	$0.0001	9/12/2034	335,250	361,208	—
Sub-total: Technology - Consumer							335,250	361,208	0.70%

Total: Warrant Investments							2,428,249	2,454,207	4.75%

Total Investments							$31,709,941	$31,735,899	61.48%

a.	All investments domiciled in the United States. The Partnership generally acquires its investments in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). These investments are generally subject to certain limitations on resale and are deemed to be “restricted securities” under the Securities Act.

b.	All debt investments are income producing. Warrant investments are associated with funded debt.

c.	Investment date represents the date of initial investment date, either purchases or funding, not adjusted for modifications.

d.	The SOFR reference rate was 4.53% as of December 31, 2024.

e.	Principal is net of repayments.

f.	These investments were valued using unobservable inputs and are considered Level 3 investments.

g.	The Partnership has been issued warrants to purchase 1.011% of the capitalization table of fully diluted capital. The expiration date is defined in the warrant agreement as any time prior to certain sale transactions, which generally includes any liquidation events.

h.	The Partnership has been issued warrants to purchase 1.5% of the capitalization table of fully diluted capital.

See accompanying notes to combined financial statements.

LAGO Evergreen Credit

Notes to Combined Financial Statements

For the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024

Note 1: Organization and Business

LAGO Evergreen Credit-QP, LP and LAGO Evergreen Credit-AI, LP are each Delaware limited partnerships organized on May 16, 2024, pursuant to the Limited Partnership Agreements (the “Agreements”). LAGO Evergreen Credit-QP, LP and LAGO Evergreen Credit-AI, LP are each members of LAGO Evergreen Credit, LLC, a Delaware limited liability company. LAGO Evergreen Credit-QP, LP, LAGO Evergreen Credit-AI, LP, and LAGO Evergreen Credit, LLC are together, the “Partnership”, referred to as “LAGO Evergreen Credit.”

The General Partner of the Partnership is LAGO Evergreen Credit-GP, LLC, (the “General Partner”). The General Partner has the exclusive right and power to manage the business and affairs of the Partnership. The Limited Partners are comprised of various partnerships, trusts and individuals (the “Limited Partners”). Services are performed for the Partnership by its management company, LAGO Asset Management, LLC (the “Manager”), a Registered Investment Adviser with the Securities and Exchange Commission (“SEC”), under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Partnership was formed to serve as a direct lender to primarily U.S.-based lower middle market companies that the Partnership believes have the potential to expand their respective enterprise value through organic growth, acquisitions, market expansion, new product innovation, and/or achieving operational efficiencies, among other potential growth stimulants. The Partnership held its first close of capital on August 19, 2024 (“Commencement of Operations”) and held subsequent closes on September 19, 2024, October 30, 2024, and December 23, 2024. The Company made its first investment on August 23, 2024.

The investment period of the Partnership is the period commencing on the final closing date and ending on the earlier of the third anniversary of such date, unless extended for up to one additional twelve-month period by the General Partner with the approval of the Advisory Committee, or the date on which the Investment Period is terminated in accordance with the Agreements.

The term of the Partnership is ten years from the final closing date, subject to two one-year extensions at the discretion of the General Partner. The Partnership will be dissolved upon the effectuation of the contemplated plan to dissolve the Partnership and distribute to the Limited Partners, in kind, interests in a business development company (the “BDC”) managed by the Manager in which the Partnership plans to invest.

Note 2: Significant Accounting Policies

The following is a summary of significant accounting policies consistently followed by the Partnership in the preparation of its combined financial statements.

Basis of Presentation

The financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”). The Partnership is an investment company and accordingly applies specific accounting and financial reporting requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Topic 946, Financial Services-Investment Companies, and pursuant to Regulation S-X.

The combined financial statements include the financial statements of LAGO Evergreen Credit as detailed above. LAGO Evergreen Credit has a common General Partner. All intercompany accounts and transactions have been eliminated.

LAGO Evergreen Credit

Notes to Combined Financial Statements

For the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period, and the accompanying notes thereto. Management believes that the estimates utilized in the preparation of these financial statements are reasonable and prudent. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. Management adjusts such estimates when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from those estimates, and differences could be material.

Valuation of Investments

The Partnership values its investments in accordance with FASB ASC 820, Fair Value Measurements (“ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 also provides a framework for measuring fair value, establishes a fair value hierarchy based on the observability of inputs used to measure fair value, and prescribes disclosure requirements for fair value measurements.

In calculating the value of total assets, the Manager values investments for which market quotations are readily available at such market quotations if they are deemed to represent fair value. Securities that are not publicly traded or whose market price is not readily available or whose market quotations are not deemed to represent fair value are valued at fair value as determined, in good faith, by the Manager, as valuation designee. Market quotations may be deemed not to represent fair value in certain circumstances where the Manager reasonably believes that facts and circumstances applicable to an issuer, a seller or purchaser or the market for a particular security causes current market quotes not to reflect the fair value of the security. As the majority of the Partnership’s portfolio is made up of Level 3 assets under ASC 820, it is expected that market quotations will generally not be readily available. The Manager will engage a third-party valuation firm to assist in the determination of fair value on a quarterly basis. The Manager and the independent valuation firm consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such Level 3 categorized assets.

ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC 820, these inputs are summarized in the three levels listed below:

Level 1 — Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

Level 2 — Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 — Valuations are based on inputs that are unobservable and significant to the overall fair value measurement.

Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occurred.

LAGO Evergreen Credit

Notes to Combined Financial Statements

For the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024

As part of the valuation process, the Manager takes into account relevant factors in determining the fair value of the Partnership’s investments, including, but not limited to:

●	the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity);

●	the portfolio company’s ability to make payments based on its earnings and cash flow;

●	the nature and realizable value of any collateral or expected cash proceeds upon exit;

●	recent transactions of the portfolio company or peers;

●	the assessment of the portfolio company in adhering to its business plan, underwriting expectations, and financial projections;

●	the markets in which the portfolio company does business;

●	a comparison of the portfolio company’s securities to any similar publicly traded securities;

●	overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, the Manager has approved a multi-step valuation process that will be performed on a quarterly basis, as described below:

(1)	each portfolio company or investment is initially valued by the investment professionals of the Manager responsible for the portfolio investment or through the use of the independent valuation firm;

(2)	preliminary valuation conclusions are then documented and discussed with the valuation committee of the Manager;

(3)	the Manager discusses valuations and determines in good faith the fair value of each investment in the portfolio based on input of its valuation committee and the applicable independent valuation firm.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Partnership’s investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If the Partnership was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize amounts that are different from the amounts presented and such differences could be material.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.

Cash

The Partnership deposits cash with high quality financial institutions and, at times, such balances exceed the Federal Deposit Insurance Corporation insurance limits.

Operating Expenses

Operating expenses consist of costs incurred for legal, audit, tax, which are included as professional fees on the statement of operations, and miscellaneous expenses, which are included as other general and administrative expenses on the statement of operations. Under the Agreements, these costs are the responsibility of the Partnership.

LAGO Evergreen Credit

Notes to Combined Financial Statements

For the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024

Income Taxes

The Partnership intends to be treated as a partnership for federal income tax purposes under the U.S. Internal Revenue Code of 1986, as amended. Thus, no Federal or State income taxes are payable by the Partnership. Such taxes are liabilities of the partners, and their respective pro-rata share of net income or loss is to be included in their respective income tax returns. Therefore, no provision for income taxes has been made in the accompanying financial statements.

Under GAAP, the Partnership is subject to the provisions of ASC 740, “Income Taxes.” The Partnership evaluates tax positions taken or expected to be taken in the course of preparing the Partnership’s tax returns to determine whether it is “more-likely-than-not” (i.e., greater than 50%) that each tax position will be sustained upon examination by a taxing authority based on the technical merits of the position. Tax positions not deemed to meet the more-likely-than-not threshold are recorded as a tax benefit or expense in the current period. The Partnership follows the authoritative guidance on accounting for uncertainty in income taxes and concluded it has no material uncertain tax positions to be recognized at this time. If applicable, the Partnership will recognize interest and penalties related to unrecognized tax benefits as income tax expense in the Partnership’s statement of operations. However, management’s conclusions regarding tax positions taken may be subject to review and adjustment at a later date based on factors including, but not limited to, examination by tax authorities, on-going analysis of and changes to tax laws, regulations and interpretations thereof.

The Organization for Economic Co-operation and Development (“OECD”) introduced a 15% global minimum tax under the Pillar Two Global Anti-Base Erosion model rules. Several OECD member countries have enacted tax legislation based on certain elements of these rules that became effective on January 1, 2024. Other jurisdictions have announced the intent to implement these rules, but the rules remain subject to significant negotiation, potential change, and phase-in periods. The Partnership has concluded that it falls outside the scope of the Pillar Two rules as it does not have foreign operations but will continue to monitor potential future applicability and changes to these rules.

Recent Accounting Pronouncements

Management does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying combined financial statements.

Note 3: Related Party Transactions

Investment Management Agreement

The Manager is owned by the same members as the General Partner. The Partnership entered into an investment management agreement (the “Investment Management Agreement”) with the Manager in which the Manager manages the day-to-day operations of and provides investment advisory services to the Partnership.

Pursuant to the Investment Management Agreement with the Manager, the Partnership pays the Manager a fee for its services under the Investment Management Agreement consisting of two components – a base management fee (“Management Fee”) and an incentive fee (the “Incentive Fee”). The cost of both the Management Fee and the Incentive Fee are ultimately borne by the Limited Partners.

Management Fee:

The Partnership pays the Manager a base management fee (the “Management Fee”), quarterly in arrears, at an annual rate of 1.50% of the Partnership’s average adjusted gross assets. The average adjusted gross asset balance is the average of the Partnership’s total gross assets (including assets acquired with leverage but adjusted to exclude cash and cash equivalents) at the end of the two most recently completed calendar quarters.

LAGO Evergreen Credit

Notes to Combined Financial Statements

For the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024

The Management Fee may be reduced in exchange for structuring a portion of any capital commitment by the General Partner as a profits interest, provided, however, that the General Partner shall not waive in the aggregate in excess of 50% of such capital commitment. No fees were waived in the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024.

The Manager earned Management Fees of $89,149 from the Partnership for the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024. The Partnership has recorded Management Fees payable of $89,149 as of December 31, 2024.

Incentive Fee:

The Partnership pays the Manager an incentive fee (the “Incentive Fee”) consisting of two parts: (i) an incentive fee, determined and paid quarterly, equal to 15% of pre-incentive fee net investment income of the Partnership for the immediately preceding quarter, subject to a quarterly hurdle rate of 1.5% (the “Income Incentive Fee”) and (ii) an incentive fee, determined and paid in arrears, equal to 20% of the Partnership’s cumulative realized capital gains, less cumulative net realized capital losses and unrealized capital depreciation, less the aggregate amount of any previously paid capital gains incentive fees as of the end of each calendar year or upon the termination of the Investment Management Agreement (the “Capital Gains Incentive Fee”).

The Partnership has recorded an Incentive Fee of $102,030 for the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024. The Partnership has recorded an Income Incentive Fee payable of $96,838 and a Capital Gains Incentive Fee payable of $5,192 as of December 31, 2024.

Administration Agreement

Pursuant to the administration and fund services agreement, (the “Administration Agreement”), BIP Capital, LLC (the “Administrator”) provides certain administrative and fund accounting services to the Partnership, including fund accounting and financial reporting services, loan servicing, investor services, regulatory compliance services, tax reporting, audit support, technology and data management services and management of the Partnership’s third-party vendors. The Administrator may engage one or more third-party sub-administrators to perform, or assist the Administrator in the performance of, any of such services. For such services, the Manager has agreed to pay the Administrator a fee equal to fifteen percent (15%) of any base Management Fees and/or Incentive Fees paid to the Manager by the Partnership. The cost of the fee paid to the Administrator will be borne entirely by the Manager and will not be borne by the Limited Partners. In addition, the Administrator may employ additional personnel dedicated to providing certain administrative and fund accounting services to the Partnership. The Administrator may charge the Partnership directly under the Administration Agreement for the costs of employing such additional personnel.

Co-Investment Transactions

The Partnership co-invests from time to time with certain affiliates of the Investment Manager when it is in the best interests of the Partnership.

On August 23, 2024, the Partnership co-invested with an affiliated fund into Reboot Labs LLC (d/b/a Plunge), for an aggregate amount of $12.0 million, of which the Partnership invested $2.5 million. On September 30, 2024, the Partnership sold its investment in Reboot Labs LLC (d/b/a Plunge) to an affiliated fund.

On October 21, 2024, the Partnership co-invested with an affiliated fund into Youth Opportunities Investments, LLC, for an aggregate amount of $10.0 million, of which the Partnership invested $8.8 million.

LAGO Evergreen Credit

Notes to Combined Financial Statements

For the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024

Other Related Party Transactions

Mark Buffington, CEO of BIP Capital, LLC, the Administrator, committed $350,000 to the Partnership for the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024.

Note 4: Investments

In accordance with the provisions of the 1940 Act, the Partnership classifies investments by level of control. As defined in the 1940 Act, “Controlled Investments” are investments in those companies that the Partnership is deemed to “Control.” “Affiliated Investments” are investments in those companies that are “Affiliated Persons” of the Partnership, as defined in the 1940 Act, other than Control Investments. “Non-Controlled / Non-Affiliated Investments” are those that are neither Controlled Investments nor Affiliated Investments. Generally, under the 1940 Act, the Partnership is deemed to control a company in which it has invested if the Partnership owns more than 25.0% of the voting securities (i.e., securities with the right to elect directors) and/or has the power to exercise control over the management or policies of such portfolio company. Generally, under the 1940 Act, “Affiliated Investments” that are not otherwise “Controlled Investments” are defined as investments in which the Partnership owns at least 5.0%, up to 25.0% (inclusive), of the voting securities and does not have the power to exercise control over the management or policies of such portfolio company. Generally, under the 1940 Act, “Non-Controlled / Non-Affiliated Investments” are defined as investments in which the Partnership owns less than 5.0% of the voting securities of such portfolio company. All of the Partnership’s investments are deemed Non-Controlled / Non-Affiliated as of December 31, 2024.

The composition of the Partnership’s investment portfolio at cost and fair value was as follows:

	December 31, 2024
	Cost	Fair Value	% of Total Investments at Fair Value
First lien senior secured term loans	$27,828,744	$27,828,744	87.7%
Second lien senior secured term loan	1,452,948	1,452,948	4.6%
Warrants	2,428,249	2,454,207	7.7%
Total	$31,709,941	$31,735,899	100.0%

Refer to Note 5 - Fair Value Measurements for additional information on the fair value of the Partnership’s investments.

The industry composition of investments at fair value was as follows:

December 31, 2024
Education	18.5%
Health & Wellness	39.3%
Technology – Aerospace	15.6%
Technology – Business	14.0%
Technology – Consumer	12.6%
Total	100.0%

LAGO Evergreen Credit

Notes to Combined Financial Statements

For the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024

As of December 31, 2024 and for the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024, the Partnership had the following portfolio companies that individually accounted for 10% or more of the Partnership’s aggregate total assets or investment income:

Portfolio Company	Percentage of Total Investment Income for period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024	Percentage of Total Assets as of December 31, 2024
Galileo Learning, LLC	8.0%	11.3%
Happy Head, Inc.	16.5%	7.5%
Youth Opportunity Investments, LLC	34.0%	16.4%
Fortem Technologies, Inc.	12.8%	9.5%
Hearth Display, Inc.	21.3%	7.7%

There were no transactions related to investments in controlled / affiliated or non-controlled / affiliated companies for the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024.

Note 5: Fair Value Measurements

The Partnership’s investments were categorized in the fair value hierarchy described in Note 2 – Significant Accounting Policies.

The Partnership’s investments measured at fair value by investment type on a recurring basis as of December 31, 2024 were as follows:

	December 31, 2024
	Level 1	Level 2	Level 3	Total
First lien senior secured term loans	$—	$—	$27,828,744	$27,828,744
Second lien senior secured term loans	—	—	1,452,948	1,452,948
Warrants	—	—	2,454,207	2,454,207
Total fair value of investments	$—	$—	$31,735,899	$31,735,899

LAGO Evergreen Credit

Notes to Combined Financial Statements

For the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024

The following tables provide a reconciliation of the beginning and ending balances for investments for which fair value was determined using Level 3 inputs for the period August 19, 2024 (“Commencement of Operations”) through December 31, 2024:

	December 31, 2024
	First Lien Senior Secured Term Loans	Second Lien Senior Secured Term Loan	Warrants	Total
Total fair value of investments in portfolio companies at August 19, 2024 (“Commencement of Operations”)	$—	$—	$—	$—
Purchases of investments in portfolio companies	32,857,901	1,463,850	2,428,249	36,750,000
Paid-in-kind interest income	6,096	2,253	—	8,349
Proceeds from loan repayments on investments in portfolio companies	(4,615,471)	—	—	(4,615,471)
Proceeds from deferred loan fees	(701,042)	(15,000)	—	(716,042)
Amortization of deferred loan fees	57,321	542	—	57,863
Accretion of warrant discount	223,939	1,303	—	225,242
Net change in unrealized appreciation on investments	—	—	25,958	25,958
Total fair value of investments in portfolio companies at December 31, 2024	$27,828,744	$1,452,948	$2,454,207	$31,735,899

There were no transfers in and/or out of the Level 3 category.

The following provides information on Level 3 investments held by the Partnership that were valued at December 31, 2024, based on unobservable inputs.

	Fair Value as of December 31, 2024	Valuation Techniques/ Methodologies	Unobservable Input	Range (Weighted Average)[1]	Impact to Valuation from an Increase in Input[2]
First lien senior secured term loans	$27,828,744	Discounted cash flow	Discount rate	15.8% - 30.1% (20.6%)	Decrease
Second lien senior secured term loan	1,452,948	Discounted cash flow	Discount rate	16.9% - 16.9% (16.9%)	Decrease
Warrants	859,199	Black Scholes Option Pricing Model	Volatility	65% - 75% (68.8%)	Increase
		Black Scholes Option Pricing Model	Estimated time to exit (in years)	2.5 - 4.0 (3.13)	Decrease
		Black Scholes Option Pricing Model	Revenue Multiples	0.96 – 3.63 (1.10)	Increase
	1,595,008	Market Approach	Revenue Multiples	1.57 – 1.85 (1.58)	Increase
Total	$31,735,899

[1]	The weighted average information is generally derived by assigning each disclosed unobservable input a proportionate weight based on the fair value of the related investment.

[2]	This column represents the directional change in the fair value of the Level 3 investments that would result from an increase to the corresponding unobservable input. A decrease to the input would have the opposite effect. Significant changes in these inputs in isolation could result in significantly higher or lower fair value measurements.

LAGO Evergreen Credit

Notes to Combined Financial Statements

For the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024

Note 6: Partners’ Capital

Allocation of Net Profits and Losses

In accordance with the Agreements, net profit or net loss is generally allocated in accordance with each Limited Partner’s economic interest of the respective net profit or net loss, provided that the Management Fee and Incentive Fee shall be allocated among the Limited Partners in accordance with the amount calculated with respect to each Limited Partner.

Partners’ Distributions

Distributions by the Partnership will be apportioned among the Limited Partners pro rata in proportion to their capital contributions. Amounts will be distributed as follows:

Distributions of current income will be made to the Limited Partners in the following order of priority:

●	First, to the Limited Partners until all capital contributions made by the Limited Partners with respect to losses of capital incurred as a result of dispositions or write-downs of investments have been returned.

●	Thereafter, to the Limited Partners pro rata in proportion capital contributions with respect to the investment giving rise to such distribution.

Distributions other than distributions of current income will be made to the Limited Partners in the following order of priority:

●	First, to the Limited Partners to the extent of the Limited Partner’s unreturned capital.

●	Thereafter, to the Limited Partners pro rata in proportion capital contributions with respect to the investment giving rise to such distribution.

As of December 31, 2024, the Partnership has admitted partners with an aggregate committed capital of $68,045,000. Of the total commitment, $51,033,750 was called as of December 31, 2024, representing 75% of each Partner’s total committed capital. The General Partner did not commit capital into the Partnership. The Partnership did not make any distributions for the year-ended December 31, 2024.

Note 7: Commitments and Contingencies

In the ordinary course of its business, the Partnership may enter into contracts or agreements that contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the Partnership. Currently, no such claims exist or are expected to arise, and any range of reasonably possible losses cannot be estimated. Accordingly, the Partnership has not accrued any liability in connection with such indemnifications as of December 31, 2024.

Additionally, from time to time, the Manager may allocate to an investment on behalf of the investment vehicles it manages, including the Partnership. Certain terms of these investments are not finalized at the time of the allocation and the Partnership’s allocation may change prior to the date of funding. The Partnership’s disclosure of unfunded contractual commitments includes only those commitments that are available at the request of the Portfolio Company

LAGO Evergreen Credit

Notes to Combined Financial Statements

For the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024 and are unencumbered by milestones or additional lending provisions. In this regard, as of December 31, 2024, the Company had no investments that were committed but not yet funded.

Note 8: Borrowings

On August 21, 2024, the Partnership entered into a $25,000,000 revolving line of credit with a financial institution to provide temporary funding to the Partnership. The line of credit has a maturity date of August 20, 2025. The borrowing base is 50% of the aggregate amount of borrower’s eligible unfunded capital contributions, in accordance with the terms of all capital calls and the respective Agreements (exclusive of any eligible unfunded capital contributions, of any defaulting investor). The borrowing base was $8.5 million as of December 31, 2024. The interest rate is calculated as the greater of (i) the Prime index and (ii) 7.00% per annum. During the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024, the Partnership had average outstanding borrowings under the Credit Facility of $7.0 million, at a weighted average interest rate, of 7.35%.

On December 12, 2024, the Partnership repaid the outstanding balance of the line of credit.

Under the terms of the credit agreement, the Partnership is subject to several covenants. As of December 31, 2024, the Partnership was in compliance with these covenants and has no outstanding borrowings.

Note 9: Certain Risk Factors

The Partnership makes loans to lower middle market companies that typically demonstrate an attractive growth profile with revenues between $10 million and $250 million, although the Partnership may occasionally invest in larger or smaller companies. The Partnership primarily invests in floating rate senior secured term loan investments and, to a lesser extent, other types of junior loans and equity-related securities, such as convertible notes, warrants, and preferred or common stock.  In the ordinary course of business, the Partnership manages a variety of risks, including interest rate risk, credit risk and liquidity risk. The Partnership identifies, measures and monitors risk through various control mechanisms, including investment limits and diversifying exposures and activities across a variety of instruments, markets and counterparties.

Interest rate risk refers to the change in earnings that may result from changes in the level of interest rates. To the extent the Partnership borrows money to make investments, the Partnership’s net investment income will depend, in part, upon the rate at which the Partnership borrows funds. Further, the Partnership invests in loans, which could be impacted by market interest rates. As a result, the Partnership can offer no assurance that a significant change in market interest rates would not have a material adverse effect on the Partnership’s net investment income. In periods of rising interest rates, the Partnership’s cost of capital would increase, which could reduce the Partnership’s net investment income. However, generally, the Partnership invests in loans that are variable rate; thus, mitigating the impact of changes in interest rates.

Credit risk arises from the possibility that borrowers, or counterparties may fail to meet their financial obligations. While the Partnership plans to originate, and otherwise invest, primarily in senior secured loans, the Partnership may nonetheless be exposed to losses resulting from default and foreclosure. Therefore, the value of the underlying collateral, the creditworthiness of the borrower, and the priority of the lien are each of great importance. The Manager actively manages this risk by evaluating the creditworthiness of borrowers and counterparties, establishing credit limits, and using appropriate collateral or guarantees where applicable. Additionally, the Manager diversifies its portfolio of investments to mitigate the impact of any individual credit exposure. While the Manager believes that the credit risk exposure is manageable, changes in economic conditions or customer credit profiles could impact the collectability of the receivables and the performance of our investments.

LAGO Evergreen Credit

Notes to Combined Financial Statements

For the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024

Liquidity risk is the risk that the Partnership may not be able to meet its financial obligations as they come due, without incurring excessive costs. The illiquidity of the Partnership’s investments may make it difficult for it to sell such investments to access capital if required, and as a result, the Partnership could realize significantly less than the value at which the Partnership has recorded its investments if it were required to sell them for liquidity purposes. An inability to raise or access capital could have a material adverse effect the Partnership’s business, financial condition or results of operations. The Partnership maintains adequate liquidity to fund its unfunded commitments through the same sources it uses to fund its investment commitments.

Note 10: Financial Highlights

The following represents financial highlights of the Limited Partners for the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024.

As of December 31, 2024:

Net investment income ratio[a]	13.8%

Total expense ratio before incentive allocation[b]	7.8%
Incentive allocation ratio[b]	0.7%
Total expense ratio after incentive allocation[b]	8.5%

Internal rate of return since August 19, 2024 (“Commencement of Operations”) [c]	12.6%

The highlights disclosed above are calculated based on the following:

a.	The net investment income ratio is calculated by dividing net investment income (investment income less total expenses, excluding the incentive fee) by the average Partners’ Capital balance of the Partnership. Since significant Partnership expenses are nonrecurring, annualized ratios have not been presented.

b.	Expense ratios are calculated by dividing total annualized expenses by the average Partners’ Capital balance of the Partnership. The total expense ratio is calculated by dividing total expenses by the average Partners’ Capital balance of the Partnership. Since significant Partnership expenses are nonrecurring, annualized ratios have not been presented.

c.	The IRR since August 19, 2024 (“Commencement of Operations”) was computed based on the measurement date of the capital inflows (capital contributions), outflows (cash distributions), and the weighted average of the Partners’ capital account.

Note 11: Subsequent Events

The Partnership has evaluated for any subsequent events between the statement of assets, liabilities and partners’ capital date of December 31, 2024 and the report date, March 20, 2025, the date the financial statements were available for issuance. There were no other significant subsequent events requiring recognition or disclosure other than those disclosed herein or discussed below.

On February 17, 2025, the Partnership called capital in the amount of $17,011,250 from Limited Partners. Subsequent to this capital call, 100% of committed capital has been called.

LAGO Evergreen Credit

Notes to Combined Financial Statements

For the period from August 19, 2024 (“Commencement of Operations”) through December 31, 2024

On January 28, 2025, the Partnership paid a distribution in the amount of $573,792 to Limited Partners. On February 28, 2025, the Partnership accrued a distribution payable of $821,045 to Limited Partners that was subsequently paid on March 3, 2025.

Fundings

On January 31, 2025, the Partnership invested $3.0 million into a first lien senior secured term loan with Epigenetics Labs (d/b/a Organixx).

On February 21, 2025, the Partnership invested $1.0 million as a participant in a first lien senior secured term loan into Tulip.IO, Inc. Additionally, on February 21, 2025, the Partnership sold $500,000 of its investment in Fortem Technologies, Inc. to a non-affiliated entity. There was no gain or loss on the sale of this investment.

On February 25, 2025, the Partnership invested $3.0 million into a first lien senior secured term loan with Predictive Fitness, Inc. Warrants of 243,515 were issued with this loan and are convertible into Series Seed-5 Preferred Stock of the company.

On February 27, 2025, the Partnership refinanced its existing investment in Roq.Ad, Inc., whereby its second lien senior secured term loan of $1.5 million was refinanced into a $4.5 million first lien senior secured term loan. An additional 111,704 warrants were issued with this loan and are convertible into Series A-1 Preferred Stock of the company.

KeyBank Loan Agreement

On February 28, 2025, the Partnership entered into a $75,000,000 revolving line of credit with a financial institution to provide leverage to the Partnership. The line of credit has a maturity date of February 28, 2030. The line of credit provides for advances that range from 45% to 55%, subject to the number of eligible loans in the collateral pool, on eligible loans held by the Partnership, as defined under the loan and security agreement. Borrowings under the KeyBank Credit Agreement generally bear interest at a rate equal to Adjusted Term SOFR plus 3.25% to 4.0%, subject to the number of eligible loans in the collateral pool. The Partnership incurred $1,275,142 of debt issuance costs as part of this credit agreement. Under the terms of the credit agreement, the Partnership is subject to several covenants. As of February 28, 2025, the Partnership was in compliance with these covenants.

Formation Transaction

On March 3, 2025, the assets and liabilities, including the investment portfolio of the Partnership, were acquired by LAGO Evergreen Credit (the “Company”), a Delaware statutory trust, through mergers of the Partnership with and into the Company, with the Company continuing as the surviving entity in the merger (the “Formation Transaction”). Immediately following the Formation Transaction, the Company elected to be regulated as a BDC. As a result of the Formation Transaction, the equity interests of the Partnership held by the Limited Partners (“Legacy Investors”) were converted into merger consideration consisting of 2,722,631 common shares of beneficial interest in the Company, par value of $0.01 per share (the “Shares”) in the aggregate. Immediately thereafter, such Shares were distributed to the Legacy Investors as part of the dissolution and liquidation of the Partnership.  The number of Shares issued in the Formation Transaction was based on a per-share value of $25 and a net asset value of the Partnership as of December 31, 2024, as adjusted for assets that were acquired by or disposed of by the Partnership, liabilities that were incurred or paid, as well as earnings, capital contributions and distributions paid to the Legacy Investors and other material events affecting the portfolio companies of the Partnership subsequent to December 31, 2024 and through the closing date of the Formation Transaction. The total merger consideration was $68,065,767. After the completion of this transaction, the Partnership was subsequently dissolved.

* * * * *

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

Exhibit Index

Exhibit No.	Description
3.1	Agreement and Declaration of Trust*
3.2	Bylaws*
4.1	Form of Subscription Agreement*
10.1	Investment Advisory Agreement*
10.2	Administration and Fund Services Agreement*
10.3	Transfer Agent Services Agreement between the Company and Ultimus Fund Solutions*+
10.4	Form of Indemnification Agreement*
10.5	Custody Agreement*+
10.6	Expense Support and Conditional Reimbursement Agreement*
10.7	License Agreement*
10.8	Agreement and Plan of Merger, dated as of March 3, 2025, by and between the Company, LAGO Evergreen Credit, LLC and the Legacy Fund Members (for the limited purposes set forth therein)*
10.9	Stock Purchase Agreement, dated as of December 31, 2024 by and between the Company and the Investment Adviser*
10.10	Loan and Security Agreement, dated February 28, 2025, between LAGO Evergreen SPE, LLC, as Borrower, the Investment Adviser, as the Investment Manager, the Company, as the Originator and Servicer, the Keybank National Association as the Syndication Agent and the Lenders party thereto*+
99.1	Code of Ethics*

*	Previously filed

(+)	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LAGO Evergreen Credit

By:	/s/ Tim A. Gottfried
	Name:	Tim A. Gottfried
	Title:	Chief Executive Officer and Trustee

Date: May 2, 2025